    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 5, 1997
                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                 HBO & COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                          7373                  37-0986839
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                           --------------------------

                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                               CHARLES W. MCCALL
                                 PRESIDENT AND
                            CHIEF EXECUTIVE OFFICER
                                 HBO & COMPANY
                           301 PERIMETER CENTER NORTH
                             ATLANTA, GEORGIA 30346
                                 (770) 393-6000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                           --------------------------

                                   COPIES TO:

         LISA A. STATER, ESQ.                     THOMAS H. CURZON, ESQ.
      Jones, Day, Reavis & Pogue                   Osborn Maledon, P.A.
         3500 SunTrust Plaza                    2929 North Central Avenue
      303 Peachtree Street, N.E.                        Suite 2100
     Atlanta, Georgia 30308-3242               Phoenix, Arizona 85012-2794
            (404) 521-3939                            (602) 207-1288

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: / /
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /________
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /________
                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
           TITLE OF EACH CLASS OF                 AMOUNT TO         OFFERING PRICE        AGGREGATE          REGISTRATION
        SECURITIES TO BE REGISTERED            BE REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)         FEE(3)
Common Stock, par value $.05 per share, and
 Preferred Share Purchase Rights (4)........   3,223,112 shares        $26.0877         $84,083,501.25         $25,480

(1) Represents the maximum number of shares of common stock, par value $.05 per share ("HBOC Common Stock"), of HBO & Company ("HBOC") anticipated to be issued in connection with the Merger (as defined herein) in exchange for all of the issued and outstanding shares of common stock, $.001 par value per share ("National Common Stock"), of National Health Enhancement Systems, Inc. ("National"), assuming the issuance prior to the Effective Time of the Merger (as defined herein) of all shares of National Common Stock subject to rights to acquire shares of National Common Stock held by persons other than HBOC.
(2) Estimated pursuant to Rule 457(f) of the Securities Act of 1933, as amended (the "Securities Act"), based upon the estimated market value of 7,118,180 shares of National Common Stock, the maximum number of shares of National Common Stock to be cancelled pursuant to the Merger Agreement (based upon the average of the reported high and low sales prices of a share of National Common Stock on the Nasdaq Stock Market National Market ("Nasdaq NM") on October 30, 1997 of $11.8125 per share).
(3) The registration fee for the securities registered hereby, $25,480, is calculated pursuant to Rule 457(f) under the Securities Act, as follows: one thirty-third of one percent of the product of $11.8125, the average of the reported high and low sales prices for a share of National Common Stock on the Nasdaq NM on October 30, 1997, times 7,118,180, the maximum number of shares of National Common Stock to be cancelled in connection with the Merger.
(4) The Preferred Share Purchase Rights, which are attached to the shares of HBOC Common Stock being registered, will be issued for no additional consideration; no additional registration fee is required.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.
                           3200 NORTH CENTRAL AVENUE
                                   SUITE 1700
                             PHOENIX, ARIZONA 85012

                                                                          , 1997

Dear Stockholder:

    You are cordially invited to attend a special meeting of stockholders (the "Meeting") of National Health Enhancement Systems, Inc. ("National") to be held at National's corporate offices at 3200 North Central Avenue, Suite 1700,
Phoenix, Arizona 85012 at     .m., local time, on           , 1997.

    At the Meeting, you will be asked to consider and take action upon a proposal to approve an Agreement of Merger dated October 2, 1997 (the "Merger Agreement") among National, HBO & Company, a Delaware corporation ("HBOC"), and HBO & Company of Georgia, a Delaware corporation, which is a wholly-owned subsidiary of HBOC ("HBOC-GA"), pursuant to which, among other things, (a) National will merge with and into HBOC-GA (the "Merger") and (b) each outstanding share of common stock, $.001 par value per share, of National ("National Common Stock") and right to acquire a share of National Common Stock will be converted into the right to receive .32 of a share of common stock, $.05 par value per share, of HBOC ("HBOC Common Stock"), provided however that (i) if the average closing price per share as reported by the Nasdaq Stock Market National Market of the HBOC Common Stock during the 20 consecutive trading days ending on the third trading day prior to the date of the Meeting (the "Market Value") is less than $35.37, each share of National Common Stock will be converted into a fractional share of HBOC Common Stock determined by dividing $11.32 by the Market Value and (ii) if the Market Value is greater than $43.23, each share of National Common Stock will be converted into a fractional share of HBOC Common Stock determined by dividing $13.83 by the Market Value, and less the amount of any fractional share, which will be paid in cash.

    Details of the foregoing matter are set forth in the accompanying Proxy Statement/Prospectus which you are urged to review carefully. A copy of the Merger Agreement is also attached to the Proxy Statement/Prospectus as Appendix A.

    Your Board of Directors has carefully considered and unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, National and its stockholders. Accordingly, the Board of Directors unanimously recommends that stockholders vote FOR approval of the Merger Agreement. The Board of Directors has been advised by Broadview Associates LLC that, in its opinion, the consideration to be received by the National stockholders is fair, from a financial point of view, to such stockholders as of the date of such opinion. A copy of such opinion is attached to the Proxy Statement/Prospectus as Appendix B.

    It is important that you vote your shares whether or not you plan to attend the Meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement/Prospectus and to vote your choice. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. You may revoke and change your proxy vote at any time prior to the Meeting, and such signed, dated and submitted proxy will supersede any earlier proxy submitted by you. If you attend the Meeting and wish to vote in person, the ballot that you submit at the Meeting will supersede your proxy.

    Thank you for your cooperation.

                                          Very truly yours,

                                          GREGORY J. PETRAS

                                          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                   NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.
                           3200 NORTH CENTRAL AVENUE
                                   SUITE 1700
                             PHOENIX, ARIZONA 85012

                            ------------------------

                                   NOTICE OF
                        SPECIAL MEETING OF STOCKHOLDERS

                             ---------------------

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of National Health Enhancement Systems, Inc., a Delaware corporation
("National"), will be held on       ,            , 1997, at       .m., local
time, at National's corporate offices at 3200 North Central Avenue, Suite 1700, Phoenix, Arizona 85012 for the following purpose:

       To consider and vote upon a proposal to approve an Agreement of Merger dated October 2, 1997 (the "Merger Agreement") among National, HBO & Company, a Delaware corporation ("HBOC"), and HBO & Company of Georgia, a Delaware corporation, which is a wholly-owned subsidiary of HBOC ("HBOC-GA"), pursuant to which, among other things, (a) National will merge with and into HBOC-GA (the "Merger") and (b) each outstanding share of common stock, $.001 par value per share of National ("National Common Stock"), and right to acquire a share of National Common Stock will be converted into the right to receive .32 of a share of common stock, $.05 par value per share, of HBOC, subject to possible adjustment as provided in the Merger Agreement, and less the amount of any fractional share, which will be paid in cash.

    The Board of Directors of National (the "National Board") has unanimously approved the Merger proposal and has determined that the Merger is fair to, and in the best interests of, National and its stockholders. Accordingly, the National Board unanimously recommends that you vote FOR approval of the Merger Agreement.

    The National Board has fixed the close of business on November   , 1997 as
the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only holders of record of National Common Stock at the close of business on that date will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof.

    Details of the proposed Merger and other important information concerning National and HBOC are more fully described in the accompanying Proxy Statement/Prospectus. Please give this information your careful consideration.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR THIS PURPOSE. ANY STOCKHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT AT ANY TIME BEFORE IT IS VOTED.

                                          By order of the Board of Directors,

                                          JEFFREY T. ZYWICKI
                                          SECRETARY

Phoenix, Arizona
            , 1997

                  SUBJECT TO COMPLETION DATED NOVEMBER 5, 1997
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                PROXY STATEMENT
                                       OF
                   NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.
                      FOR SPECIAL MEETING OF STOCKHOLDERS
                               ------------------

                                   PROSPECTUS
                                       OF
                                 HBO & COMPANY
                                ---------------

    This Proxy Statement/Prospectus is being furnished to holders of common stock, $.001 par value per share ("National Common Stock"), of National Health Enhancement Systems, Inc., a Delaware corporation ("National"), as a proxy statement in connection with the solicitation of proxies by the Board of Directors of National (the "National Board") for use at the Special Meeting of
Stockholders (the "Meeting") of National to be held on            , 1997, at
National's corporate offices at 3200 North Central Avenue, Suite 1700, Phoenix,
Arizona 85012 commencing at       .m., local time, and at any adjournment or
postponement thereof, for the purpose set forth herein and in the accompanying Notice of Special Meeting of Stockholders.

    This Proxy Statement/Prospectus also constitutes the prospectus of HBO & Company, a Delaware corporation ("HBOC"), with respect to up to 3,223,112 shares (net of the aggregate amount of fractional shares, which will be paid in cash) of common stock, $.05 par value per share, of HBOC (the "HBOC Common Stock") to be issued in connection with the merger (the "Merger") of National with and into HBO & Company of Georgia, a Delaware corporation, which is a wholly-owned subsidiary of HBOC ("HBOC-GA"), in exchange for all of the outstanding shares and rights to acquire shares of National Common Stock. In the Merger, subject to the terms of the Agreement of Merger dated October 2, 1997 among National, HBOC and HBOC-GA (the "Merger Agreement"), each outstanding share of National Common Stock and right to acquire a share of National Common Stock will be converted into the right to receive .32 of a share of HBOC Common Stock, provided however that (i) if the average closing price per share as reported by the Nasdaq Stock Market National Market ("Nasdaq NM") of the HBOC Common Stock during the 20 consecutive trading days ending on the third trading day prior to the date of the Meeting (the "Market Value") is less than $35.37, each share of National Common Stock will be converted into a fractional share of HBOC Common Stock determined by dividing $11.32 by the Market Value and (ii) if the Market Value is greater than $43.23, each share of National Common Stock will be converted into a fractional share of HBOC Common Stock determined by dividing $13.83 by the Market Value (whichever basis is applicable being referred to as the "Exchange Ratio"), and less the amount of any fractional shares, which will be paid in cash. The National Board may terminate the Merger Agreement if the Market Value is less than $25.00.

    Outstanding and unexercised options and warrants to purchase shares of National Common Stock will be assumed by HBOC upon consummation of the Merger such that the holders will have the right to purchase that number of shares of HBOC Common Stock into which the shares of National Common Stock subject to such options or warrants would have been converted in the Merger.

    As a result of the Merger, holders of shares of National Common Stock or rights to acquire shares of National Common Stock will receive an aggregate of up to 3,223,112 shares of HBOC Common Stock (less the aggregate amount of any fractional shares, which will be paid in cash) assuming the Market Value is $25.00. If the Merger had been consummated on November 5, 1997, the Market Value would have been $43.035, the Exchange Ratio would have been .32 and a maximum of 2,277,818 shares of HBOC Common Stock would have been issuable in the Merger. The actual Exchange Ratio and number of shares of HBOC Common Stock issuable in the Merger will not be determined until three days prior to the Meeting. Shares of HBOC Common Stock and National Common Stock are currently approved for quotation on the Nasdaq NM under the symbols "HBOC" and "NHES," respectively. On November , 1997, the reported closing sale prices of a share of HBOC Common
Stock and National Common Stock on the Nasdaq NM were $         and $         ,
respectively.

    This Proxy Statement/Prospectus and the related Notice of Special Meeting
and proxy card are first being mailed on or about       , 1997, to stockholders
of record at the close of business on November   , 1997 (the "Record Date").
There were       shares of National Common Stock outstanding at the close of business on the Record Date. Only holders of National Common Stock of record on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Each holder of record may revoke and change his proxy vote at any time prior to the Meeting and such signed, dated and submitted proxy will supersede any earlier proxy submitted. If a holder of record of National Common Stock attends the Meeting and wishes to vote in person, any ballot submitted by such holder at the Meeting will supersede any earlier submitted proxy.

    The above matters are discussed in detail in this Proxy
Statement/Prospectus. Stockholders of National are strongly urged to read and consider this Proxy Statement/Prospectus in its entirety.

    SEE "RISK FACTORS," ON PAGE 22 OF THIS PROXY STATEMENT/PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY NATIONAL STOCKHOLDERS IN DETERMINING HOW TO VOTE ON THE MERGER AGREEMENT.
                             ---------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/
         PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
                            ------------------------

          THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS       , 1997.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
AVAILABLE INFORMATION AND SOURCES OF INFORMATION...........................................................           4

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................................................           5

SUMMARY....................................................................................................           6
  The Parties..............................................................................................           6
  The Meeting..............................................................................................           7
  The Merger Proposal......................................................................................           7
  Summary Financial Data...................................................................................          11
  Pro Forma Financial Information..........................................................................          13
  Comparative Per Share Data...............................................................................          19

RISK FACTORS...............................................................................................          22

CERTAIN MARKET INFORMATION.................................................................................          22
  HBOC.....................................................................................................          22
  National.................................................................................................          23

THE MEETING................................................................................................          23

THE MERGER PROPOSAL........................................................................................          24
  Background of the Merger.................................................................................          24
  Reasons of National for Engaging in the Merger; Recommendation of the National Board.....................          29
  Opinion of Financial Advisor of National.................................................................          30
  Reasons of HBOC for Engaging in the Merger...............................................................          34
  Terms of the Merger......................................................................................          34
    Effective Time.........................................................................................          34
    General Effects of the Merger..........................................................................          34
    Conversion of Shares...................................................................................          34
    Fractional Shares......................................................................................          34
    Stock Plans............................................................................................          34
    Warrants...............................................................................................          34
    Exchange of Certificates...............................................................................          35
    Payment of Dividends...................................................................................          35
    Limitations on Transferability of HBOC Common Stock....................................................          35
    Conditions; Waiver.....................................................................................          35
    Hart-Scott-Rodino......................................................................................          36
    No Solicitation........................................................................................          37
    Termination............................................................................................          37
  Accounting Treatment.....................................................................................          37
  Certain Federal Income Tax Consequences..................................................................          37
  No Appraisal Rights......................................................................................          39

INTERESTS OF CERTAIN PERSONS IN EACH OF HBOC AND NATIONAL..................................................          40
  Security Ownership of Certain Beneficial Owners and Management of HBOC...................................          40
  Security Ownership of Certain Beneficial Owners and Management of National...............................          41
  Interests of Certain National Persons in Matters to be Acted Upon........................................          42

COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF EACH OF HBOC COMMON STOCK AND NATIONAL COMMON STOCK...........          43
  Introduction.............................................................................................          43
  Authorized Capital Stock.................................................................................          43
  Board or Stockholder Approved Preferred Stock............................................................          44

                                                                                                                PAGE
                                                                                                                -----
  Voting Rights............................................................................................          44
  Number of Directors......................................................................................          44
  Election of Board of Directors...........................................................................          44
  Vote on Merger, Consolidation or Sale of Substantially All Assets........................................          44
  Special Meetings of Stockholders.........................................................................          45
  Stockholder Action by Written Consent....................................................................          45
  Amendment of Certificate of Incorporation................................................................          45
  Amendment of Bylaws......................................................................................          45
  Liability and Indemnification of Officers and Directors..................................................          46
  Payment of Dividends.....................................................................................          46
  Anti-Takeover Protection.................................................................................          46
  Appraisal Rights.........................................................................................          47

BUSINESS OF HBOC...........................................................................................          47
  General..................................................................................................          47
  Recent Developments......................................................................................          48

BUSINESS OF NATIONAL.......................................................................................          48

STOCKHOLDER PROPOSALS......................................................................................          48

OTHER MATTERS..............................................................................................          48

CERTAIN LEGAL MATTERS......................................................................................          48

EXPERTS....................................................................................................          48

APPENDIX A--Agreement of Merger dated October 2, 1997......................................................         A-1
APPENDIX B--Opinion of Broadview Associates LLC............................................................         B-1

                AVAILABLE INFORMATION AND SOURCES OF INFORMATION

    Each of HBOC and National is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by each of HBOC and National with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained by mail from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a Web site on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission and that is located at http://www.sec.gov.

    HBOC has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), which includes the proxy statement of National with respect to the Merger and the prospectus of HBOC with respect to the shares of HBOC Common Stock issuable in the Merger. This Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which are omitted in accordance with the rules and regulations of the Commission and to which reference is hereby made, including National's Annual Report on Form 10-KSB for the year ended January 31, 1997 and Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997, which are being delivered herewith. Statements contained in this Proxy Statement/Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement or otherwise filed with the Commission, reference is made to the exhibit or other filing for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Copies of the Registration Statement together with exhibits may be inspected at the office of the Commission in Washington, D.C., as indicated above, without charge and copies thereof may be obtained therefrom upon payment of a prescribed fee.

    All information contained in this Proxy Statement/Prospectus regarding National has been supplied by National, information regarding the Merger proposal has been supplied by National and/or HBOC and all other information has been supplied by HBOC. References to National and HBOC in this Proxy Statement/Prospectus mean the respective corporations and their respective consolidated subsidiaries except as the context may otherwise indicate.

    NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION, OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS, IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SHARES OF HBOC COMMON STOCK MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY HBOC, NATIONAL OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/ PROSPECTUS NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF HBOC OR NATIONAL SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The information in the following documents filed by HBOC with the Commission (File No. 0-9900) pursuant to the Exchange Act is incorporated by reference in this Proxy Statement/Prospectus:

    1. Annual Report on Form 10-K for the fiscal year ended December 31, 1996 filed with the Commission on March 6, 1997;

    2. Quarterly Reports on Form 10-Q for the quarters ended: (i) March 31, 1997, dated and filed with the Commission on May 15, 1997, as amended by Form 10-Q/A dated and filed with the Commission on May 15, 1997; and (ii) June 30, 1997, dated and filed with the Commission on August 6, 1997;

    3. Current Reports on Form 8-K: (i) dated and filed with the Commission on February 11, 1997; (ii) dated and filed with the Commission on March 19, 1997; and (iii) dated and filed with the Commission on October 3, 1997;

    4. Proxy Statement, dated as of April 4, 1997, filed in definitive form on April 4, 1997 with the Commission with respect to the information required to be included herein by Items 401 (management), 402 (executive compensation) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act and the Exchange Act; and

    5. The description of Common Stock and Preferred Share Purchase Rights contained in HBOC's Registration Statements on Form 8-A, filed with the Commission on August 19, 1981, as amended, and February 19, 1991, as amended, respectively.

    All documents filed by HBOC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Meeting, shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents.

    The information in the following documents filed by National with the Commission (File No. 33-9396-LA) pursuant to the Exchange Act, copies of which are being delivered herewith, is incorporated by reference in this Proxy Statement/Prospectus:

    1. Annual Report on Form 10-KSB for the fiscal year ended January 31, 1997 filed with the Commission on May 1, 1997; and

    2. Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997 dated and filed with the Commission on September 12, 1997.

    Any statement contained herein or in a previously filed document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or was deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

    The information relating to HBOC and National contained in this Proxy Statement/Prospectus should be read together with the information in the documents incorporated by reference.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES HBOC DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO HBO & COMPANY, 301 PERIMETER CENTER NORTH, ATLANTA, GEORGIA 30346, ATTENTION: MONIKA BROWN, TELEPHONE: (800) 426-2411. IN ORDER TO ENSURE TIMELY DELIVERY OF THE
DOCUMENTS PRIOR TO THE MEETING, ANY SUCH REQUESTS SHOULD BE MADE BY       ,
1997.

                                    SUMMARY

    THE FOLLOWING SUMMARY SHOULD BE READ IN CONJUNCTION WITH, AND IS QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND CONSOLIDATED FINANCIAL STATEMENTS, INCLUDING NOTES THERETO, INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. ALL SHARE AND PER SHARE DATA REGARDING HBOC COMMON STOCK IN THIS PROXY STATEMENT/PROSPECTUS HAVE BEEN ADJUSTED TO GIVE EFFECT TO A TWO-FOR-ONE STOCK SPLIT OF THE HBOC COMMON STOCK EFFECTED IN THE FORM OF A STOCK DIVIDEND PAID SEPTEMBER 9, 1997 TO STOCKHOLDERS OF RECORD ON AUGUST 25, 1997.

                                  THE PARTIES

HBO & COMPANY

    GENERAL. HBOC develops integrated patient care, clinical, financial, managed care and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprisewide, enabling customers to add incremental capabilities to existing information systems without making prior capital investments obsolete. HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, organizations and business offices of healthcare institutions of various sizes and structures. In addition, HBOC offers a wide range of electronic commerce services, including electronic medical claims and remittance advice services as well as statement processing.

    HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payers. HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Kuwait, Australia, Puerto Rico and New Zealand.

    The address and telephone number of the principal executive offices of HBOC are 301 Perimeter Center North, Atlanta, Georgia 30346, (770) 393-6000.

    RECENT DEVELOPMENTS. HBOC has entered into an Agreement of Merger dated September 27, 1997 among HBOC, HBOC-GA and HPR Inc. ("HPR"). Such agreement is subject, among other things, to approval by the stockholders of HPR. HPR develops and markets software and proprietary database products incorporating clinical knowledge that enable payers and providers of healthcare services to better manage the financial risk associated with the delivery of healthcare and the quality of care.

NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.

    National develops and distributes products and services used in the delivery of telephonic medical assistance and care management. Its products and services are designed to link software, voice technology, health information and strategic consulting services to assist healthcare organizations, including employers, promote wellness behavior, educate members, increase access to appropriate services and lower costs without compromising care.

    National's products include clinical software used by licensed healthcare professionals to assist callers via telephone with their medical concerns. National has over 700 clients in the United States, including hospitals, integrated delivery systems, physician group practices, HMO's, indemnity insurance companies and self-insured employers as part of its installed base of clients. In addition, National markets to PPO's, CHAMPUS, government programs, children's hospitals, Medicare/Medicaid and the military. National also utilizes its own software and employs its own licensed healthcare professionals to deliver telephonic medical assistance and care management 24 hours per day, seven days per week under outsourcing arrangements through its recently established medical call center division.

    The address and telephone number of the principal executive offices of National are 3200 North Central Avenue, Suite 1700, Phoenix, Arizona 85012,
(602) 230-7575.

                                  THE MEETING

    The Meeting will be held on            , 1997 at      .m., local time, at
National's corporate offices at 3200 North Central Avenue, Suite 1700, Phoenix, Arizona 85012. The purpose of the Meeting is to consider and take action upon a proposal to approve the Merger Agreement. The National Board has fixed the close
of business on November   , 1997, as the Record Date for the determination of
stockholders entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of at least a majority of the shares of National Common Stock issued and outstanding and entitled to vote on such date is necessary to constitute a quorum at the Meeting. The proposed Merger Agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of National Common Stock in order to be approved. See "The Meeting."

                              THE MERGER PROPOSAL

RECOMMENDATION OF THE NATIONAL BOARD; OPINION OF FINANCIAL ADVISOR

    The National Board has unanimously approved the Merger Agreement and has determined that the Merger is fair to, and in the best interests of, National and its stockholders. Accordingly, the National Board unanimously recommends that National's stockholders vote FOR approval of the Merger Agreement. In approving the Merger Agreement, the National Board considered, among other things, the opinion of Broadview Associates LLC ("Broadview") regarding the fairness, from a financial point of view, of the consideration to be received in the Merger by the stockholders of National. The full text of the opinion of Broadview (dated as indicated therein), which is substantially identical to the opinion dated October 2, 1997, is attached hereto as Appendix B. See "The Merger Proposal--Reasons of National for Engaging in the Merger; Recommendation of the National Board" and "--Opinion of Financial Advisor of National."

TERMS OF THE MERGER

    The following is a summary of certain of the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Appendix A.

    EFFECTIVE TIME. The Merger will become effective when both (i) the Merger Agreement is adopted and approved by the stockholders of National in accordance with the applicable provisions of the Delaware General Corporation Law (the "DGCL") and (ii) a certificate of merger (the "Certificate of Merger") is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time" and the date on which the Effective Time occurs being referred to as the "Closing Date").

    CONVERSION OF SHARES. Each share of National Common Stock issued and outstanding immediately prior to the Effective Time, will, at the Effective Time, be converted into the right to receive .32 of a share of HBOC Common Stock, provided however that (i) if the Market Value is less than $35.37, each share of National Common Stock will be converted into a fractional share of HBOC Common Stock determined by dividing $11.32 by the Market Value and (ii) if the Market Value is greater than $43.23, each share of National Common Stock will be converted into a fractional share of HBOC Common Stock determined by dividing $13.83 by the Market Value (whichever basis is applicable being referred to as the "Exchange Ratio"), and less the amount of any fractional share, which will be paid in cash. The shares of HBOC

Common Stock and any cash in lieu of fractions thereof receivable by holders of National Common Stock are hereinafter referred to as the "Merger Consideration."

    FRACTIONAL SHARES. No certificates or scrip representing fractional shares of HBOC Common Stock shall be issued pursuant to the Merger, but in lieu thereof, any holder of National Common Stock shall be entitled to receive a cash payment therefor, without interest, at a pro rata amount based on the Market Value.

    STOCK PLANS. Options to purchase shares of National Common Stock outstanding at the Effective Time of the Merger will be assumed by HBOC, and the optionee will have the right to purchase that number of shares (rounded down to the nearest whole share) of HBOC Common Stock into which the number of shares of National Common Stock the optionee was entitled to purchase under the existing option would have been converted pursuant to the terms of the Merger. See "The Merger Proposal-- Terms of the Merger--Stock Plans."

    WARRANTS. At the Effective Time, outstanding warrants (each a "Warrant") to purchase shares of National Common Stock shall be assumed by HBOC. Each Warrant shall thereafter evidence a warrant to purchase the number of whole shares of HBOC Common Stock into which the number of shares of National Common Stock issuable pursuant to such Warrant would have been converted in the Merger at an exercise price per share equal to the amount arrived at by dividing the aggregate exercise price under such Warrant by the number of shares of HBOC Common Stock purchasable thereunder. See "The Merger Proposal--Terms of the Merger--Warrants."

    EXCHANGE OF CERTIFICATES. Promptly after the Effective Time, SunTrust Bank, Atlanta (the "Exchange Agent") will mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of National Common Stock (the "Certificates") a letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of National Common Stock represented thereby. Until surrendered, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof. See "The Merger Proposal--Terms of the Merger--Exchange of Certificates."

    LIMITATIONS ON TRANSFERABILITY OF HBOC COMMON STOCK. Shares of HBOC Common Stock received by certain persons deemed to be "affiliates" of National for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of National receiving HBOC Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. In addition, National affiliates are subject to certain restrictions on transfer of both National Common Stock and HBOC Common Stock prior to and following the Effective Time of the Merger to support pooling of interests accounting treatment of the transaction. See "The Merger Proposal--Terms of the Merger--Limitations on Transferability of HBOC Common Stock."

    CONDITIONS; WAIVER. The obligations of HBOC and HBOC-GA, on the one hand, and of National, on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of certain conditions, including the approval of the Merger Agreement by holders of the requisite number of shares of National Common Stock. See "The Merger Proposal--Terms of the Merger--Conditions; Waiver."

    HART-SCOTT-RODINO. The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), which provides that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the

Antitrust Division of the Department of Justice (the "Antitrust Division") and the Federal Trade Commission (the "FTC") and certain waiting period requirements have been satisfied. HBOC and National filed the required information with the Antitrust Division and the FTC on October 17, 1997 and were notified that the waiting period was terminated October 27, 1997. See "The Merger Proposal--Terms of the Merger--Hart-Scott-Rodino."

    NO SOLICITATION. National has agreed, subject to certain exceptions, that prior to the Effective Time of the Merger or earlier termination of the Merger Agreement, National shall not, and shall not permit any of its subsidiaries or their respective representatives to solicit, initiate, encourage, endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal or offer for any tender or exchange offer, proposal for a merger, share exchange or other business combination or similar transactions involving National or any of its subsidiaries. See "The Merger Proposal--Terms of the Merger--No Solicitation."

    TERMINATION. The Merger may be terminated at any time prior to the Effective Time of the Merger by, among other things: (i) mutual written consent of the Board of Directors of HBOC (the "HBOC Board") and the National Board, notwithstanding the prior approval of the National stockholders; (ii) the HBOC Board, in the event of material condemnation, destruction, loss or damage to the business or assets of National and its subsidiaries; (iii) the Board of Directors of HBOC-GA (the "HBOC-GA Board") or the National Board, after January 31, 1998 if any of the conditions to its respective obligation to consummate the Merger have not been fulfilled, unless fulfillment has been frustrated or made impossible by the party seeking termination; (iv) the National Board, if, in the good faith exercise of its fiduciary duties to the stockholders of National in the context of a proposal to acquire National by another party, the National Board decides that such termination is required; and (v) the National Board, if the Market Value of HBOC Common Stock is less than $25.00.

    If the Merger Agreement is terminated by National in accordance with (iv) above or by any of the parties because it was not approved by the requisite number of shares of National Common Stock, National will be obligated to pay to HBOC-GA a fee of $3,000,000, which amount includes reimbursement of all reasonable costs and expenses of HBOC and HBOC-GA. See "The Merger Proposal--Terms of the Merger--Termination."

ACCOUNTING TREATMENT

    It is a condition to the consummation of the Merger that HBOC shall have received letters, dated as of the date hereof and as of the Closing Date, from Arthur Andersen LLP, in their capacity as independent public accountants for National and HBOC, to the effect that each of National and HBOC, respectively, satisfies the tests applicable to it such that the Merger can be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16, if the Merger is closed and consummated in accordance with the Merger Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    National has received an opinion of its counsel, subject to the assumptions contained therein, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Internal Revenue Code (the "Code"). Accordingly, no gain or loss will be recognized by a National stockholder upon the exchange of shares of National Common Stock for shares of HBOC Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in HBOC Common Stock. See "The Merger Proposal--Certain Federal Income Tax Consequences."

NO APPRAISAL RIGHTS

    Because National Common Stock was a Nasdaq NM security as of the Record Date, the holders of shares of National Common Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger. See "The Merger Proposal--No Appraisal Rights."

INTERESTS OF CERTAIN PERSONS

    SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS OF NATIONAL AND
HBOC.  As of the Record Date, directors and executive officers of National and
their affiliates were beneficial owners of       outstanding shares of National
Common Stock representing approximately    % of the total issued and outstanding
National Common Stock. An aggregate of 2,261,712 of such shares of National
Common Stock, representing approximately    % of the total issued and
outstanding shares of National Common Stock as of the Record Date, are subject to agreements between the holders of such shares and HBOC-GA, which provide that such shares will be voted in favor of approval of the Merger Agreement (the "Voting Agreements"). Directors and executive officers of HBOC and their affiliates beneficially owned approximately 5,707,003 or 2.8% of the outstanding shares (giving effect to the exercise of their presently exercisable stock options) of HBOC Common Stock as of September 30, 1997. See "Interests of Certain Persons in Each of HBOC and National."

    INTERESTS OF CERTAIN NATIONAL PERSONS IN MATTERS TO BE ACTED UPON. Certain officers and the directors of National have interests in the Merger that differ from those of National stockholders generally. Such interests include severance payments, vesting of unvested and unexercisable stock options and continuing indemnification against certain liabilities. As a result, such officers and directors could be more likely to favor consummation of the Merger than stockholders generally. See "Interests of Certain Persons in Each of HBOC and National--Interests of Certain National Persons in Matters to be Acted Upon."

COMPARISON OF STOCKHOLDER RIGHTS

    HBOC and National are each incorporated under Delaware law. For a summary of material differences between the rights of holders of shares of each of National Common Stock and HBOC Common Stock, see "Comparison of Rights of Holders of Shares of Each of HBOC Common Stock and National Common Stock."

CERTAIN MARKET INFORMATION

    HBOC Common Stock and National Common Stock are currently traded on the Nasdaq NM under the symbols "HBOC" and "NHES," respectively. The closing sale prices per share of HBOC Common Stock and National Common Stock on October 2, 1997, the last trading day preceding the announcement of the proposed Merger, were $39.00 and $12.125, respectively. See "Certain Market Information."

RISK FACTORS

    The stockholders of National should carefully review the matters set forth under "Risk Factors."

                             SUMMARY FINANCIAL DATA

    The following summary historical financial data for each of HBOC and National should be read in conjunction with the financial statements and notes thereto of HBOC and National, incorporated by reference in this Proxy Statement/Prospectus.

                                HBO & COMPANY(1)
                          (FROM CONTINUING OPERATIONS)
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                                                     AT AND FOR THE SIX
                                                      AT AND FOR THE YEAR ENDED                         MONTHS ENDED
                                                             DECEMBER 31,                                 JUNE 30,
                                      ----------------------------------------------------------  ------------------------
                                         1992        1993      1994(2)     1995(3)     1996(4)     1996(4)      1997(5)
                                      ----------  ----------  ----------  ----------  ----------  ----------  ------------
INCOME STATEMENT DATA:
  Revenue...........................  $  341,373  $  385,124  $  493,078  $  672,276  $  895,333  $  408,038  $    516,522
  Operating Income (Loss)...........  $   31,204  $   31,281  $   51,676  $  (28,817) $  121,734  $   71,609  $     94,874
  Income (Loss) Before Income
    Taxes...........................  $   31,312  $   35,386  $   52,353  $  (28,759) $  127,909  $   74,492  $    101,345
  Net Income (Loss).................  $   20,991  $   18,335  $   32,927  $  (15,674) $   77,288  $   45,238  $     60,807
  Primary Earnings (Loss) Per
    Share...........................  $      .13  $      .11  $      .19  $     (.09) $      .39  $      .23  $        .30
  Fully Diluted Earnings (Loss) Per
    Share...........................  $      .13  $      .11  $      .19  $     (.09) $      .39  $      .23  $        .30
  Weighted Average Shares
    Outstanding (Fully Diluted).....     161,268     166,354     173,188     177,312     199,586     199,942       201,996
  Cash Dividends Per Share..........  $      .04  $      .04  $      .04  $      .04  $      .04  $      .02  $        .02

BALANCE SHEET DATA:
  Working Capital...................  $   47,145  $   86,239  $   49,939  $  138,837  $  269,408  $  190,355  $    371,706
  Total Assets......................  $  228,832  $  279,236  $  404,416  $  734,076  $  959,347  $  777,276  $  1,034,687
  Long-Term Debt....................  $    8,257  $    6,424  $   14,815  $    3,642  $      192  $    2,708  $        155
  Stockholders' Equity..............  $  128,651  $  169,768  $  208,619  $  478,095  $  615,711  $  534,385  $    722,455

------------------------

(1) All prior period amounts have been restated to reflect the 1997 acquisitions of AMISYS Managed Care Systems, Inc. and Enterprise Systems, Inc. in pooling transactions. All share and per share amounts have been restated to reflect the 1997 two-for-one stock split effected in the form of a stock dividend.

(2) 1994 Income Statement related items include nonrecurring charges of $6,516. Net income was $36,836 and fully diluted earnings per share was $.21 excluding nonrecurring charges.

(3) 1995 Income Statement related items include nonrecurring charges of $136,481 and exclude the dilutive effect of stock options. Net income was $66,215 and fully diluted earnings per share was $.36 excluding nonrecurring charges and including the dilutive effect of stock options.

(4) Year ended December 31, 1996 Income Statement related items include nonrecurring charges of $69,867. Net income was $119,211 and fully diluted earnings per share was $.60 excluding nonrecurring charges. Six months ended June 1996 Income Statement related items include nonrecurring charges of $8,453. Net income was $50,310 and fully diluted earnings per share was $.25 excluding nonrecurring charges.

(5) Six months ended June 1997 Income Statement related items include nonrecurring charges of $35,420. Net income was $82,059 and fully diluted earnings per share was $.41 excluding nonrecurring charges.

                  NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.(1)
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                                               AT AND FOR THE SIX
                                                                     AT AND FOR THE               MONTHS ENDED
                                                                 YEAR ENDED JANUARY 31,             JULY 31,
                                                             -------------------------------  --------------------
                                                               1995       1996       1997       1996       1997
                                                             ---------  ---------  ---------  ---------  ---------
INCOME STATEMENT DATA:
  Revenue..................................................  $  13,350  $  16,891  $  25,185  $  11,633  $  15,774
  Net Income (Loss)........................................  $    (776) $     560  $     736  $    (370) $     570
  Net Income (Loss) Per Share..............................  $    (.21) $     .10  $     .13  $    (.09) $     .09
  Weighted Average Shares Outstanding......................      3,780      5,458      5,640      4,270      6,599
  Cash Dividends Per Share.................................  $  --      $  --      $  --      $  --      $  --

BALANCE SHEET DATA:
  Working Capital..........................................  $  (1,704) $  (1,350) $   1,545  $  (1,478) $   1,444
  Total Assets.............................................  $   7,930  $  10,768  $  19,350  $  12,027  $  20,365
  Long-Term Debt...........................................  $     252  $     246  $     434  $     294  $     299
  Stockholders' Equity.....................................  $     446  $   1,024  $   5,069  $   1,466  $   6,023

(1) On February 18, 1997, National completed the acquisition of Expert Systems, Inc. ("Expert"), in a transaction accounted for as a pooling of interests. Prior fiscal years have not been restated due to the insignificance of Expert to National. Accordingly, National's pre-merger net income for the year ended January 31, 1997 does not include a nonrecurring charge of $597,000 taken by Expert related to the write-off of certain impaired capitalized software. A shift in the marketing and development of products related to certain operating systems caused the impairment of the capitalized software.

                        PRO FORMA FINANCIAL INFORMATION

    The following pro forma combined condensed financial statements give effect to the acquisition of National by HBOC in the Merger accounted for as a pooling of interests. The pro forma combined condensed financial statements are presented for information purposes only and are not necessarily indicative of the financial position or results of operations which would have occurred had the transaction been consummated on the dates indicated, nor are they necessarily indicative of the future results or the financial position of HBOC in the future. The pro forma combined condensed financial statements should be read in conjunction with the historical consolidated financial statements of HBOC and National incorporated by reference in this Proxy Statement/Prospectus.

                         HBO & COMPANY AND SUBSIDIARIES

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                                AT JUNE 30, 1997
                                 (000 OMITTED)

                                                                                                  HBOC/NATIONAL
                                                                                      PRO FORMA     PRO FORMA
                                                              HBOC      NATIONAL(1)  ADJUSTMENTS     COMBINED
                                                          ------------  -----------  -----------  --------------
ASSETS
  Current Assets:
    Cash and Cash Equivalents...........................  $    261,273   $   2,679    $            $    263,952
    Short-Term Investments..............................        33,825      --                           33,825
    Receivables, Net....................................       325,505      10,541                      336,046
    Current Deferred Income Taxes.......................        31,253      --                           31,253
    Inventories.........................................         7,237      --                            7,237
    Prepaids and Other Current Assets...................        16,545       2,267                       18,812
                                                          ------------  -----------  -----------  --------------
      Total Current Assets..............................       675,638      15,487       --             691,125
                                                          ------------  -----------  -----------  --------------
  Capitalized Software, Net.............................        67,621       1,398                       69,019
  Property and Equipment, Net...........................        71,869       2,377                       74,246
  Intangibles, Net......................................       171,056         676                      171,732
  Deferred Income Taxes.................................        40,123      --                           40,123
  Other Noncurrent Assets, Net..........................         8,380         427                        8,807
                                                          ------------  -----------  -----------  --------------
Total Assets............................................  $  1,034,687   $  20,365    $  --        $  1,055,052
                                                          ------------  -----------  -----------  --------------
                                                          ------------  -----------  -----------  --------------
LIABILITIES AND STOCKHOLDERS' EQUITY
  Current Liabilities...................................  $    303,932   $  14,043                 $    317,975
  Long-Term Debt........................................           155         299                          454
  Other Long-Term Liabilities...........................         8,145      --                            8,145
  Stockholders' Equity..................................       722,455       6,023                      728,478
                                                          ------------  -----------  -----------  --------------
Total Liabilities and Stockholders' Equity..............  $  1,034,687   $  20,365    $  --        $  1,055,052
                                                          ------------  -----------  -----------  --------------
                                                          ------------  -----------  -----------  --------------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                      (000 OMITTED, EXCEPT PER SHARE DATA)

                                                                                                  HBOC/NATIONAL
                                                                                      PRO FORMA     PRO FORMA
                                                               HBOC     NATIONAL(1)  ADJUSTMENTS     COMBINED
                                                            ----------  -----------  -----------  --------------
Revenue...................................................  $  516,522   $  15,744    $             $  532,296
Operating Expense:
  Cost of Operations......................................     226,412       4,946                     231,358
  Marketing...............................................      73,128       5,505                      78,633
  Research and Development................................      39,536       1,443                      40,979
  General and Administrative..............................      47,152       3,053                      50,205
  Nonrecurring Charge.....................................      35,420      --                          35,420
                                                            ----------  -----------  -----------  --------------
    Total Operating Expense...............................     421,648      14,947       --            436,595
                                                            ----------  -----------  -----------  --------------
Operating Income..........................................      94,874         827       --             95,701
Other Income, Net.........................................       6,471      --                           6,471
                                                            ----------  -----------  -----------  --------------
Income Before Income Taxes................................     101,345         827       --            102,172
Income Taxes..............................................      40,538         257                      40,795
                                                            ----------  -----------  -----------  --------------
Net Income................................................  $   60,807   $     570    $  --         $   61,377
                                                            ----------  -----------  -----------  --------------
                                                            ----------  -----------  -----------  --------------
Earnings Per Share........................................  $      .30   $     .09                  $      .30
                                                            ----------  -----------               --------------
                                                            ----------  -----------               --------------
Weighted Average Shares Outstanding.......................     201,996       6,599       (4,487)(2)      204,108
                                                            ----------  -----------  -----------  --------------
                                                            ----------  -----------  -----------  --------------
Excluding Nonrecurring Charge (5):
  Net Income..............................................  $   82,059   $     570                  $   82,629
                                                            ----------  -----------               --------------
                                                            ----------  -----------               --------------
  Earnings Per Share......................................  $      .41   $     .09                  $      .40
                                                            ----------  -----------               --------------
                                                            ----------  -----------               --------------
  Weighted Average Shares Outstanding.....................     201,996       6,599       (4,487)(2)      204,108
                                                            ----------  -----------  -----------  --------------
                                                            ----------  -----------  -----------  --------------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996

                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                       HBOC/                                HBOC/NATIONAL
                                  HBOC                               AMISYS/ESI                 PRO FORMA     PRO FORMA
                               AS REPORTED   AMISYS(3)    ESI(4)      COMBINED    NATIONAL(1)  ADJUSTMENTS     COMBINED
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Revenue......................   $ 796,578    $  46,438   $  52,317   $  895,333    $  25,185    $             $  920,518
Operating Expense:
  Cost of Operations.........     351,139       24,504      18,405      394,048        9,989                     404,037
  Marketing..................     115,660        3,898      11,634      131,192        8,776                     139,968
  Research and Development...      64,096        7,390       7,053       78,539        1,227                      79,766
  General and
    Administrative...........      86,019        5,166       8,768       99,953        4,329                     104,282
  Nonrecurring Charge........      61,414       --           8,453       69,867       --                          69,867
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
    Total Operating
      Expense................     678,328       40,958      54,313      773,599       24,321       --            797,920
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Operating Income (Loss)......     118,250        5,480      (1,996)     121,734          864       --            122,598
Other Income, Net............       4,102        1,324         749        6,175       --                           6,175
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Income (Loss) Before Income
  Taxes......................     122,352        6,804      (1,247)     127,909          864       --            128,773
Income Taxes.................      48,398        2,721        (498)      50,621          128                      50,749
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Net Income (Loss)............   $  73,954    $   4,083   $    (749)  $   77,288    $     736    $  --         $   78,024
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------

Earnings Per Share...........   $     .40                            $      .39    $     .13                  $      .39
                               -----------                          ------------  -----------               --------------
                               -----------                          ------------  -----------               --------------

Weighted Average Shares
  Outstanding................     186,324                               199,586        5,640       (3,835)(2)      201,391
                               -----------                          ------------  -----------  -----------  --------------
                               -----------                          ------------  -----------  -----------  --------------
Excluding Nonrecurring
  Charge (5):
  Net Income.................                                        $  119,211    $     736                  $  119,947
                                                                    ------------  -----------               --------------
                                                                    ------------  -----------               --------------
  Earnings Per Share.........                                        $      .60    $     .13                  $      .60
                                                                    ------------  -----------               --------------
                                                                    ------------  -----------               --------------
  Weighted Average Shares
    Outstanding..............                                           199,586        5,640       (3,835)(2)      201,391
                                                                    ------------  -----------  -----------  --------------
                                                                    ------------  -----------  -----------  --------------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES

                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                       HBOC/                                HBOC/NATIONAL
                                  HBOC                               AMISYS/ESI                 PRO FORMA     PRO FORMA
                               AS REPORTED   AMISYS(3)    ESI(4)      COMBINED    NATIONAL(1)  ADJUSTMENTS     COMBINED
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Revenue......................   $ 607,242    $  31,786   $  33,248   $  672,276    $  16,891    $             $  689,167
Operating Expense:
  Cost of Operations.........     285,756       17,877      12,833      316,466        5,668                     322,134
  Marketing..................      90,852        3,038       7,710      101,600        7,064                     108,664
  Research and Development...      53,847        5,061       4,881       63,789          524                      64,313
  General and
    Administrative...........      72,763        3,636       6,358       82,757        3,017                      85,774
  Nonrecurring Charge........     136,481       --          --          136,481       --                         136,481
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
    Total Operating
      Expense................     639,699       29,612      31,782      701,093       16,273       --            717,366
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Operating Income (Loss)......     (32,457)       2,174       1,466      (28,817)         618       --            (28,199)
Other Income (Expense),
  Net........................         540         (499)         17           58       --                              58
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Income (Loss) Before Income
  Taxes......................     (31,917)       1,675       1,483      (28,759)         618       --            (28,141)
Income Taxes.................     (14,348)         670         593      (13,085)          58                     (13,027)
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Net Income (Loss)............   $ (17,569)   $   1,005   $     890   $  (15,674)   $     560    $  --         $  (15,114)
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Earnings (Loss) Per Share....   $    (.10)                           $     (.09)   $     .10                  $     (.08)
                               -----------                          ------------  -----------               --------------
                               -----------                          ------------  -----------               --------------
Weighted Average Shares
  Outstanding................     168,448                               177,312        5,458       (4,241)(2)      178,529
                               -----------                          ------------  -----------  -----------  --------------
                               -----------                          ------------  -----------  -----------  --------------
Excluding Nonrecurring
  Charge (5):
  Net Income.................                                        $   66,215    $     560                  $   66,775
                                                                    ------------  -----------               --------------
                                                                    ------------  -----------               --------------
  Earnings Per Share.........                                        $      .36    $     .10                  $      .36
                                                                    ------------  -----------               --------------
                                                                    ------------  -----------               --------------
  Weighted Average Shares
    Outstanding..............                                           185,884        5,458       (3,711)(2)      187,631
                                                                    ------------  -----------  -----------  --------------
                                                                    ------------  -----------  -----------  --------------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

                         HBO & COMPANY AND SUBSIDIARIES
                 PRO FORMA COMBINED CONDENSED INCOME STATEMENT
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                    (000 OMITTED, EXCEPT FOR PER SHARE DATA)

                                                                       HBOC/                                HBOC/NATIONAL
                                  HBOC                               AMISYS/ESI                 PRO FORMA     PRO FORMA
                               AS REPORTED   AMISYS(3)    ESI(4)      COMBINED    NATIONAL(1)  ADJUSTMENTS     COMBINED
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Revenue......................   $ 453,979    $  14,387   $  24,712   $  493,078    $  13,350    $             $  506,428
Operating Expense:
  Cost of Operations.........     225,546        7,714       9,311      242,571        4,221                     246,792
  Marketing..................      64,127          738       5,984       70,849        6,063                      76,912
  Research and Development...      42,919        3,270       6,377       52,566        1,007                      53,573
  General and
    Administrative...........      64,284        1,738       2,878       68,900        2,856                      71,756
  Nonrecurring Charge........      --            6,516      --            6,516       --                           6,516
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
    Total Operating
      Expense................     396,876       19,976      24,550      441,402       14,147       --            455,549
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Operating Income (Loss)......      57,103       (5,589)        162       51,676         (797)      --             50,879
Other Income (Expense),
  Net........................       1,154         (363)       (114)         677           28                         705
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Income (Loss) Before Income
  Taxes......................      58,257       (5,952)         48       52,353         (769)      --             51,584
Income Taxes.................      21,788       (2,381)         19       19,426            7                      19,433
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Net Income (Loss)............   $  36,469    $  (3,571)  $      29   $   32,927    $    (776)   $  --         $   32,151
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
                               -----------  -----------  ---------  ------------  -----------  -----------  --------------
Earnings (Loss) Per Share....   $     .22                            $      .19    $    (.21)                 $      .18
                               -----------                          ------------  -----------               --------------
                               -----------                          ------------  -----------               --------------
Weighted Average Shares
  Outstanding................     164,128                               173,188        3,780       (2,360)(2)      174,608
                               -----------                          ------------  -----------  -----------  --------------
                               -----------                          ------------  -----------  -----------  --------------
Excluding Nonrecurring
  Charge (5):
  Net Income (Loss)..........                                        $   36,836    $    (776)                 $   36,060
                                                                    ------------  -----------               --------------
                                                                    ------------  -----------               --------------
  Earnings (Loss) Per
    Share....................                                        $      .21    $    (.21)                 $      .21
                                                                    ------------  -----------               --------------
                                                                    ------------  -----------               --------------
  Weighted Average Shares
    Outstanding..............                                           173,188        3,780       (2,360)(2)      174,608
                                                                    ------------  -----------  -----------  --------------
                                                                    ------------  -----------  -----------  --------------

  The accompanying Notes to Pro Forma Combined Condensed Financial Statements
              are an integral part of these financial statements.

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) The fiscal year of National ends on January 31. The HBOC pro forma income statements for the years ended December 31, 1994, 1995 and 1996 have been completed using the National income statements for the fiscal years ended January 31, 1995, 1996 and 1997, respectively. The HBOC pro forma income statement for the six months ended June 30, 1997 has been completed using the National income statement for the six months ended July 31, 1997. The HBOC pro forma balance sheet as of June 30, 1997 has been completed using the National balance sheet as of July 31, 1997. HBOC believes that the one month time lag in all cases mentioned has an immaterial impact on the pro forma statements. In February 1997, National acquired Expert Systems, Inc. in a transaction accounted for as a pooling of interests. Due to the immateriality of the transaction, periods prior to February 1997 were not restated.

(2) Shares of National Common Stock were converted using an assumed market value per share of HBOC Common Stock of equal to or greater than $35.37 and less than or equal to $43.23 and an assumed exchange ratio of .32. Exchange Ratios of .4528 and .2766 have an immaterial effect on fully diluted earnings per share. See "--Comparative Per Share Data" presented elsewhere in this Proxy Statement/Prospectus. For the 1995 Pro Forma Combined Income Statement (including nonrecurring charge), National weighted average shares are adjusted to exclude the dilutive effect of stock options due to a loss for HBOC/National Pro Forma Combined. For the 1994 Pro Forma Combined Income Statement, National weighted average shares are adjusted to include the dilutive effect of stock options due to net income for HBOC/National Pro Forma Combined.

(3) On June 13, 1997, the Company completed the acquisition of AMISYS Managed Care Systems, Inc. ("AMISYS"), a leading provider of information systems for managed care entities and other parties that assume financial risk for healthcare populations. The acquisition was accounted for as a pooling of interests; therefore, all prior period amounts have been restated. AMISYS stockholders received 0.175 of a share of HBOC Common Stock for each share of AMISYS common stock, or approximately 5.4 million shares of HBOC Common Stock.

(4) On June 26, 1997, the Company completed the acquisition of Enterprise Systems, Inc. ("ESi"), a leading developer of resource management solutions, including materials management, operating room logistics, scheduling and financial management. The acquisition was accounted for as a pooling of interests; therefore, all prior period amounts have been restated. ESi stockholders received 0.22895 of a share of HBOC Common Stock for each share of ESi common stock, or approximately 7.6 million shares of HBOC Common Stock.

(5) Presentation is also made of Net Income, Earnings (Loss) Per Share and Weighted Average Shares Outstanding excluding the effect of nonrecurring acquisition-related charges because HBOC management believes that this is a better indication of actual operating results.

                           COMPARATIVE PER SHARE DATA

    The following tables set forth certain per share data for HBOC and National on a historical basis, certain historical equivalent per share data for National and certain pro forma per share data for HBOC and National on a combined basis, giving effect to the Merger using the pooling of interests method of accounting. All share and per share amounts have been restated to reflect the HBOC 1997 two-for-one stock split effected in the form of a stock dividend. The unaudited pro forma combined per share data provided below is not necessarily indicative of the results of operations or the financial position which would have occurred had the Merger been consummated on the indicated dates or which may be attained in the future. The pro forma combined per share data should be read in conjunction with the historical consolidated financial statements of HBOC and National, which are incorporated by reference in this Proxy Statement/Prospectus.

                                   HISTORICAL
                                HBO & COMPANY(1)

                                                                                                   AT AND FOR THE SIX
                                                                  AT AND FOR THE YEAR ENDED         MONTHS ENDED JUNE
                                                                        DECEMBER 31,                       30,
                                                               -------------------------------     -------------------
                                                                1994        1995        1996        1996        1997
                                                               -------     -------     -------     -------     -------
PER SHARE DATA:
  Book Value.................................................  $  1.14     $  2.52     $  3.17     $  2.79     $  3.66
  Cash Dividends Declared....................................  $   .04     $   .04     $   .04     $   .02     $   .02
  Fully Diluted Earnings (Loss)..............................  $   .19(2)  $  (.09)(3) $   .39(4)  $   .23(5)  $   .30(6)

------------------------

(1) Gives effect to the 1997 acquisitions of AMISYS Managed Care Systems, Inc. and Enterprise Systems, Inc. in pooling transactions.

(2) Including the effect of the $7 million nonrecurring charge related to 1994 acquisitions.

(3) Including the effect of the $136 million nonrecurring charge related to 1995 acquisitions and excluding the dilutive effect of stock options.

(4) Including the effect of the $70 million nonrecurring charge related to 1996 acquisitions.

(5) Including the effect of the $8 million nonrecurring charge related to 1996 acquisitions.

(6) Including the effect of the $35 million nonrecurring charge related to 1997 acquisitions.

                   NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.

                                                                                                             AT AND FOR THE SIX
                                                                              AT AND FOR THE YEAR ENDED      MONTHS ENDED JULY
                                                                                     JANUARY 31,                    31,
                                                                           -------------------------------  --------------------
                                                                             1995       1996       1997       1996       1997
                                                                           ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:
  Book Value.............................................................  $     .12  $     .27  $    1.01  $     .36  $    1.08
  Cash Dividends Declared................................................  $  --      $  --      $  --      $  --      $  --
  Net Income (Loss)......................................................  $    (.21) $     .10  $     .13  $    (.09) $     .09

                   NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.
                           HISTORICAL EQUIVALENT DATA

          USING AN ASSUMED MARKET VALUE PER SHARE OF HBOC COMMON STOCK
                OF $25.00 AND AN ASSUMED EXCHANGE RATIO OF .4528

                                                                                                             AT AND FOR THE SIX
                                                                              AT AND FOR THE YEAR ENDED      MONTHS ENDED JULY
                                                                                     JANUARY 31,                    31,
                                                                           -------------------------------  --------------------
                                                                             1995       1996       1997       1996       1997
                                                                           ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:
  Book Value.............................................................  $     .26  $     .59  $    2.24  $     .80  $    2.38
  Cash Dividends Declared................................................  $  --      $  --      $  --      $  --      $  --
  Net Income (Loss)......................................................  $    (.45) $     .23  $     .29  $    (.19) $     .19

        USING AN ASSUMED MARKET VALUE PER SHARE OF HBOC COMMON STOCK OF
EQUAL TO OR GREATER THAN $35.37 AND EQUAL TO OR LESS THAN $43.23 AND AN ASSUMED
                             EXCHANGE RATIO OF .32

                                                                                                             AT AND FOR THE SIX
                                                                              AT AND FOR THE YEAR ENDED      MONTHS ENDED JULY
                                                                                     JANUARY 31,                    31,
                                                                           -------------------------------  --------------------
                                                                             1995       1996       1997       1996       1997
                                                                           ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:
  Book Value.............................................................  $     .37  $     .83  $    3.17  $    1.13  $    3.37
  Cash Dividends Declared................................................  $  --      $  --      $  --      $  --      $  --
  Net Income(Loss).......................................................  $    (.64) $     .32  $     .41  $    (.27) $     .27

          USING AN ASSUMED MARKET VALUE PER SHARE OF HBOC COMMON STOCK
                OF $50.00 AND AN ASSUMED EXCHANGE RATIO OF .2766

                                                                                                             AT AND FOR THE SIX
                                                                              AT AND FOR THE YEAR ENDED      MONTHS ENDED JULY
                                                                                     JANUARY 31,                    31,
                                                                           -------------------------------  --------------------
                                                                             1995       1996       1997       1996       1997
                                                                           ---------  ---------  ---------  ---------  ---------
PER SHARE DATA:
  Book Value.............................................................  $     .43  $     .97  $    3.67  $    1.31  $    3.90
  Cash Dividends Declared................................................  $  --      $  --      $  --      $  --      $  --
  Net Income (Loss)......................................................  $    (.74) $     .37  $     .47  $    (.31) $     .31

 PRO FORMA COMBINED HBO & COMPANY AND NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.

          USING AN ASSUMED MARKET VALUE PER SHARE OF HBOC COMMON STOCK
                OF $25.00 AND AN ASSUMED EXCHANGE RATIO OF .4528

                                                                                                 AT AND FOR THE
                                                                   AT AND FOR THE               SIX MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,              JUNE 30,
                                                           -------------------------------     -------------------
                                                            1994        1995        1996        1996        1997
                                                           -------     -------     -------     -------     -------
PER SHARE DATA:
  Book Value.............................................  $  1.13     $  2.50     $  3.16     $  2.77     $  3.64
  Cash Dividends Declared................................  $   .04     $   .04     $   .04     $   .02     $   .02
  Net Income (Loss)......................................  $   .18(1)  $  (.08)(2) $   .39(3)  $   .22(4)  $   .30(5)

        USING AN ASSUMED MARKET VALUE PER SHARE OF HBOC COMMON STOCK OF
EQUAL TO OR GREATER THAN $35.37 AND EQUAL TO OR LESS THAN $43.23 AND AN ASSUMED
                             EXCHANGE RATIO OF .32

                                                                                                 AT AND FOR THE
                                                                   AT AND FOR THE               SIX MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,              JUNE 30,
                                                           -------------------------------     -------------------
                                                            1994        1995        1996        1996        1997
                                                           -------     -------     -------     -------     -------
PER SHARE DATA:
  Book Value.............................................  $  1.13     $  2.51     $  3.17     $  2.78     $  3.66
  Cash Dividends Declared................................  $   .04     $   .04     $   .04     $   .02     $   .02
  Net Income (Loss)......................................  $   .18(1)  $  (.08)(2) $   .39(3)  $   .22(4)  $   .30(5)

          USING AN ASSUMED MARKET VALUE PER SHARE OF HBOC COMMON STOCK
                OF $50.00 AND AN ASSUMED EXCHANGE RATIO OF .2766

                                                                                                 AT AND FOR THE
                                                                   AT AND FOR THE               SIX MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,              JUNE 30,
                                                           -------------------------------     -------------------
                                                            1994        1995        1996        1996        1997
                                                           -------     -------     -------     -------     -------
PER SHARE DATA:
  Book Value.............................................  $  1.13     $  2.51     $  3.18     $  2.78     $  3.66
  Cash Dividends Declared................................  $   .04     $   .04     $   .04     $   .02     $   .02
  Net Income(Loss).......................................  $   .18(1)  $  (.08)(2) $   .39(3)  $   .22(4)  $   .30(5)

------------------------

(1) Including the effect of the $7 million nonrecurring charge related to 1994 acquisitions.

(2) Including the effect of the $136 million nonrecurring charge related to 1995 acquisitions and excluding the dilutive effect of stock options.

(3) Including the effect of the $70 million nonrecurring charge related to 1996 acquisitions.

(4) Including the effect of the $8 million nonrecurring charge related to 1996 acquisitions.

(5) Including the effect of the $35 million nonrecurring charge related to 1997 acquisitions.

                                  RISK FACTORS

EXCHANGE RATIO

    Stockholders of National should consider that if the Market Value of HBOC Common Stock is greater than $43.23, each share of National Common Stock will be converted into a fraction of a share of HBOC Common Stock with a value of $13.83, which value will not be adjusted if the Market Value of HBOC Common Stock exceeds $43.23. Accordingly, there can be no assurance that holders of National Common Stock will receive any minimum fractional share of HBOC Common Stock for each share of National Common Stock. National stockholders are urged to obtain current market quotations for HBOC Common Stock. See "Certain Market Information" below for historical stock price information concerning HBOC Common Stock and National Common Stock, and see "The Merger Proposal--Terms of the Merger."

INTERESTS OF CERTAIN NATIONAL OFFICERS AND DIRECTORS IN THE MERGER

    Certain officers and directors of National have interests in the Merger that differ from those of National stockholders generally. Such interests include severance payments, vesting of unvested and unexercisable stock options and continuing indemnification against certain liabilities. As a result, such officers and directors could be more likely to favor consummation of the Merger than stockholders generally. See "Interests of Certain Persons in Each of HBOC and National--Interests of Certain National Persons in Matters to be Acted Upon."

                           CERTAIN MARKET INFORMATION

HBOC

    HBOC Common Stock is traded on the Nasdaq NM under the symbol "HBOC." The table below presents the quarterly high and low sales prices and dividend information for HBOC Common Stock as furnished by Nasdaq for the periods indicated after restating for the 1997 two-for-one stock split effected in the form of a stock dividend.

                                                                                                             DIVIDENDS
                                                                                                             DECLARED
YEAR ENDED DECEMBER 31:                                                                HIGH        LOW       PER SHARE
-----------------------------------------------------------------------------------  ---------  ---------  -------------
1995
  First Quarter....................................................................  $   11.19  $    8.22    $     .01
  Second Quarter...................................................................  $   13.88  $    9.88    $     .01
  Third Quarter....................................................................  $   16.13  $   12.91    $     .01
  Fourth Quarter...................................................................  $   21.63  $   15.44    $     .01

1996
  First Quarter....................................................................  $   25.48  $   16.38    $     .01
  Second Quarter...................................................................  $   35.38  $   23.88    $     .01
  Third Quarter....................................................................  $   35.00  $   25.25    $     .01
  Fourth Quarter...................................................................  $   36.25  $   25.00    $     .01

1997
  First Quarter....................................................................  $   36.13  $   23.75    $     .01
  Second Quarter...................................................................  $   36.06  $   21.25    $     .01
  Third Quarter....................................................................  $   42.25  $   34.25    $     .02
  Fourth Quarter (through       , 1997)............................................  $          $            $

    As of October 31, 1997, there were approximately 2,935 holders of record of shares of HBOC Common Stock.

NATIONAL

    National Common Stock has traded under the symbol "NHES" on the Nasdaq NM since August 1, 1997 and prior thereto on the Nasdaq SmallCap Market. The following table sets forth the quarterly high and low sales prices for National Common Stock as furnished by Nasdaq for the periods indicated. National has never declared a cash dividend on the National Common Stock.

FISCAL YEAR ENDED JANUARY 31:                                                                       HIGH        LOW
------------------------------------------------------------------------------------------------  ---------  ---------
1996
  First Quarter.................................................................................  $    1.63  $    1.06
  Second Quarter................................................................................  $    1.63  $    0.88
  Third Quarter.................................................................................  $    2.75  $    1.25
  Fourth Quarter................................................................................  $    9.00  $    2.38

1997
  First Quarter.................................................................................  $   11.00  $    5.25
  Second Quarter................................................................................  $   10.25  $    5.00
  Third Quarter.................................................................................  $    9.00  $    6.25
  Fourth Quarter................................................................................  $   13.63  $    6.25

1998
  First Quarter.................................................................................  $   12.00  $    7.00
  Second Quarter................................................................................  $    8.50  $    6.63
  Third Quarter.................................................................................  $   13.13  $    6.25
  Fourth Quarter (through         , 1997).......................................................  $          $

    As of October 27, 1997, there were approximately 231 holders of record of shares of National Common Stock.

    As a result of the adoption of new listing standards by The Nasdaq Stock Market ("Nasdaq"), National has been advised by Nasdaq that it must demonstrate compliance with such new listing standards for continued inclusion on the Nasdaq NM by November 20, 1997 or be subject to delisting from the Nasdaq NM. National has requested an extension of such listing but has received no definitive response to such request from Nasdaq. Accordingly, National stockholders should consult the Nasdaq SmallCap Market after November 20, 1997 in the event quotations do not appear on the Nasdaq NM.

    The following table sets forth the closing sales price for a share of each of the indicated stocks, on October 2, 1997, the last trading day preceding the announcement of the proposed Merger and the National equivalent share value.

                                                                                CLOSING SALES
                                                                                   PRICE ON
                                                                                  OCTOBER 2,
                                                                                     1997
                                                                                --------------
HBOC..........................................................................    $   39.000
National--Historical..........................................................    $   12.125
National--Equivalent at an Assumed Exchange Ratio of .32......................    $   12.480

    For additional information concerning the implied value per share of National Common Stock at various assumed Market Values and Exchange Ratios, see "Summary--Comparative Per Share Data."

                                  THE MEETING

    This Proxy Statement/Prospectus and the accompanying Notice of Special Meeting and proxy card are being furnished to the stockholders of National in connection with the solicitation of proxies by the National Board for the
Meeting to be held on       , 1997 at the time and place and for the purpose set
forth in the accompanying Notice of Special Meeting.

    Any National stockholder who has previously delivered a properly executed proxy may revoke such proxy at any time before its exercise. A proxy may be revoked either by (i) delivering to the Secretary of National prior to the Meeting either a written revocation of such proxy or a duly executed proxy bearing a later date or (ii) attending the Meeting and voting in person, regardless of whether a proxy has previously been given. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies will be voted in favor of the proposals set forth in the Notice of Special Meeting and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

    Only holders of record of National Common Stock as of the close of business
on November   , 1997, the Record Date, will be entitled to vote at the Meeting.
At that date, there were       shares of National Common Stock outstanding and
entitled to vote,       of which, or    %, were beneficially owned by directors
and executive officers of National and their affiliates. An aggregate of 2,261,712 of such shares of National Common Stock, representing approximately
   % of the total issued and outstanding shares of National Common Stock as of the Record Date, are subject to the Voting Agreements, which provide that such shares will be voted in favor of approval of the Merger Agreement. Stockholders of record on the Record Date are entitled to one vote for each share of National Common Stock held on all matters to be voted upon at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of at least a majority of the shares of National Common Stock issued and outstanding and entitled to vote on the Record Date is necessary to constitute a quorum at the Meeting. The Merger Agreement requires the affirmative vote of the holders of a majority of the issued and outstanding shares of National Common Stock in order to be approved. Abstentions will be counted in determining whether a quorum is present, will be considered present and entitled to vote and will thus have the effect of a negative vote. If a proxy is returned by a broker or other stockholder who does not have authority to vote, does not give authority to a proxy to vote, or withholds authority to vote as to any shares, such shares will be considered present at the Meeting for purposes of determining a quorum, but will not be considered for purposes of calculating the vote with respect to such matters.

    The cost of soliciting proxies in the form enclosed herewith will be borne entirely by National. In addition to the solicitation of proxies by mail, proxies may be solicited by directors, officers and employees of National, without additional remuneration, by personal interviews, telephone, facsimile or otherwise. National will request persons, firms and corporations holding shares in their name or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from the beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

                              THE MERGER PROPOSAL

BACKGROUND OF THE MERGER

    On May 27, 1997, at the invitation of Russell G. Overton, Senior Vice President--Business Development of HBOC, Gregory J. Petras, Chairman and Chief Executive Officer of National, and certain other representatives of National met in Atlanta with Mr. Overton and representatives of HBOC to provide an overview of National and its products and to initiate discussions regarding a potential distribution and product development relationship between National and HBOC. Also present at the meeting were Richard L. Nevins, M.D., Medical Director of National, Carlton Carden, Chief Executive Officer of Expert Systems, Inc., a wholly-owned subsidiary of National, Richard W. Hill, Senior Vice President, Information Systems, of National, and Jay P. Gilbertson, Chief Financial Officer of HBOC, Gail H. Raymaker, Vice President--Corporate Business Development of HBOC, Eric B. Lindsay, Manager--Corporate Business Development of HBOC, and Janeen R. Cook, Executive Director--Product Planning and Strategy of HBOC.

    As a result of that meeting, the parties mutually agreed to continue discussions of these possibilities in Phoenix in the near future. On June 26, 1997, representatives of HBOC, including Messrs. Overton and Lindsay, Ms. Cook, Michael Kappel, Senior Vice President--Product Planning and Strategy, Fiona

Craddock, Vice President--Access Management/Financials and Dan Russler, Executive Director--Product Planning and Strategy, met with a number of the members of National's management team, including Messrs. Petras, Nevins, A. Neal Westermeyer, Executive Vice President and Chief Operating Officer, Connie Riffel, Senior Vice President--New Business, Earl E. Bray, Chief Financial Officer, and Jeffrey T. Zywicki, Senior Vice President--Corporate Development, in Phoenix to provide HBOC with a better understanding of National's products and services offerings, as well as National's product development and client support functions, as they related to a potential distribution and product development relationship between the companies.

    Following that meeting, Mr. Overton spoke with Mr. Petras, and expressed interest in holding a subsequent meeting with senior National management in Atlanta to discuss further the possibility of a relationship between the companies.

    On August 15, 1997, Mr. Petras, Mr. Zywicki and W. Cal McGraw, a director of National and Chief Executive Officer of National's international subsidiary, met with Mr. Overton, Mr. Gilbertson, Ms. Raymaker and Mr. Lindsay in Atlanta for the purpose of continuing discussions between the companies regarding a possible relationship. At this meeting, Mr. Gilbertson indicated for the first time that HBOC preferred that the relationship take the form of an acquisition of National by HBOC. Mr. Gilbertson further indicated that he was authorized by the HBOC Board to propose a merger of National into HBOC in which the stockholders of National would receive shares of HBOC, on a tax-free pooling of interests basis, with a value of $10 for each share of National Common Stock. Mr. Petras advised the representatives of HBOC that National would consider the proposal.

    On August 18, 1997, the National Board held a special meeting to consider the unsolicited proposal by HBOC. All of the members of the National Board were present in person or by telephone, except Steven D. Wood, Ph.D., who was unavailable. Also in attendance were Messrs. Westermeyer, Bray and Zywicki and a representative of Osborn Maledon, P.A. ("Osborn Maledon") counsel to National. Messrs. Petras, Zywicki and McGraw reported on the August 15 meeting in Atlanta with HBOC and the proposal made by HBOC. The National Board then engaged in a lengthy discussion regarding the proposal, HBOC's stated intentions to enter into and compete vigorously in the personal health management market whether or not it engaged in a transaction or relationship with National, other competitive factors, potential synergies, possible alternatives and publicly available information regarding previous acquisitions by HBOC. The National Board also expressed concerns that the price proposed by HBOC was too low. The National Board then appointed a special subcommittee (the "Subcommittee"), consisting of Mr. Petras, Mr. McGraw and Mark E. Liebner, a director of National, to gather information and make recommendations to the National Board regarding the HBOC proposal and other strategic alternatives. The National Board also discussed the advisability of retaining a financial advisor to assist the National Board in evaluating the HBOC proposal and National's other strategic alternatives and discussed several possibilities. Osborn Maledon reviewed with the National Board their fiduciary responsibilities in connection with these matters. The Subcommittee was then directed to explore retaining a financial advisor and to keep the National Board apprised of developments.

    The Subcommittee met by telephone on August 18, 1997, following the National Board meeting on the same date. Mr. Bray, Mr. Zywicki and a representative of Osborn Maledon also participated in the meeting. The Subcommittee discussed at length various possible financial advisor candidates, and in connection therewith it was noted that Broadview had participated in several transactions advising companies who had been acquired by HBOC. The Subcommittee determined to follow-up with various sources of information to gain more information regarding potential financial advisors. In addition, the Subcommittee requested Mr. Liebner to speak with Mr. Overton to advise HBOC that the National Board had established the Subcommittee to address strategic alternatives and the HBOC proposal, that the Subcommittee was in the process of evaluating potential financial advisors and the Subcommittee would respond to HBOC as soon as it was in a position to do so.

    On August 19, 1997, Mr. Liebner spoke with Mr. Overton by telephone, and conveyed the message outlined above.

    On August 20, 1997, Mr. Petras spoke with Mr. Overton confirming the conversation between Messrs. Liebner and Overton of the previous day. Also on that date, Mr. McGraw spoke with Mr. Alec Ellison, a Managing Director of Broadview, regarding Broadview's experiences with HBOC in prior transactions, Broadview's availability to assist a company in a potential transaction with HBOC or others on short notice and possible fee arrangements. Mr. Ellison confirmed Broadview's availability and interest in assisting National.

    On August 20, 1997, the entire Subcommittee met by telephone, with Mr. Zywicki, Mr. Bray and a representative of Osborn Maledon also participating. Mr. Liebner and Mr. Petras each reported on their respective conversations with Mr. Overton, and Mr. McGraw reported on his conversation with Mr. Ellison. Mr. Bray reported on a meeting that he and Mr. Liebner had with the former chief financial officer of a company recently acquired by HBOC regarding that company's experience with HBOC and the participation of Broadview as its financial advisor in connection with that transaction. The Subcommittee discussed at length potential financial advisors and determined to interview Broadview.

    On August 21, 1997, the Subcommittee, with Mr. Bray participating, interviewed Mr. Ellison by telephone with respect to Broadview's qualifications and experience, its interest and availability in assisting the National Board in evaluating National's strategic alternatives and the unsolicited proposal by HBOC, and potential fee arrangements. The Subcommittee determined to recommend to the National Board that Broadview be retained as financial advisor.

    On August 22, 1997, the National Board held a special meeting for the purpose of receiving a report from the Subcommittee and the Subcommittee's recommendation to engage Broadview as financial advisor. All of the directors were present in person or by telephone, except Mr. James W. Myers, who was unavailable. Also participating in the meeting were Mr. Zywicki, Mr. Bray and a representative of Osborn Maledon. The members of the Subcommittee gave a detailed report of the Subcommittee's work to date, and their recommendation that Broadview be retained as a financial advisor to assist the Subcommittee and the National Board in evaluating strategic alternatives and the HBOC proposal. The National Board discussed the report and recommendations at length and reviewed a proposed engagement letter received from Broadview. The National Board then unanimously approved engagement of Broadview on the terms and conditions reviewed by the National Board and authorized management and the Subcommittee to proceed with the engagement. Mr. Petras indicated that Broadview was prepared to move quickly to assist the National Board. He also reported that Mr. McGraw would be meeting with Mr. Overton in Atlanta on August 25, 1997.

    On August 25, 1997, National and Broadview entered into an engagement letter. Also on August 25, Mr. McGraw met with Mr. Overton in Atlanta to indicate National had retained Broadview to assist the Subcommittee and the National Board to assess National's strategic alternatives and the HBOC proposal.

    On September 2, 1997, the Subcommittee met via conference call. All members were present, as were Mr. Zywicki, Mr. Bray and a representative of Osborn Maledon. Also present were Mr. Ellison, Eric Schoenberg, a Principal of Broadview, and Paul Joachim, a Senior Associate of Broadview. At Mr. Petras's request, the Broadview representatives presented an analysis of the proposed transaction. In connection with this analysis, a report had been distributed previously for the Subcommittee's consideration. This report included the following detailed information: (i) a summary of certain alternatives National could pursue with regards to a strategic business combination; (ii) an analysis of the historic share performance of National; (iii) an analysis of the historic share performance, current operating statistics, and current valuation statistics of companies in both the healthcare information services market and in the teleservices market; (iv) an analysis of premiums paid for public software companies in merger and acquisition transactions; (v) information on the operating performance, valuation, ownership and historic share performance of HBOC; (vi) a review of equity analysts' recommendations and earnings estimates for

HBOC; (vii) a summary of HBOC's acquisitions since January 1, 1994; (viii) an analysis of the historic relative share prices of HBOC and National; (ix) a sensitivity analysis of accretion (dilution) from the proposed transaction; and
(x) information on the operating performance, valuation, ownership and historic share performance of six alternative possible business combination partners for National. The Broadview representatives reviewed the forgoing information in detail with the Subcommittee and responded to extensive questions and comments from Subcommittee members during the course of their presentation. In addition, Osborn Maledon reviewed the Subcommittee's and the National Board's fiduciary duties in the context of the proposed transaction and strategic alternatives. The Subcommittee determined that the offer, in light of the then-current market conditions, was unacceptable, and instructed National management, in conjunction with Broadview, to determine if HBOC would be willing to enhance the terms of its offer.

    On September 5, 1997, Messrs. McGraw, Ellison and Schoenberg representing National met with Charles W. McCall, Chief Executive Officer of HBOC, Messrs. Gilbertson, Overton and Lindsay and Ms. Raymaker representing HBOC in Atlanta. Mr. Gilbertson clarified that, based on the market conditions prevailing at the time of the earlier offer, HBOC was proposing a merger of National with HBOC in which the stockholders of National would receive 0.26 of a share of HBOC Common Stock for each share of National Common Stock. Mr. Ellison indicated that a higher exchange ratio would be necessary to gain National Board approval and proposed an exchange ratio range of 0.32 to 0.34. After additional discussions and negotiations, Mr. Gilbertson proposed two alternative structures: (i) a fixed exchange ratio of 0.28, or (ii) an exchange ratio of 0.32 of a share of HBOC Common Stock for each share of National Common Stock if HBOC's average share price for a period preceding the transaction were between $34.65 and $42.35; HBOC Common Stock with a value of $11.09 if the average price per share of the HBOC Common Stock was below $34.65; and HBOC Common Stock with a value of $13.55 if the average price per share of the HBOC Common Stock was above $42.35.

    On September 9, 1997, a special meeting of the National Board was held via conference call. All members of the National Board participated. Also participating were representatives of Broadview and Osborn Maledon, and Messrs. Zywicki and Bray. During that meeting, Mr. Petras and Mr. McGraw updated the National Board on the conversations held with HBOC and the revised terms of its offer. Messrs. Ellison, Schoenberg and Joachim were then asked to present an analysis of the proposed transaction alternatives. In connection with this analysis, an updated report previously had been distributed for the National Board's consideration. This report included a detailed analysis of the two alternative proposals made by HBOC and information from the presentation of September 2 updated as necessary to reflect the revised proposed terms. Messrs. Ellison, Schoenberg and Joachim reviewed such information in detail with the National Board and responded to extensive questions and comments from members of the National Board during the course of their presentation. Osborn Maledon then reviewed the National Board's fiduciary duties in the context of the National Board's consideration of the proposed transaction and strategic alternatives. Following these discussions, the National Board unanimously concluded that it would be in the best interests of National and its stockholders to explore further the possibility of a business combination with HBOC and authorized the Subcommittee, with assistance from management and Broadview, to permit HBOC to conduct formal and detailed due diligence of National with respect to a possible strategic business combination of the two companies, and to enter into negotiations with HBOC with respect to preparation of a definitive merger agreement, for consideration by the National Board.

    On September 10, 1997, Mr. Ellison and Mr. Schoenberg spoke with Messrs. Gilbertson and Overton by telephone and agreed to base the minimum and maximum value of HBOC Common Stock to be received by National stockholders (the "collar") on 90% and 110%, respectively, of the HBOC average share price for the 30 trading days preceding the execution of a definitive agreement, resulting in the final exchange ratio, and that HBOC would use its best efforts to provide an interim financial report for the first 30 days of combined operations. Also, in response to HBOC's request that stockholders commit to support the proposal, National agreed to HBOC's requirement for proxies to vote in favor of the transaction at the time of execution of a definitive agreement from approximately 40% of the outstanding shares of National Common Stock.

    On September 15, 1997, National held a regular board meeting. All directors were present in person, except Mr. Gardiner Dutton, who was unavailable. Also participating in the meeting were Mr. Zywicki, Mr. Bray, Mr. Westermeyer and a representative of Osborn Maledon. During the meeting, Mr. Petras reported to the National Board on the current status of negotiations with HBOC, and the National Board continued its discussions about strategic alternatives and the advisability of a combination with HBOC. The National Board indicated that management and the Subcommittee should continue discussions with HBOC. On September 15, National also received a draft of the proposed merger agreement.

    On September 22, 1997, the comments of National to the draft merger agreement were forwarded by Osborn Maledon to HBOC's counsel. Also on September 22, 1997, Messrs. Gilbertson and Overton met in Phoenix, Arizona with George J. Bregante, Mr. Myers and Mr. Petras, members of the National Board, Messrs. Zywicki and Bray, Rachael Thomas, Vice President--Administration of National, James Bolin, President of Rural/Metro Corporation, a stockholder of National, and representatives of Broadview and Osborn Maledon to present information regarding the business and financial performance and prospects of HBOC and to discuss their views regarding the synergies of the potential acquisition.

    During the week of September 22, 1997, representatives of HBOC and National met in Phoenix to conduct detailed due diligence of National.

    On September 30, 1997, a special meeting of the National Board was held via conference call. All members of the National Board, except Mr. Bregante, participated in all or a portion of the meeting. Mr. Zywicki, Mr. Bray and representatives of Broadview and Osborn Maledon also participated in the meeting. The National Board was informed of the current status of HBOC's due diligence activities and of the status of negotiations of the draft merger agreement, a copy of which had previously been provided to the National Board. Mr. Petras reported on the presentation by HBOC in Phoenix on September 22, as did those National Board members attending that presentation. Representatives of Broadview then updated and expanded the report and analysis previously presented on September 9, including: (i) a detailed collar analysis with respect to the implied offer price as a function of HBOC's share price; (ii) a comparison of HBOC's daily closing price versus its trailing 30 day average; (iii) a comparison of National and HBOC daily closing prices over the prior two year period; (iv) a valuation analysis with respect to public valuations and acquisition prices paid for comparable companies; (v) a comparison of premiums paid for public software companies in transactions with total consideration of under $250 million since January 1, 1994; (vi) National's daily closing price since August 18, 1997; (vii) HBOC's and National's weekly historical closing price and volume performance over the prior two year period; and (viii) information and analysis regarding HPR and information available regarding HBOC's agreement to acquire HPR, which was announced the previous day. The National Board unanimously authorized the Subcommittee and management to continue negotiations with HBOC.

    On October 2, 1997, a special meeting of the National Board was held in Phoenix. All members of the National Board, as well as representatives of Broadview, Osborn Maledon and Arthur Andersen LLP, National's independent public accountants, participated in person or by telephone. Mr. Petras informed the National Board that the Merger Agreement, drafts of which had been distributed previously to the National Board, had been finalized, subject to National Board approval. Representatives of Broadview presented an oral opinion to the National Board that the consideration to be received by National stockholders in the Merger was fair, from a financial point of view, which opinion was subsequently confirmed in writing. Osborn Maledon then reviewed the Merger Agreement terms with the National Board and answered questions. After further deliberation, the National Board unanimously approved the Merger and the Merger Agreement with HBOC, authorized management to execute the Merger Agreement, and recommended its adoption by the holders of National Common Stock. Subsequent to this meeting, each company executed and delivered the Merger Agreement. The execution of the Merger Agreement was announced on October 2, 1997, by issuance of a press release.

REASONS OF NATIONAL FOR ENGAGING IN THE MERGER; RECOMMENDATION OF THE NATIONAL
  BOARD
    The National Board has unanimously approved the proposed Merger and the Merger Agreement and recommends approval of the Merger Agreement by the stockholders of National based on its belief that the Merger is in the best interests of National and its stockholders. In reaching its decision, the National Board considered the following material factors:
        (i) The Merger offers National stockholders an opportunity to receive shares in a significantly larger company with strong historical performance, capital resources significantly greater than National's and demonstrated ability to successfully implement its growth strategy that has resulted in historical increases in revenue and earnings, while affording them the opportunity to continue to participate in the long-term growth and appreciation of National's business through an ownership interest in HBOC;
        (ii) The increase in competition that National might experience if the Merger was not consummated and HBOC sought a business combination with another company offering personal health management solutions or internally developed and began offering personal health management solutions;
       (iii) The presentations, financial analyses and advice of its financial advisor, Broadview, and the opinion of Broadview that, as of October 2, 1997, the consideration to be received in the Merger was fair, from a financial point of view, to the National stockholders;
        (iv) The strategic fit between National and HBOC and the complementary nature of their respective businesses, particularly in light of the fact that National's personal health management products and services will provide a significant enhancement to the overall product lines of HBOC;
        (v) Potential operating synergies and cost savings of the combined enterprises, including (a) the consolidation of administrative and support functions, (b) the leverage from a joint sales force and research and development activity and (c) the elimination of public reporting obligations and attendant costs of National;
        (vi) The capital structure, customer profile, product portfolio and integration strategy of HBOC, as well as other information on the management, business operations and prospects of HBOC and National and the perceived higher likelihood of achieving those prospects on a combined as opposed to a separate basis;
       (vii) The likelihood that the Merger would be consummated, including the experience, reputation and financial capability of HBOC;
      (viii) Publicly available information concerning the financial performance, condition, prospects and operations of each of National and HBOC; and
        (ix) The proposed terms, timing and structure of the Merger and the Merger Agreement, including the fact that the Merger is expected to be a tax-free exchange and accounted for as a "pooling of interests."
    The Board also considered the following potentially negative factors in its deliberations concerning the Merger:
        (i) The possibility that certain of the operating synergies and cost savings sought to be achieved as a result of the Merger might not be achieved; and
        (ii) The high price to earnings ratio of HBOC Common Stock and the possibility of a decrease in the price of the HBOC Common Stock after the Merger.
    The foregoing discussion of information and factors considered by the National Board is not intended to be exhaustive but is intended to include the material factors considered. In light of the wide variety of factors considered, the National Board did not find it practical to, and did not, quantify or otherwise assign relative weight to the specific factors considered, and individual directors may have given differing weights to different factors.
    After taking into consideration all of the factors set forth above, together with the advice of management, Broadview and legal counsel, the National Board unanimously approved the Merger and determined that the Merger is fair to, and in the best interests of, National and its stockholders and that National should proceed with the Merger. ACCORDINGLY, THE NATIONAL BOARD UNANIMOUSLY RECOMMENDS THAT THE NATIONAL STOCKHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT. OPINION OF FINANCIAL ADVISOR OF NATIONAL
    At the meeting of the National Board on October 2, 1997, Broadview rendered its oral opinion, subsequently confirmed in writing (the "Broadview Opinion"), that, as of such date, based upon the various considerations set forth in the Broadview Opinion, the consideration to be received in the Merger was fair from a financial point of view to the National stockholders.
    The full text of the Broadview Opinion (updated as of the date indicated), which sets forth assumptions made, matters considered, and limitations on the review undertaken, is attached as Appendix B to this Proxy Statement/Prospectus. National stockholders are urged to read the Broadview Opinion carefully in its entirety. The Broadview Opinion addresses only the fairness of the consideration to be received by National stockholders in the Merger from a financial point of view and does not constitute a recommendation to any stockholder of National as to how such stockholder should vote at the Meeting. In addition, Broadview will receive a fee from National contingent upon the successful conclusion of the Merger. The summary of the Broadview Opinion set forth in this Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.
    In rendering its opinion, Broadview, among other actions: (i) reviewed the terms of the Merger Agreement and the associated exhibits thereto; (ii) reviewed the audited financial statements of National for its fiscal years ended January 31, 1995, 1996 and 1997 and the unaudited financial statements of National for the six months ended July 31, 1997 included within National's Form 10-QSB for such period; (iii) reviewed internal historical financial and operating data concerning National prepared and provided to Broadview by National management;
(iv) reviewed financial projections for National prepared and provided to Broadview by National management; (v) participated in discussions with National management concerning the operations, business strategy, financial performance and prospects for National; (vi) discussed with National management its view of the strategic rationale for the Merger; (vii) reviewed the reported closing prices and trading activity for National Common Stock; (viii) compared certain aspects of the financial performance of National with public companies deemed comparable; (ix) analyzed available information, both public and private, concerning other mergers and acquisitions believed to be comparable in whole or in part to the Merger; (x) reviewed HBOC's annual report and Form 10-K for the fiscal years ended December 31, 1994, 1995 and 1996 and the unaudited financial statements of HBOC for the six months ended June 30, 1997 included within HBOC's Form 10-Q for such period; (xi) participated in discussions with HBOC management concerning the operations, business strategy, financial performance and prospects for HBOC; (xii) discussed with HBOC management its view of the strategic rationale for the Merger; (xiii) reviewed the reported closing prices and trading activity for HBOC Common Stock; (xiv) considered the total number of shares of HBOC Common Stock outstanding, the average weekly trading volume of HBOC Common Stock, and the maximum time period for National stockholders to liquidate their HBOC Common Stock given securities regulations; (xv) reviewed recent equity analysts' reports covering HBOC; (xvi) analyzed the anticipated effect of the Merger on the future financial performance of the consolidated entity; (xvii) participated in negotiations and discussions related to the Merger among National and HBOC; and (xviii) conducted other financial studies, analyses and investigations as deemed appropriate for purposes of its opinion.

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
    In rendering the Broadview Opinion, Broadview relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Merger Agreement) that was publicly available or furnished by National or HBOC. All analyses relying on future projections of National utilized forecasts developed by National management, which Broadview assumed were reasonably prepared and reflected the best available estimates and good faith judgments of the management of National as to the future performance of National. Broadview neither made nor obtained an independent appraisal or valuation of any of National's assets. Broadview did not review any internal financial projections prepared by HBOC management as such were not provided by HBOC management.
    PUBLIC COMPANY COMPARABLES ANALYSIS--Total Market Capitalization/Revenue ("TMC/R") and Price/Earnings ("P/E") multiples indicate the value public markets place on companies in a particular market segment. Although there are a limited number of public company "pure plays" in the markets in which National competes, several companies are comparable to National based on revenue size, products offered, business model, management structure and market position. Broadview reviewed nine public company comparables in the healthcare information systems ("HCIS") market from a financial point of view including each company's:
Trailing Twelve Month ("TTM") Revenue; TTM Revenue Growth; TTM Operating Margin; 5-year Forecast EPS Compound Annual Growth Rate ("CAGR"); Equity Market Capitalization; TTM P/E ratio; Price/Forward 1998 Calendar EPS ratio ("Forward P/E"); and TTM TMC/R ratio. The public company comparables were selected from the BROADVIEW BAROMETER, a proprietary database of publicly-traded Information Technology ("IT") companies maintained by Broadview and broken down by industry segment. In order of descending TMC/R, the public company comparables consist of: 1) Transition Systems, Inc.; 2) Access Health Inc.; 3) IMNET Systems, Inc.;
4) IDX Systems Corp.; 5) Cerner Corp.; 6) Health Systems Design Corp.; 7) MECON Inc.; 8) Sunquest Information Systems, Inc.; and 9) HCIA Inc.
    These comparables have a TTM P/E ratio range of 23.91 to 103.72 with a median of 41.01; Forward P/E ratio range of 11.41 to 37.90 with a median of 27.88; and TMC/R ratio range of 1.71 to 7.75 with a median of 3.44.
    The per share valuation of National Common Stock implied by the median TTM P/E multiple is $9.60. The per share valuation implied by the median Forward P/E multiple is $24.20. The per share valuation implied by the median TMC/R multiple is $16.46.
    TRANSACTION COMPARABLES ANALYSIS--Valuation statistics from transaction comparables indicate the Adjusted Price/Revenue ("P/R") and Price/Pretax ("P/Pretax") multiples acquirers have paid for comparable companies in a particular market segment. Broadview reviewed twenty-two comparable merger and acquisition ("M&A") transactions from 1994 through the present with consideration over $20 million which involve sellers sharing many characteristics with National including revenue size, products offered, business model and management structure. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. These transactions represent ten public sellers and twelve private sellers or divestitures in the HCIS segment of the software market. In order of descending price, the public seller transactions used are the acquisition of: 1) Medic Computer by Misys PLC (pending); 2) HPR Inc. by HBOC (pending); 3) CyCare Systems, Inc. by HBOC; 4) Enterprise Systems, Inc. by HBOC; 5) GMIS Inc. by HBOC; 6) CliniCom, Inc. by HBOC; 7) Amisys Managed Care Systems, Inc. by HBOC;
8) PHAMIS Inc. by IDX Systems Corp.; 9) C.I.S. Technologies, Inc. by National Data Corp.; and 10) Serving Software, Inc. by HBOC.
    In order of descending price, the private seller or divestiture transactions used are the acquisition of: 1) Health Data Sciences Corp. by Medaphis Corp.; 2) Confidential; 3) Confidential; 4) Versyss, Inc. by Physicians Computer Network, Inc.; 5) Confidential; 6) Confidential; 7) Management Software, Inc. by HBOC; 8) IBAX Healthcare Systems by HBOC; 9) Compusystems, Inc. by Medic Computer Systems, Inc.;

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
10) Mediqual Systems by Cardinal Health; 11) Confidential; and 12) Community Health Computing Corp. by ADAC Laboratories.
    The P/R multiples of the ten public seller transactions range from 2.42 to
9.12 with a median of 4.04. The P/Pretax multiples of the ten public seller transactions range from 24.81 to 41.61 with a median of 32.18. The P/R multiples of the twelve private seller transactions range from 0.60 to 10.90 with a median of 2.91. The P/Pretax multiples of the twelve private seller transactions range from 6.22 to 22.28 with a median of 12.82. The median P/R ratio for all twenty-two transactions was 3.27, and the median P/Pretax multiple for all twenty-two transactions was 28.55.
    The per share valuation of National Common Stock implied by the median P/R multiple using public comparables is $19.29. The per share valuation of National Common Stock implied by the median P/Pretax multiple using public comparables is $9.82. The per share valuation of National Common Stock implied by the median P/R multiple using all comparables, public and private, is $15.64. The per share valuation of National Common Stock implied by the median P/Pretax multiple using all comparables is $8.71.
    TRANSACTION PREMIUMS PAID ANALYSIS--Premiums paid in comparable public seller transactions indicate the amount of consideration acquirers are willing to pay above the seller's equity market capitalization. In this analysis, the value of consideration paid in transactions involving stock is computed using the buyer's stock price immediately prior to announcement, while the seller's equity market capitalization is measured one day prior and thirty days prior to announcement. Broadview reviewed twenty-eight comparable M&A transactions from January 1, 1994 to the present with total consideration less than $250 million. All transactions involved public sellers in the software sector of the IT market. Transactions were selected from Broadview's proprietary database of published and confidential M&A transactions in the IT industry. In order of descending premium paid over share price 30 days prior to announcement date, the transactions used were the acquisition of: 1) High Level Design Systems, Inc. by Cadence Design Systems, Inc.; 2) GMIS Inc. by HBOC; 3) Softdesk Inc. by Autodesk Inc.; 4) Triad Systems Corp. by Cooperative Computing Inc.; 5) TGV Software, Inc. by Cisco Systems, Inc.; 6) Knowledgeware Inc. by Sterling Software Inc.; 7) Open Environment Corp. by Borland International Inc.; 8) Hogan Systems Inc. by Continuum Co.; 9) Aurum Software Inc. by Baan International BV; 10) Datalogix International Inc. by Oracle Corp.; 11) PDA Engineering by Macneal-Schwendler Corp.; 12) Intermetrics Inc. by Apollo Holdings Inc.; 13) Trinzic Corp. by Platinum Technology Inc.; 14) Amisys Managed Care Systems, Inc. by HBOC; 15) Saber Software Corp. by McAfee Associates Inc.; 16) CliniCom, Inc. by HBOC; 17) Altai Inc. by Platinum Technology Inc.; 18) CIS Technologies Inc. by National Data Corp.; 19) Wavefront Technologies Inc. by Silicon Graphics, Inc.; 20) Microtec Research Inc. by Mentor Graphics Inc.; 21) HPR Inc. by HBOC (pending);
22)PHAMIS Inc. by IDX Systems Corp.; 23) Softimage, Inc. by Microsoft Corp.; 24) Enterprise Systems Inc. by HBOC; 25) Technalysis Corp. by Compuware Corp.; 26) Meta-Software Inc. by Avant! Corp.; 27) Fractal Design Corp. by MetaTools Inc.; and 28) Firefox Communications Inc. by FTP Software Inc.
    Based upon Broadview's analysis of premiums paid in comparable transactions, Broadview found that premiums (discounts) paid to sellers' equity market capitalizations (using the buyers' share price on the day prior to the announcement date of the transaction to calculate consideration in stock transactions) 30 days prior to announcement date ranged from (47.8%) to 138.5% with a median of 43.4%. The premiums (discounts) paid to each seller's equity market capitalization one day prior to announcement date ranged from (0.5%) to 138.3% with a median of 32.8%.
    The per share valuation of National Common Stock implied by the median premium paid 30 days prior to the announcement date is $10.04. The per share valuation implied by the median premium paid one day prior to announce date is $15.94. The difference in these values is a function of a significant increase in the price of National Common Stock during the 30 days prior to announcement.
    STOCK PERFORMANCE ANALYSIS--For comparative purposes, Broadview examined the historical volume and trading prices for both National Common Stock and HBOC Common Stock. Broadview examined the

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
following: 1) HBOC and National actual share prices and trading volumes from October 6, 1995 to October 1, 1997; 2) HBOC and National relative share price performance from October 6, 1995 to October 1, 1997; and 3) normalized HBOC and National share prices versus an index of Comparable Company stock prices from September 2, 1997 to October 1, 1997.
    The purpose of this analysis was to examine the relative behavior of the stock prices of National, HBOC, and an index of comparable companies.
    PRO FORMA POOLING MODEL ANALYSIS--A PRO FORMA merger analysis calculates the EPS accretion/dilution of the PRO FORMA combined entity taking into consideration various financial affects which will result from a consummation of the merger. This analysis relies upon certain financial and operating assumptions provided by Broadview and National and HBOC management. Based on these assumptions, the PRO FORMA pooling analysis indicates EPS accretion (dilution) without acquisition expenses for the fiscal years ending December 31, 1997 and 1998 of (0.0%) and 1.6%, respectively.
    CONSIDERATION OF THE DISCOUNTED CASH FLOW VALUATION METHODOLOGY--While discounted cash flow is a commonly used valuation methodology, Broadview did not employ such an analysis for the purposes of its opinion. Discounted cash flow analysis is most appropriate for companies which exhibit relatively steady or predictable streams of future cash flow. Furthermore, for companies displaying very high growth rates, the terminal value constitutes the preponderance of the calculated value and is itself highly dependent on assumptions regarding the long-term projected growth rate. Based on the difficulty of estimating this terminal growth rate, Broadview considered a discounted cash flow analysis inappropriate for valuing National.
    SUMMARY OF VALUATION ANALYSES--Taken together, the information and analyses employed by Broadview lead to Broadview's overall opinion that the consideration to be received by National stockholders is fair to National stockholders from a financial point of view.
    The National Board selected Broadview as its financial advisor on the basis of Broadview's reputation and experience in the information technology sector and the computer software industry in particular, as well as Broadview's specific experiences in transactions involving HBOC. Pursuant to the terms of an engagement letter between National and Broadview, the fees payable by National to Broadview upon completion of the Merger are calculated as $500,000 plus 1% of the total consideration beyond $20 million. A fee of $200,000 to be paid in connection with the delivery of the fairness opinion will be credited against such amount. Broadview will be reimbursed by National for certain of its expenses incurred in connection with its engagement. The terms of the fee arrangements with Broadview, which National and Broadview believe are customary in transactions of this nature, were negotiated at arms' length between National and Broadview, and the National Board was aware of the nature of the fee arrangement, including the fact that a significant portion of the fees payable to Broadview is contingent upon completion of the Merger.
    The above summary of the presentations by Broadview to the National Board does not purport to be a complete description of such presentations or of all the advice rendered by Broadview. Broadview believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, could create an incomplete view of the process underlying the analyses set forth in Broadview's presentations to the National Board and in the Broadview Opinion. In performing its analyses, Broadview made numerous assumptions with respect to software industry performance and general economic conditions, many of which are beyond the control of National. The analyses performed by Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses.

REASONS OF HBOC FOR ENGAGING IN THE MERGER
    The HBOC Board believes that the acquisition of National will expand HBOC's enterprisewide suite of information systems by adding National's specialized call center technology and disease management initiatives.
TERMS OF THE MERGER
    The following summary of the terms and conditions of the Merger Agreement is qualified in its entirety by reference to the full terms of the Merger Agreement, which is attached hereto as Appendix A and is hereby incorporated by reference herein.
    EFFECTIVE TIME. The Merger will become effective when both (i) the Merger Agreement is adopted and approved by the stockholders of National in accordance with the applicable provisions of the DGCL and (ii) the Certificate of Merger is filed with the Secretary of State of Delaware.
    GENERAL EFFECTS OF THE MERGER. At the Effective Time, National will be merged with and into HBOC-GA, which will be the surviving corporation.
    CONVERSION OF SHARES. Each share of National Common Stock issued and outstanding immediately prior to the Effective Time, will, at the Effective Time, be converted into the right to receive .32 of a share of HBOC Common Stock, provided however that (i) if the Market Value is less than $35.37, each share of National Common Stock will be converted into a fractional share of HBOC Common Stock determined by dividing $11.32 by the Market Value and (ii) if the Market Value is greater than $43.23, each share of National Common Stock will be converted into a fractional share of HBOC Common Stock determined by dividing $13.83 by the Market Value (whichever basis is applicable being referred to as the "Exchange Ratio"), and less the amount of any fractional share, which will be paid in cash. The shares of HBOC Common Stock and any cash in lieu of fractions thereof receivable by each National stockholder in the Merger are referred to herein as the "Merger Consideration."
    FRACTIONAL SHARES. No certificates or scrip representing fractional shares of HBOC Common Stock shall be issued pursuant to the Merger, but in lieu thereof, any holder of National Common Stock shall be entitled to receive a cash payment therefor, without interest, at a pro rata amount based on the Market Value.
    STOCK PLANS. Options to purchase shares of National Common Stock outstanding at the Effective Time of the Merger will be assumed by HBOC and, as a result of the assumption of options to purchase National Common Stock, the optionee will have the right to purchase the number of shares (rounded down to the nearest whole share) of HBOC Common Stock into which the number of shares of National Common Stock the optionee was entitled to purchase under the existing option would have been converted pursuant to the terms of the Merger. The aggregate price for the total number of shares of HBOC Common Stock issuable pursuant to an option will be the aggregate price at which the option was exercisable for the total number of shares of National Common Stock issuable thereunder reduced (as necessary for rounding down) to that price that will buy the number of whole shares of HBOC Common Stock issuable thereunder and the purchase price per share of HBOC Common Stock shall be such aggregate price divided by the total number of shares of HBOC Common Stock issuable thereunder. No other terms of the options assumed by HBOC will be modified.
    WARRANTS. At the Effective Time, each outstanding Warrant to purchase shares of National Common Stock shall be assumed by HBOC. Each Warrant shall thereafter evidence a warrant to purchase the number of whole shares of HBOC Common Stock into which the number of shares of National Common Stock issuable pursuant to such Warrant would have been converted in the Merger at an exercise price per share equal to the amount arrived at by dividing the aggregate exercise price under such Warrant by the number of shares of HBOC Common Stock purchaseable thereunder.

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
    EXCHANGE OF CERTIFICATES. HBOC has designated SunTrust Bank, Atlanta as Exchange Agent in connection with the Merger. At the Effective Time, HBOC shall provide the Exchange Agent with a sufficient number of shares of HBOC Common Stock and cash to deliver the Merger Consideration to each holder of shares of National Common Stock converted by reason of the Merger. Promptly after the Effective Time, the Exchange Agent will mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of National Common Stock (the "Certificates"), a letter of transmittal and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of National Common Stock represented thereby.
    Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed and any other required documents, the holder of such Certificate shall be entitled to receive the Merger Consideration, and such Certificate shall forthwith be cancelled. If payment is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the satisfaction of HBOC-GA that such tax has been paid or is not applicable. Until surrendered, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof.
    Notwithstanding the foregoing, neither HBOC nor HBOC-GA shall be liable to any holder of Certificates formerly representing shares of National Common Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.
    PAYMENT OF DIVIDENDS. No cash or stock dividend payable, no certificate representing split shares deliverable and no other distribution payable or deliverable to holders of record of HBOC Common Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any Certificate unless and until such Certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for HBOC Common Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to HBOC Common Stock subsequent to the Effective Time, without interest thereon.
    LIMITATIONS ON TRANSFERABILITY OF HBOC COMMON STOCK. Shares of HBOC Common Stock received by certain persons deemed to be "affiliates" of National for purposes of Rule 145 under the Securities Act will be subject to the restrictions imposed by such rule. In accordance with Rule 145, an affiliate of National receiving HBOC Common Stock issued in the Merger may not sell such shares except pursuant to the volume and manner of sale limitations and other requirements specified therein or pursuant to an effective registration statement under the Securities Act. It is a condition to the obligation of HBOC to consummate the Merger that HBOC shall have received from each affiliate of National a letter agreement confirming that such person will not sell or otherwise dispose of the shares of HBOC Common Stock received by such person as a result of the Merger other than in compliance with Rule 145 or pursuant to an effective registration statement or pursuant to any other available exemptions from the registration requirements of the Securities Act. In general, directors, officers and substantial beneficial owners of a corporation's securities may be deemed to be "affiliates" of a corporation. In addition, National affiliates are subject to certain restrictions on transfer of both National Common Stock and HBOC Common Stock during certain periods prior to and following the Effective Time of the Merger to support pooling of interests accounting treatment of the transaction.
    CONDITIONS; WAIVER. The obligations of HBOC and HBOC-GA, on the one hand, and of National, on the other hand, to consummate the Merger are contingent upon and subject to the satisfaction or waiver of

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
the following conditions: (i) the absence of certain legal or regulatory proceedings with respect to the Merger; (ii) the expiration or termination of the waiting period under the HSR Act; (iii) the approval of the Merger and the Merger Agreement and any related matters by holders of the requisite number of shares of National Common Stock; (iv) the Registration Statement shall have been declared effective by the Commission and no stop order shall have been issued with respect thereto and shares of HBOC Common Stock being issued in the Merger shall have been registered or shall be exempt from registration under all applicable blue sky laws; (v) the HBOC Common Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance by the Nasdaq NM; and (vi) the receipt by the National Board of an updated fairness opinion of Broadview.
    The obligations of HBOC and HBOC-GA to consummate the Merger are contingent upon and subject to the satisfaction or waiver of the following additional conditions: (i) the representations and warranties of National shall remain true and correct at and as of the Closing Date, other than breaches of such representations which do not individually or in the aggregate constitute a material adverse effect on the businesses, assets, financial condition or results of operations (a "Material Adverse Effect") of National and its subsidiaries, taken as a whole; (ii) the performance of all covenants, agreements and conditions by National as provided in the Merger Agreement; (iii) there shall have been no change in the business, assets or results of operations of National or its subsidiaries which individually or in the aggregate constitutes a Material Adverse Effect; (iv) receipt of a certificate of the Chief Executive Officer of National regarding satisfaction of certain conditions, including those listed in (i) through (iii) above; (v) receipt of certain legal opinions, including an opinion of Jones, Day, Reavis & Pogue, counsel to HBOC, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code; (vi) receipt of letters from affiliates of National regarding compliance with Rule 145 and certain pooling of interests requirements; (vii) delivery of certain additional certificates and documents by National, including consents of third parties; (viii) receipt of letters from Arthur Andersen LLP, in their capacities as independent public accountants for National and HBOC, advising HBOC that each of National and HBOC, respectively, satisfies the tests applicable to it such that the Merger can be accounted for as a pooling of interests; (ix) receipt of letters from Arthur Andersen LLP, in its capacity as National's independent public accountants, regarding information about National included in the Registration Statement; (x) receipt of non-competition agreements from certain key employees of National; (xi) receipt of employee agreements related to non-disclosure, inventions and similar matters from substantially all of the employees of National; (xii) the absence of any fees or expenses payable to any investment banking firm or similar entity that will be incurred by National in connection with the Merger, except fees and expenses of Broadview not to exceed the limitations set forth in the Merger Agreement; (xiii) termination of certain agreements granting special rights to certain stockholders of National; and (xiv) cancellation of certain stock options within ten days of the date of the Merger Agreement (which condition has been satisfied).
    The obligation of National to consummate the Merger is contingent upon, and subject to the satisfaction or waiver of, the following additional conditions:
(i) the representations and warranties of HBOC and HBOC-GA shall remain true and correct in all material respects at and as of the Closing Date; (ii) the performance of all covenants, agreements and conditions by HBOC and HBOC-GA as provided in the Merger Agreement; (iii) receipt of a certificate of the President of each of HBOC and HBOC-GA regarding the matters in (i) and (ii) above; and (iv) receipt of certain legal opinions, including an opinion from Osborn Maledon, counsel to National, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code.
    HART-SCOTT-RODINO. The Merger is subject to the requirements of the HSR Act, which provides that certain transactions (including the Merger) may not be consummated until certain information has been furnished to the Antitrust Division and the FTC and certain waiting period requirements have been satisfied. HBOC and National filed the required information with the Antitrust Division and the FTC on October 17, 1997 and were notified that the waiting period was terminated October 27, 1997. Satisfaction

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
of the waiting period requirement does not preclude the Antitrust Division, the FTC or any other party from challenging or seeking to delay or enjoin the Merger on antitrust or other grounds.
    NO SOLICITATION. National has agreed that prior to the Effective Time of the Merger or earlier termination of the Merger Agreement, National shall not, and shall not permit any of its subsidiaries to, and National and its subsidiaries shall not authorize or permit any officer, director, employee or representative of National or its subsidiaries to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal or offer for any tender or exchange offer, proposal for a merger, share exchange or other business combination involving National or any of its subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in National or any of its subsidiaries or a substantial portion of the assets of National or any of its subsidiaries with any person or entity; provided, however, that the National Board may furnish information to or enter into discussions or negotiations with any unsolicited person or entity if, and only to the extent that, the National Board determines in good faith, after receiving written advice of its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. National has agreed to notify HBOC-GA within one business day of its receipt of any such proposals or any such inquiries or discussions with respect thereto.
    TERMINATION. The Merger may be terminated at any time prior to the Effective Time of the Merger by: (i) mutual written consent of the HBOC Board and the National Board, notwithstanding the prior approval of the National stockholders; (ii) the HBOC Board, in the event of material condemnation, destruction, loss or damage to the business or assets of National and its subsidiaries, taken as a whole; (iii) the HBOC-GA Board or the National Board, after January 31, 1998 if any of the conditions to its respective obligation to consummate the Merger have not been fulfilled, unless fulfillment has been frustrated or made impossible by the party seeking termination; (iv) the National Board, if, in the good faith exercise of its fiduciary duties to the stockholders of National in the context of a proposal to acquire National by another party, the National Board decides that such termination is required; (v) the National Board, if the Market Value of HBOC Common Stock is less than $25.00; and (vi) by HBOC-GA, after October 12, 1997, if certain stock options were not cancelled prior to such date (which condition has been satisfied).
    If the Merger Agreement is terminated by National in accordance with (iv) above or by any of the parties because it was not approved by the requisite number of shares of National Common Stock, National will be obligated to pay to HBOC-GA a fee in the amount of $3,000,000, which amount includes reimbursement of all reasonable costs and expenses of HBOC and HBOC-GA.
ACCOUNTING TREATMENT
    It is a condition to the consummation of the Merger that HBOC shall have received letters, dated as of the date hereof and as of the Closing Date, from Arthur Andersen LLP, in their capacities as independent public accountants for National and HBOC, to the effect that each of National and HBOC, respectively, satisfies the tests applicable to it such that the Merger can be accounted for as a pooling of interests under Accounting Principles Board Opinion No. 16, if the Merger is closed and consummated in accordance with the Merger Agreement. CERTAIN FEDERAL INCOME TAX CONSEQUENCES
    The following summary, based upon current law, is a general discussion of the principal federal income tax consequences of the Merger, assuming the Merger is consummated as contemplated herein. This summary is based upon the Code, applicable regulations promulgated under the Code by the Treasury Department and administrative rulings and judicial authority as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the continuing validity of this summary. This summary applies to holders of National Common Stock who hold their shares of National Common Stock as capital assets. This summary does not discuss all aspects of income taxation that may be relevant to a particular holder of National Common Stock in light of such holder's specific circumstances or to certain types of holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks and other financial institutions, insurance companies, tax-exempt organizations, and holders who acquired National Common Stock pursuant to the exercise of options or otherwise as compensation), and it does not discuss any aspect of state, local, foreign or other tax laws. Consequently, each holder of National Common Stock should consult its own tax advisor as to the specific tax consequences of the Merger to that stockholder.
    As of the date of this Proxy Statement/Prospectus, Osborn Maledon has advised National that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code, (ii) no gain or loss will be recognized by National as a result of the consummation of the Merger, and
(iii) no gain or loss will be recognized by a National stockholder upon the exchange of shares of National Common Stock for shares of HBOC Common Stock pursuant to the Merger, except on the receipt of cash in lieu of a fractional share interest in HBOC Common Stock.
    As of the date of this Proxy Statement/Prospectus, Jones, Day, Reavis & Pogue has advised HBOC and HBOC-GA that in its opinion (i) the Merger will qualify as a reorganization pursuant to Section 368(a) of the Code and (ii) no gain or loss will be recognized by either HBOC, HBOC-GA or National as the result of the consummation of the Merger.
    The opinions of Osborn Maledon and Jones, Day, Reavis & Pogue referred to herein are based upon certain representations and warranties of HBOC, HBOC-GA, National and certain stockholders of National that are customarily made in connection with such opinions. In addition, consummation of the Merger is subject to the condition that as of the Closing Date the opinions described above shall not have been withdrawn or materially modified. No ruling, however, has been requested from the Internal Revenue Service in connection with the Merger, and the opinions referred to above would neither be binding upon the Internal Revenue Service nor preclude it from adopting a contrary position.
    Provided that the Merger constitutes a tax-free reorganization, the aggregate adjusted tax basis of the HBOC Common Stock received (including any fractional share interests deemed received) by a stockholder of National as a result of the Merger will be the same as the aggregate adjusted tax basis of the shares of National Common Stock surrendered in exchange therefor. The holding period of the HBOC Common Stock received (including any fractional share interests deemed received) by a stockholder of National as a result of the Merger will include the holding period of the shares of National Common Stock surrendered in exchange therefor. Any cash that a stockholder of National receives in lieu of a fractional interest in a share of HBOC Common Stock will be treated as if the fractional share were distributed in the Merger and were then redeemed for the cash payment, resulting in gain or loss upon receipt of such cash taxed as provided in Section 302 of the Code.
    To prevent "backup withholding" of federal income tax on any payments of cash to a National stockholder in the Merger, a National stockholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such holder's correct taxpayer identification number ("TIN") on a substitute Form W-9 and certify under penalties of perjury that such number is correct and that such holder is not subject to backup withholding. The exceptions provide that certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt recipient, however, he or she must submit a signed statement (I.E., Certificate of Foreign Status on Form W-8) attesting to his or her exempt status. A Substitute Form W-9 will be provided to each National stockholder in the letter of transmittal to be mailed to each holder after the Effective Time. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on a National stockholder by the

Internal Revenue Service, and any cash received by such stockholder may be subject to backup withholding at a rate of 31%.

    THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT/PROSPECTUS. STOCKHOLDERS OF NATIONAL ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS).
NO APPRAISAL RIGHTS
    Because National Common Stock was a Nasdaq NM security as of the Record Date, the holders of shares of National Common Stock will not be entitled to appraisal rights pursuant to Section 262 of the DGCL in connection with the Merger.

           INTERESTS OF CERTAIN PERSONS IN EACH OF HBOC AND NATIONAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF HBOC

    The following table sets forth, as of September 30, 1997, unless otherwise indicated, certain information with respect to all stockholders known to HBOC to beneficially own more than five percent of the HBOC Common Stock and information with respect to HBOC Common Stock beneficially owned by each director of HBOC, the Chief Executive Officer of HBOC and HBOC's other executive officers who were the most highly compensated for the year ended December 31, 1996, and all directors and executive officers of HBOC as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to HBOC Common Stock owned by them and beneficial ownership is determined in accordance with the rules of the Commission.

                                                                            AMOUNT AND NATURE
                                                                              OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                           OWNERSHIP(1)         PERCENT OF CLASS
-----------------------------------------------------------------------  ------------------------  -------------------
Putnam Investments, Inc.
  One Post Office Square
  Boston, Massachusetts 02109..........................................          12,638,106(2)                6.3%
Alfred C. Eckert III...................................................              85,000(3)              *
Holcombe T. Green, Jr..................................................           2,271,720(4)                1.1%
Philip A. Incarnati....................................................              40,000(5)              *
Alton F. Irby III......................................................              86,000(6)              *
Gerald E. Mayo.........................................................             164,000(5)              *
Charles W. McCall......................................................           2,536,813(7)                1.3%
James V. Napier........................................................             150,976(8)              *
Donald C. Wegmiller....................................................              40,000(5)              *
Jay P. Gilbertson......................................................             141,744(9)              *
Albert J. Bergonzi.....................................................             135,612(10)             *
Jay M. Lapine..........................................................              24,382(11)             *
Russell G. Overton.....................................................              30,756(12)             *
All Directors and Executive Officers as a Group (12 persons)...........           5,707,003(13)               2.8%

------------------------

 *  Less than 1%.

 (1) In accordance with the rules of the Commission, a person is deemed to be the beneficial owner of any securities such person has the right to acquire within 60 days of the date on which beneficial ownership is determined. Accordingly, options exercisable within such period are reported as presently exercisable.

 (2) According to the joint Schedule 13G as of December 31, 1996, of Putnam Investments, Inc. ("PI"), its parent, Marsh & McLennan Companies, Inc. and PI's subsidiaries, Putnam Investment Management, Inc. ("PIM") and The Putnam Advisory Company, Inc. ("PAC"), PAC has shared voting and shared dispositive power with respect to 1,552,600 and 2,426,130 of such shares, PIM has shared dispositive power with respect to 10,211,976 of such shares and PI has shared voting and shared dispositive power with respect to 1,552,600 and 12,638,106 of such shares.

 (3) Includes 80,000 shares that may be acquired through the exercise of presently exercisable stock options and 5,000 held in an IRA for the benefit of Mr. Eckert.

 (4) Includes 900,000 shares that Mr. Green may acquire through the exercise of presently exercisable stock options; 22,920 shares held in an IRA for the benefit of Mr. Green; 1,100,600 shares held by a limited partnership of which Mr. Green's wife is a general partner and with respect to which beneficial ownership is disclaimed, except to the extent of his pecuniary interest therein; and 248,200 shares held by HTG Corp., which is wholly-owned by Mr. Green.

 (5) Represents shares that may be acquired through the exercise of presently exercisable stock options.

 (6) Includes 80,000 shares that may be acquired through the exercise of presently exercisable stock options.

 (7) Includes 440,000 shares that may be acquired through the exercise of presently exercisable stock options.

 (8) Includes 1,400 shares owned by Mr. Napier's daughter and 100,000 shares that may be acquired through the exercise of presently exercisable stock options.

 (9) Includes 124,000 shares that may be acquired through the exercise of presently exercisable stock options.

(10) Includes 132,000 shares that may be acquired through the exercise of presently exercisable stock options.

(11) Includes 24,000 shares that may be acquired through the exercise of presently exercisable stock options.

(12) Includes 4,000 shares that may be acquired through the exercise of presently exercisable stock options.

(13) Includes 2,128,000 shares that may be acquired through the exercise of presently exercisable stock options.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NATIONAL

    The following table sets forth, as of October 27, 1997, unless otherwise indicated, certain information with respect to all stockholders known to National to beneficially own more than five percent of the National Common Stock, and information with respect to National Common Stock beneficially owned by each director of National, the Chief Executive Officer of National and National's four other most highly compensated executive officers for the year ended January 31, 1997, and all directors and executive officers of National as a group. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to National Common Stock owned by them, subject to community property laws where applicable, and beneficial ownership is determined in accordance with the rules of the Commission.

                                                                                     AMOUNT AND NATURE
                                                                                       OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER                                                     OWNERSHIP           PERCENT
---------------------------------------------------------------------------------  ----------------------  -----------
Edward B. Diethrich, M.D. and Gloria D. Diethrich
  P.O. Box 10000
  Phoenix, Arizona 85064.........................................................             951,766(1)         13.3%
Bisgrove Financial Management LP
  U.S. West Building
  5090 N. 40th Street
  Phoenix, Arizona 85253.........................................................             579,000             8.0%
Rural/Metro Corporation
  8401 East Indian School Road
  Scottsdale, Arizona 85251......................................................             370,370             5.2%
Gregory J. Petras................................................................             809,394(2)         11.3%
John P. Delmatoff................................................................                   0           *
Terri S. Langhans................................................................             202,032             2.8%
W. Cal McGraw....................................................................             184,508(3)          2.5%
A. Neal Westermeyer..............................................................             183,398(4)          2.6%
Ian R. Lazarus...................................................................              87,936(5)          1.2%
Gardiner S. Dutton...............................................................              76,400(6)          1.0%
James W. Myers...................................................................              29,000(7)        *
Steven D. Wood, Ph.D.............................................................              50,900(8)        *
George J. Bregante...............................................................                   0           *
Mark E. Liebner..................................................................                   0           *
All Directors and Executive Officers as a Group (12 persons).....................           1,838,668(9)         25.8%

------------------------

 *  Less than 1%

(1) Includes shares beneficially held under a Revocable Trust Agreement dated May 8, 1974, the trustees of which are Dr. and Mrs. Diethrich. The trust created thereunder has sole voting and investment power and also holds all of Dr. Diethrich's stock in The Arizona Heart Institute.

(2) Includes 183,300 shares that may be acquired through the exercise of presently exercisable stock options.

(3) Includes 10,000 shares that may be acquired through the exercise of presently exercisable stock options.

(4) Includes 181,398 shares that may be acquired through the exercise of presently exercisable stock options.

(5) Includes 52,500 shares that may be acquired through the exercise of presently exercisable stock options.

(6) Includes 25,400 shares that may be acquired through the exercise of presently exercisable stock options.

(7) Includes 29,000 shares that may be acquired through the exercise of presently exercisable stock options.

(8) Includes 47,400 shares that may be acquired through the exercise of presently exercisable stock options.

(9) Includes 714,400 shares that may be acquired through the exercise of presently exercisable stock options.

INTERESTS OF CERTAIN NATIONAL PERSONS IN MATTERS TO BE ACTED UPON

    In considering the Merger, holders of National Common Stock should be aware that the directors and executive officers of National have interests in the Merger in addition to their interests as stockholders of National generally, as described below.

    Pursuant to certain agreements, the executive officers of National are entitled to receive severance payments if their employment is terminated under certain circumstances. National entered into a Key Executive Employment and Severance Agreement (an "Employment Agreement") with each of Earl E. Bray, Richard R. Hill, Terri S. Langhans, Ian R. Lazarus, A. Neal Westermeyer and Jeffrey T. Zywicki (collectively, the "Officers"). Under the terms of such Employment Agreement, each Officer is entitled to certain compensation and other benefits, if his or her employment with National is terminated after a change of control of National, such as the Merger. The maximum liability of HBOC, as successor to National, under each Employment Agreement in the event of an Officer's termination after the Merger would be the sum of all accrued benefits of such Officer, the immediate vesting of any unvested options to purchase National Common Stock granted to such Officer (if vesting is conditioned solely on continued employment), bonus payments (with assumed attainment of specified performance), the continuation of insurance coverage at National's expense for 18 months, out-placement services, relocation expenses, and payment of such Officer's annual salary for 18 months, if such Officer's employment is terminated within one year of the Closing Date, or for one year, if such Officer's employment is terminated after one year subsequent to the Closing Date (in either event, "Termination Payments"), provided that such Termination Payments shall be reduced by half because the Merger was unanimously approved by the National Board, except with regard to Messrs. Bray and Zywicki. Under the terms of each Employment Agreement, each Officer other than Messrs. Bray and Zywicki is required to attempt to obtain comparable employment and the amount of such Officer's Termination Payments will be reduced by any compensation received therefrom. Pursuant to the Employment Agreement, each Officer agrees that during his or her employment and thereafter for one year or any longer period in which he or she is receiving Termination Payments, if such Officer is terminated for cause or voluntarily terminates his or her employment, such Officer will not act in a similar capacity for any business which competes to a substantial degree with National in the United States, or engage in any activity involving direct, material competition in the United States with National's then existing products or services, or those planned for release by National within the following 12 months of which the Officer has notice, without the prior approval of the HBOC Board. Pursuant to the Employment Agreement between Mr. Bray and National, if Mr. Bray's employment is terminated within one year of the Closing Date, he is entitled to receive his annual salary for 18 months in a lump sum within 15 days after the termination date. Currently the annual base salary of each Officer is as follows: Mr. Bray: $105,000 ; Mr. Hill: $125,000 ; Ms. Langhans: $151,000 ; Mr.
Lazarus: $130,000 ; Mr. Westermeyer: $175,000; and Mr. Zywicki: $125,000.

    W. Cal McGraw, a director of National and Chief Executive Officer of National's international subsidiary, owns a minority interest in such subsidiary. It is anticipated that such interest will be purchased by HBOC in the future although the parties have not negotiated the terms of such potential transaction. There can be no assurance that such purchase will occur or as to the terms thereof.

    HBOC-GA has agreed that subsequent to the Closing Date, it will provide to the directors and officers of National indemnification in accordance with the current provisions of the Certificate of Incorporation and Bylaws of National with respect to matters occurring prior to the Effective Time and the Merger and the other transactions contemplated by the Merger Agreement, for a period of six years from the Effective Time or until any known matters are resolved. See "Comparison of Rights of Holders of Shares of Each of HBOC Common Stock and National Common Stock--Liability and Indemnification of Officers and Directors."

              COMPARISON OF RIGHTS OF HOLDERS OF SHARES OF EACH OF
                  HBOC COMMON STOCK AND NATIONAL COMMON STOCK

INTRODUCTION

    HBOC and National are each incorporated under the laws of the State of Delaware. The holders of shares of National Common Stock, whose rights as stockholders are currently governed by Delaware law, the Certificate of Incorporation of National, as amended (the "National Charter"), and the Amended and Restated By-laws of National (the "National Bylaws"), will, upon the exchange of their shares pursuant to the Merger, become holders of shares of HBOC Common Stock, and their rights as such will be governed by Delaware law, the HBOC Certificate of Incorporation, as amended (the "HBOC Charter"), and the Amended and Restated Bylaws of HBOC (the "HBOC Bylaws"). The material differences between the rights of holders of shares of National Common Stock and the rights of holders of shares of HBOC Common Stock result from differences in their governing corporate documents and are summarized below.

    The following summary does not purport to be a complete statement of the rights of holders of shares of HBOC Common Stock under applicable Delaware law, the HBOC Charter and HBOC Bylaws or a comprehensive comparison with the rights of the holders of shares of National Common Stock under applicable Delaware law, the National Charter and National Bylaws or a complete description of the specific provisions referred to herein. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to the DGCL and the governing corporate documents of HBOC and National, to which holders of shares of National Common Stock are referred. See "Incorporation of Certain Information by Reference."

AUTHORIZED CAPITAL STOCK

    The DGCL requires that a corporation's certificate of incorporation set forth the total number of shares of all classes of stock which the corporation has authority to issue and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof. The HBOC Charter provides that HBOC has authority to issue (i) 250,000,000 shares of HBOC Common Stock and (ii) 1,000,000 shares of preferred stock, no par value. The National Charter provides that National has the authority to issue (i) 10,000,000 shares of National Common Stock and (ii) 2,000,000 shares of preferred stock, par value $.001 per share.

BOARD OR STOCKHOLDER APPROVED PREFERRED STOCK

    The DGCL permits a corporation's certificate of incorporation to allow its board of directors to issue, without stockholder approval, one or more series of preferred or preference stock and to designate their rights, preferences, privileges and restrictions. The HBOC Charter grants such power to the HBOC Board. The HBOC Board has designated one series of preferred stock, the Series A Junior Participating Preferred Stock. See "Incorporation of Certain Information by Reference." The National Charter also grants such power to the National Board. The National Board has designated one series of preferred stock, the Series A Convertible Preferred Stock, none of which is currently outstanding.

VOTING RIGHTS

    The DGCL states that, unless a corporation's certificate of incorporation or, with respect to clauses (ii) and (iii), the bylaws, specify otherwise, (i) each share of its capital stock is entitled to one vote, (ii) a majority of voting power of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a stockholders' meeting and (iii) in all matters other than the election of directors, the affirmative vote of a majority of the voting power of shares, present in person or represented by proxy at the meeting and entitled to vote on the subject matter, shall be the action of the stockholders. The holders of shares of HBOC Common Stock are entitled to one vote per share on all matters to be voted on by the stockholders of HBOC. The holders of shares of National Common Stock are entitled to one vote per share on all matters to be submitted to a vote of the stockholders of National.

NUMBER OF DIRECTORS

    Under the DGCL, unless a corporation's certificate of incorporation specifies the number of directors, such number shall be fixed by, or in the manner provided in, its bylaws. If a corporation's certificate of incorporation expressly authorizes its board of directors to amend its bylaws, its board of directors may change the authorized number of directors by an amendment to the corporation's bylaws, if fixed therein, or in such manner as is provided therein. If such certificate of incorporation specifies the number of directors, the number of directors can only be changed by amending the certificate of incorporation. The HBOC Bylaws provide that the number of members of the HBOC Board shall be not less than three nor more than fifteen, such number to be established by the HBOC Board or stockholders. The number of directors on the HBOC Board is currently eight. The National Bylaws specify that the number of directors shall be fixed from time to time by resolution of the National Board. The number of directors constituting the National Board is currently seven.

ELECTION OF BOARD OF DIRECTORS

    The DGCL provides that a corporation's directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Under the DGCL, a corporation's certificate of incorporation may provide that stockholders of a corporation can elect directors by cumulative voting. Neither the HBOC Charter nor the National Charter provides for cumulative voting.

VOTE ON MERGER, CONSOLIDATION OR SALE OF SUBSTANTIALLY ALL ASSETS

    The DGCL generally requires approval of any merger, consolidation or sale of substantially all the assets of a corporation at a meeting of stockholders by vote of the holders of a majority of all outstanding shares of the corporation entitled to vote thereon. The certificate of incorporation of a Delaware corporation may provide for a greater vote. The HBOC Charter generally requires the affirmative vote of four-fifths of the outstanding HBOC Common Stock to approve certain business combinations, except under certain circumstances. The National Charter does not contain any provision requiring a greater vote with respect to business combinations. See "--Anti-Takeover Protection."

SPECIAL MEETINGS OF STOCKHOLDERS

    Under the DGCL, special stockholder meetings of a corporation may be called by its board of directors and by any person or persons authorized to do so by its certificate of incorporation or bylaws. Under the HBOC Charter and HBOC Bylaws, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President or by holders of four-fifths of the outstanding shares of HBOC Common Stock and shall be called by the Chairman of the Board or President at the request in writing of three-fourths of the directors of HBOC. Such requests shall state the purpose or purposes of the proposed meeting. The National Bylaws provide that special meetings of stockholders may be called by the President or by a majority of the National Board. The written notice of a special meeting shall state the time, place and object for which the meeting is called.

STOCKHOLDER ACTION BY WRITTEN CONSENT

    Under the DGCL, any action by a corporation's stockholders must be taken at a meeting of such stockholders, unless a consent in writing setting forth the action so taken is signed by the stockholders having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Actions by written consent, however, may not be taken if otherwise provided for in the certificate of incorporation. The HBOC Charter expressly prohibits written consents by stockholders. The National Charter does not prohibit written consents.

AMENDMENT OF CERTIFICATE OF INCORPORATION

    The DGCL allows amendment of a corporation's certificate of incorporation if its board of directors adopts a resolution setting forth the amendment proposed and declaring its advisability and the stockholders thereafter approve such proposed amendment, either at a special meeting called by the board for the purpose of approval of such amendment by the stockholders or, if so directed by the board, at the next annual stockholders' meeting. At any such meeting, the proposed amendment generally must be approved by a majority of the outstanding shares entitled to vote. The holders of the outstanding shares of a class are entitled to vote as a separate class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the aggregate number of authorized shares of such class, increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely. If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but not affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class for the purposes of a vote on the amendment. Under the DGCL, a corporation's certificate of incorporation also may require, for action by the board or by the holders of any class or series of voting securities, the vote of a greater number or proportion than is required by the DGCL and the provision of the certificate of incorporation requiring such greater vote may also provide that such provision cannot be altered, amended or repealed except by such greater vote.

    The HBOC Charter contains no provisions requiring a vote greater than that specified in the DGCL to amend the HBOC Charter, except for those provisions relating to business combinations. The National Charter contains no provisions requiring a vote greater than that specified in the DGCL to amend the National Charter.

AMENDMENT OF BYLAWS

    Under the DGCL, the power to adopt, amend or repeal a corporation's bylaws resides with the stockholders entitled to vote thereon, and with the directors of such corporation if such power is conferred upon the board of directors by the certificate of incorporation. The HBOC Charter authorizes the HBOC Board to make, alter or repeal the HBOC Bylaws. The National Charter provides that the National Bylaws may be made, altered or amended by the National Board or in accordance with applicable law. Additionally, the National Bylaws provide that the stockholders of National or the National Board may alter or repeal the National Bylaws.

LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

    The DGCL provides that a corporation may limit or eliminate a director's personal liability for monetary damages to the corporation or its stockholders for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying or approving a stock repurchase in violation of Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Both the HBOC Charter and the National Charter provide for elimination of personal liability subject to the statutory exceptions.

    Under the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. The HBOC Bylaws and the National Charter provide to directors and officers of HBOC and National, respectively, indemnification to the fullest extent provided by law. Additionally, the HBOC Bylaws and the National Bylaws provide that expenses incurred by a person in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is a director, officer, employee or agent may be paid in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by HBOC or National, as the case may be, as authorized by relevant Delaware law.

PAYMENT OF DIVIDENDS

    The DGCL permits the payment of dividends and the redemption of shares out of a corporation's surplus. Under the DGCL, if a dividend is paid out of capital surplus, stockholders need not be notified, and the dividends may, in certain cases, also be paid out of net profits for the fiscal year in which declared or out of net profits for the preceding fiscal year. Neither the HBOC Charter nor the National Charter has provisions limiting the payment of dividends. Additionally, the National Bylaws provide that before payment of any dividend, the National Board may set aside out of any funds available for dividends such amount as the National Board, in its absolute discretion, thinks proper as a reserve for any purpose as the National Board shall think conducive to the interest of National.

ANTI-TAKEOVER PROTECTION

    Under the DGCL, a merger or consolidation generally must be approved by the affirmative vote of the holders of a majority of all of the outstanding shares of stock entitled to vote thereon. However, no stockholder approval is required if the acquiring corporation owns 90% or more of the outstanding shares of the acquired corporation.

    In addition to the DGCL's general requirements, Section 203 of the DGCL, "Business Combinations with Interested Stockholders," prohibits a corporation that does not opt out of its provisions from entering into certain business combination transactions with "interested stockholders" (generally defined to include persons beneficially owning 15% or more of the corporation's outstanding capital stock) unless certain super-majority votes are obtained. HBOC has opted out of Section 203 in its Bylaws. However, the HBOC Charter places certain restrictions on "Business Combinations" (such as a merger) with "Controlling Persons" (generally a person holding more than 10% of the HBOC Common Stock) unless, generally speaking, the Business Combination has been approved by the affirmative vote of the holders of four-fifths of the outstanding HBOC Common Stock not held by the Controlling Person or its related entities or by a majority of directors who were directors prior to the time the Controlling Person became a Controlling Person and who are not affiliated with the Controlling Person. Such provisions do not apply to the Merger. National has not opted out of Section 203 in the National Charter or National Bylaws.

APPRAISAL RIGHTS

    Generally, no appraisal rights are available under the DGCL for shares of any class of stock which are (i) listed on a national securities exchange or designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders. Further, under the DGCL, stockholders of corporations being acquired pursuant to a merger have the right to serve upon the corporation a written demand for appraisal of their shares when the stockholders receive any form of consideration for their shares other than (a) shares of the surviving corporation, (b) shares of any other corporation (i) listed on a national securities exchange, (ii) designated as a national market system security on an inter-dealer quotation system by the National Association of Securities Dealers, Inc. or (iii) held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares or (d) any combination thereof. Stockholders entitled to appraisal rights subsequently receive cash from the corporation equal to the value of their shares as established by judicial appraisal. Corporations may enlarge these statutory rights by including in their certificate of incorporation a provision allowing appraisal rights in any merger in which the corporation is a constituent corporation. Neither the HBOC Charter nor the National Charter contains such a provision on appraisal rights.

    The holders of shares of National Common Stock are not entitled to appraisal rights in connection with the Merger pursuant to Section 262 of the DGCL because the National Common Stock was designated as a national market system security on the Nasdaq NM as of the Record Date.

                                BUSINESS OF HBOC

GENERAL

    HBOC develops integrated patient care, clinical, financial, managed care and strategic management software solutions for the healthcare industry. These open systems applications facilitate the integration of clinical, financial and administrative data from a wide range of customer systems and software. HBOC's broad product portfolio can be implemented in a variety of combinations from stand-alone to enterprise-wide, enabling customers to add incremental capabilities to existing information systems without making prior capital investments obsolete. HBOC also provides a full complement of network communications technologies, including wireless capabilities, as well as outsourcing services that are offered under contract management agreements whereby its staff manages and operates data centers, information systems, organizations and business offices of healthcare institutions of various sizes and structures. In addition, HBOC offers a wide range of electronic commerce services, including electronic medical claims and remittance advice services as well as statement processing.

    HBOC markets its products and services to integrated health delivery networks, hospitals, physicians' offices, home health providers, pharmacies, reference laboratories, managed care providers and payers. HBOC also sells its products and services internationally through subsidiaries and/or distribution agreements in the United Kingdom, Canada, Ireland, Saudi Arabia, Kuwait, Australia, Puerto Rico and New Zealand.

    As of December 31, 1996, HBOC had 4,404 employees worldwide.

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RECENT DEVELOPMENTS

    HBOC has entered into an Agreement of Merger dated September 27, 1997 among HBOC, HBOC-GA and HPR. Such agreement is subject, among other things, to approval by the stockholders of HPR. HPR develops and markets software and proprietary database products incorporating clinical knowledge that enable payers and providers of healthcare services to better manage the financial risk associated with the delivery of healthcare and the quality of care.

                              BUSINESS OF NATIONAL

    National develops and distributes products and services used in the delivery of telephonic medical assistance and care management. Its products and services are designed to link software, voice technology, health information and strategic consulting services to assist healthcare organizations, including employers, promote wellness behavior, educate members, increase access to appropriate services and lower costs without compromising care.

    National's products include clinical software used by licensed healthcare professionals to assist callers via telephone with their medical concerns. National has over 700 clients in the United States, including hospitals, integrated delivery systems, physician group practices, HMO's, indemnity insurance companies and self-insuring employers as part of its installed base of clients. In addition, National markets to PPO's, CHAMPUS, government programs, children's hospitals, Medicare/Medicaid and the military. National also utilizes its own software and employs its own licensed healthcare professionals to deliver telephonic medical assistance and care management 24 hours per day, seven days per week under outsourcing arrangements through its recently established medical call center division.

    As of April 15, 1997, National employed a total of approximately 225 full-time employees.

                             STOCKHOLDER PROPOSALS

    If the Merger is not consummated, proposals of stockholders intended to be presented at National's 1998 annual meeting of stockholders must be received by National by January 28, 1998 for inclusion in National's proxy materials relating to such meeting. In the event the Merger is consummated, there will not be a 1998 annual meeting of stockholders of National.

                                 OTHER MATTERS

    The management of National knows of no other matters that may come before the Meeting. However, if matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named on the enclosed form of proxy to vote such proxy in accordance with their best judgment.

                             CERTAIN LEGAL MATTERS

    The validity of the shares of HBOC Common Stock offered hereby have been passed upon for HBOC by Jones, Day, Reavis & Pogue, Atlanta, Georgia. Certain tax matters in connection with the Merger have been passed upon for National by Osborn Maledon, P.A., Phoenix, Arizona.

                                    EXPERTS

    The audited financial statements and schedule of HBOC incorporated by reference in this Proxy Statement/Prospectus and elsewhere in the Registration Statement of which this Proxy Statement/Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    With respect to the unaudited interim financial information of HBOC for the six months ended June 30, 1996 and 1997, which are incorporated by reference herein, Arthur Andersen LLP has applied limited procedures in accordance with professional standards for a review of that information. However, their separate report thereon states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on that information should be restricted in light of the limited nature of the review procedure applied. In addition, the accountants are not subject to the liability provisions of Section 11 of the Securities Act, for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

    The audited financial statements of National incorporated by reference in this Proxy Statement/ Prospectus and elsewhere in the Registration Statement of which this Proxy Statement/Prospectus is a part, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                                                                      APPENDIX A

                              AGREEMENT OF MERGER

    THIS AGREEMENT OF MERGER, made this 2nd day of October, 1997, by and among HBO & COMPANY, a Delaware corporation ("Parent"); HBO & COMPANY OF GEORGIA, a Delaware corporation (hereinafter referred to as "Purchaser"); and NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC., a Delaware corporation (hereinafter referred to as the "Acquired Company");

                              W I T N E S S E T H:

    WHEREAS, the Boards of Directors of the Acquired Company, Parent and Purchaser deem it advisable and in the best interests of their respective stockholders that Purchaser acquire the Acquired Company, and, on or prior to the date hereof, such Boards of Directors have approved the acquisition of the Acquired Company upon the terms and subject to the conditions set forth herein;

    NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the receipt, sufficiency and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

I. DEFINITIONS.

    As used herein, the following terms shall have the following meanings unless the context otherwise requires:

    1.1 "Acquired Company" shall mean National Health Enhancement Systems, Inc., a Delaware corporation.

    1.2 "Acquired Company Information" shall have the meaning set forth in
Section 2.3.1.

    1.3 "Acquired Company Reports" shall have the meaning set forth in Section 3.21.

    1.4 "Acquired Company Software" shall have the meaning set forth in Section 3.14.2(iii).

    1.5 "Acquired Company Stock" shall mean the common stock, $.001 par value per share, of the Acquired Company.

    1.6 "Agreement" shall mean this Agreement of Merger.

    1.7 "Assumed Option" shall have the meaning set forth in Section 2.1.7.

    1.8 "Benefit Plans" shall have the meaning set forth in Section 3.16.

    1.9 "Certificate of Merger" shall have the meaning set forth in Section
2.1.2.

   1.10 "Certificates" shall have the meaning set forth in Section 2.2.2 hereof.

   1.11 "Closing" shall have the meaning set forth in Section 2.1.9 hereof.

   1.12 "Closing Date" shall mean the date on which the Closing occurs pursuant to Section 8.1 hereof.

   1.13 "Covenants Not to Compete" shall mean the Covenants Not to Compete referred to in Section 6.11.

   1.14 "Customer Contracts" shall mean the contracts identified on Exhibit 1.14 hereto.

   1.15 "Delaware Code" shall mean the Delaware General Corporation Law.

   1.16 "DOL" shall mean the United States Department of Labor.

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   1.17 "Effective Time" shall mean the time the Merger becomes effective, as set forth in Section 2.1.2.

   1.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

   1.19 "ERISA Affiliate" shall mean, with respect to a Person, any other Person that is required to be aggregated with such Person under Tax Code Section 414(b), (c), (m) and/or (o) at any time prior to the Closing Date.

   1.20 "ERISA Plan" shall have the meaning set forth in Section 3.16.1.

   1.21 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   1.22 "Exchange Agent" shall mean the person designated by Purchaser as the Exchange Agent pursuant to Section 2.2.1 hereof.

   1.23 "Exchange Ratio" shall mean the ratio of exchange pursuant to the Merger in respect of each share of Acquired Company Stock constituting a fraction of a share of Parent Stock as determined pursuant to the provisions of Section 2.1.6.

   1.24 "Existing Option" shall have the meaning set forth in Section 2.1.7.

   1.25 "HEI" shall mean Health Enhancement Systems International, Inc., an Arizona corporation.

   1.26 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust and Improvements Act of 1976, as amended.

   1.27 "Hazardous Substance" shall have the meaning set forth in Section 3.18.

   1.28 "Interim 1997 Financial Statements" shall have the meaning set forth in
Section 3.5.1.

   1.29 "IRS" shall mean the United States Internal Revenue Service.

   1.30 "Licensed Software" shall have the meaning set forth in Section 3.14.2(ii).

   1.31 "Material Adverse Effect" shall mean a material adverse effect on the businesses, assets, financial condition or results of operations of the corporation in question and its subsidiaries, taken as a whole.

   1.32 "Material Contract" shall have the meaning set forth in Section 3.12.

   1.33 "Merger" shall mean the merger of the Acquired Company with and into Purchaser, as set forth in Section 2.1.1.

   1.34 "Merger Consideration" shall have the meaning set forth in Section 2.1.6(a).

   1.35 "Nasdaq" shall mean the Nasdaq National Market of the Nasdaq Stock Market, Inc.

   1.36 "1995, 1996 and 1997 Financial Statements" shall have the meaning set forth in Section 3.5.1.

   1.37 "1933 Act" shall mean the Securities Act of 1933, as amended.

   1.38 "Owned Software" shall have the meaning set forth in the first paragraph of Section 3.13.

   1.39 "Parent" shall mean HBO & Company, a Delaware corporation, which is the sole stockholder of Purchaser.

   1.40 "Parent Reports" shall have the meaning set forth in Section 4.5.

   1.41 "Parent Stock" shall mean the common stock, $0.05 par value per share, of Parent.

   1.42 "PBGC" shall mean the Pension Benefit Guaranty Corporation established under Title IV of ERISA.

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   1.43 "Person" shall include, but is not limited to, an individual, a trust, an estate, a partnership, an association, a company, a corporation, a sole proprietorship, a professional corporation or a professional association.

   1.44 "Pooling Letter" shall have the meaning set forth in Section 2.4(b).

   1.45 "Purchaser" shall mean HBO & Company of Georgia, a Delaware corporation.

   1.46 "Real Property" shall have the meaning set forth in Section 3.18.

   1.47 "Registration Statement" shall have the meaning set forth in Section 2.3.1.

   1.48 "Rule 145 Letters" shall have the meaning set forth in Section 2.4(a).

   1.49 "SEC" shall mean the Securities and Exchange Commission.

   1.50 "Stock Plans" shall mean the National Health Enhancement Systems, Inc. 1988 Stock Option Plan, the Expert Systems, Inc. 1990 Stock Option Plan, the Expert Systems, Inc. 1993 Stock Option Plan and the National Health Enhancement Systems, Inc. 1997 Equity Incentive Plan.

   1.51 "Subsidiaries" shall mean the subsidiaries of the Acquired Company, which are listed on EXHIBIT 3.1 hereto.

   1.52 "Surviving Corporation" shall have the meaning set forth in Section
2.1.1 hereof.

   1.53 "Takeover Proposal" shall have the meaning set forth in Section 2.11 hereof.

   1.54 "Tax Code" shall mean the Internal Revenue Code of 1986, as amended.

II. COVENANTS AND UNDERTAKINGS.

    2.1  TERMS AND APPROVAL OF MERGER.

    2.1.1. TERMS OF THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware Code, the Acquired Company shall be merged with and into Purchaser (the "Merger"), as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof. Following the Merger, Purchaser shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Acquired Company shall cease.

    2.1.2. EFFECTIVE TIME; EFFECTS OF THE MERGER. The Merger shall become effective when both (i) this Agreement shall be adopted and approved by the stockholders of the Acquired Company in accordance with the applicable provisions of the Delaware Code and (ii) a Certificate of Merger (the "Certificate of Merger"), executed in accordance with the relevant provisions of the Delaware Code is filed with the Secretary of State of Delaware (the time the Merger becomes effective being referred to as the "Effective Time"). The Merger shall have the effects set forth in the Delaware Code.

    2.1.3. CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of Purchaser as in effect immediately preceding the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation. The Bylaws of Purchaser as in effect immediately preceding the Effective Time shall be the Bylaws of the Surviving Corporation.

    2.1.4. DIRECTORS. The directors of Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

    2.1.5. OFFICERS. The officers of Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

    2.1.6.  CONVERSION OF SHARES

    (a) Subject to Section 2.1.6(g) below, each outstanding share of Acquired Company Stock issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be converted into thirty-two one hundredths (.32) of a share of Parent Stock, deliverable to the holder thereof without interest on the value thereof, subject to adjustment in the event that:

        (i) If the average closing price per share (or if there is no sale on such date then the average between the closing bid and ask prices on any such day) for shares of Parent Stock during the twenty (20) consecutive trading days ending on the third trading day prior to the date of the Special Meeting of stockholders of the Acquired Company held to approve the Merger as reported by Nasdaq (the "Market Value"), is less than $35.37 per share, then each share of Acquired Company Stock will be converted into a fractional share of Parent Stock determined by dividing $11.32 by the Market Value; provided, however, if the Market Value is less than $25.00 per share, then the Acquired Company shall have the right to terminate the Merger prior to Closing pursuant to Section 10.1.6 hereof;

        (ii) If the Market Value is greater than $43.23 per share, then each share of Acquired Company Stock will be converted into a fractional share of Parent Company Stock determined by dividing $13.83 by the Market Value.

    (b) Each share of Acquired Company Stock held in the treasury of the Acquired Company shall, at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, be canceled and retired and cease to exist.

    (c) Subject to any applicable escheat laws, until surrendered and exchanged pursuant hereto, each certificate that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock shall be deemed for all corporate purposes of Parent, subject, however, to the other provisions of this
Section 2.1.6, to evidence the ownership of the number of whole shares of Parent Stock into which the shares of Acquired Company Stock represented thereby shall have been converted, together with the right to receive the amount of cash in lieu of fractional shares, if any, pursuant to subsections (a) and (d) of this
Section 2.1.6. (The shares of Parent Stock, and any cash in lieu of fractions thereof, receivable by each Acquired Company stockholder as described in Section 2.1.6(a) above and 2.1.6(d) below, are referred to hereinafter as the "Merger Consideration.") No cash or stock dividend payable, no certificate representing split shares deliverable, and no other distribution payable or deliverable to holders of record of Parent Stock at any time subsequent to the Effective Time shall be paid or delivered to the holder of any certificate that at the Effective Time represented Acquired Company Stock unless and until such certificate is surrendered to the Exchange Agent. However, subject to any applicable escheat laws, upon such surrender, there shall be paid or delivered to the holder of record of the certificate or certificates for Parent Stock issued and exchanged therefor, the certificates for shares and/or other property resulting from any such dividends, splits, or other distributions, as the case may be, that shall have theretofore become payable or deliverable with respect to Parent Stock subsequent to the Effective Time. No interest shall be payable with respect to such payment or delivery of any dividends or other distributions upon the surrender of certificates that represented Acquired Company Stock at the Effective Time.

    (d) No certificates or scrip representing fractional shares of Parent Stock shall be issued upon surrender of certificates representing Acquired Company Stock converted pursuant hereto, and no dividend, stock split, or other distribution of Parent shall relate to any such fractional share interest, and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Parent. In lieu of any such fractional share, any holder of Acquired Company Stock shall be entitled, upon surrender in accordance herewith of such holder's certificate or certificates representing Acquired Company Stock, to receive a cash payment therefor, without interest, in a PRO RATA amount based on the Market Value. No interest shall accrue with respect to any cash held for the benefit of holders of unsurrendered certificates theretofore representing shares of Acquired Company Stock at the Effective Time.

    (e) All shares of Parent Stock into which shares of the Acquired Company Stock have been converted pursuant to this Section 2.1.6 shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares and shall, when issued pursuant to the provisions hereof, be fully paid and nonassessable.

    (f) The stock transfer books of Acquired Company Stock shall be closed at the Effective Time, and thereafter no transfer of any such shares of Acquired Company Stock shall be recorded thereon. In the event a transfer of ownership of shares of Acquired Company Stock is not recorded on the stock transfer books of the Acquired Company, a certificate or certificates representing the number of whole shares of Parent Stock into which such shares of Acquired Company Stock shall have been converted in connection with the Merger may be issued to the transferee of such shares of Acquired Company Stock if the certificate or certificates representing such shares of Acquired Company Stock is or are surrendered to the Exchange Agent accompanied by all documents deemed necessary by the Exchange Agent to evidence and effect such transfer of ownership of shares of Acquired Company Stock and by the payment of any applicable stock transfer tax with respect to such transfer, subject to compliance with any restrictions or conditions contained herein with respect to the transfer of shares of Acquired Company Stock.

    (g) In the event that Parent at any time or from time to time after the date of this Agreement but prior to the Effective Time effects a subdivision or combination of the outstanding Parent Stock into a greater or lesser number of shares, then and in each such event the Exchange Ratio and the Market Value shall be increased or decreased proportionately and the other provisions of this
Section 2.1.6 shall be construed to give effect thereto. In the event that Parent at any time or from time to time shall fix a record date, which record date is after the date of this Agreement but prior to the Effective Time, for the determination of holders of Parent Stock entitled to receive a dividend or other distribution payable in additional shares of Parent Stock, cash (except Parent's regular quarterly dividend), or any other property, then and in each such event, regardless of whether such dividend is to be paid prior to or after the Effective Time, the Merger Consideration payable hereunder per share of Acquired Company Stock shall be increased to reflect such dividend or distribution as though each stockholder of the Acquired Company were, as of such issuance or record date, a holder of record of that number of shares of Parent Stock comprising the Merger Consideration otherwise payable to such stockholder pursuant to Section 2.1.6(a).

    2.1.7. STOCK PLANS. At the Effective Time, Parent shall assume the Acquired Company's rights and obligations under each of the outstanding options previously granted under the Stock Plans (each such option existing immediately prior to the Effective Time being called an "Existing Option," and each such option so assumed by Parent being called an "Assumed Option"), by which assumption the optionee shall have the right to purchase that number of shares of Parent Stock (rounded down to the nearest whole) into which the number of shares of Acquired Company Stock the optionee was entitled to purchase under the Existing Option would have been converted pursuant to the terms of the Merger as described in Section 2.1.6 hereof. Each Assumed Option shall constitute a continuation of the Existing Option, substituting Parent for Acquired Company as issuer and employment by Parent, Purchaser or one of their respective subsidiaries for employment by the Acquired Company. The aggregate price for the total number of shares of Parent Stock for which the Assumed Option may be exercised shall be the aggregate price at which the Existing Option was exercisable for the total number of shares of Acquired Company Stock, reduced (as necessary for purposes of rounding down) to the price that will buy the number of whole shares of Parent Stock for which the Assumed Option will be exercisable in accordance with this Section 2.1.7, and the purchase price per share of Parent Stock thereunder shall be such aggregate price divided by the total number of shares of Parent Stock covered thereby. The assumption of the Assumed

Options by Parent as provided in this Section 2.1.7 shall not, except as provided herein, provide the holders thereof additional benefits which they did not have immediately prior to the Effective Time or relieve the holders thereof of any obligations or restrictions applicable to the Assumed Options or the shares of Parent Stock obtainable upon exercise of the Assumed Options. EXHIBIT
2.1.7 sets forth all outstanding stock options, stock appreciation rights, phantom stock awards, performance share unit awards, equity participation rights, or similar awards outstanding under the Stock Plans or any other Benefit Plan as of the date hereof, and lists in respect each option, award or right, the holder, the date of grant and any vesting or similar terms.

    2.1.8. STOCKHOLDERS' MEETING. The Acquired Company, acting through its Board of Directors, shall:

        (a) promptly furnish a copy of the proxy statement/prospectus included in the Registration Statement to each of its stockholders after the Registration Statement has become effective with the SEC;

        (b) duly call, give notice of, convene and hold a special meeting of its stockholders and submit this Agreement and the Merger and any related matters, as appropriate, to a vote of the Acquired Company's stockholders as soon as practicable for the purpose of considering and taking action upon this Agreement and any such related matters; and

        (c) use its reasonable best efforts, subject to the provisions of
    Section 2.11, to obtain the necessary approval of the Merger by its stockholders.

    2.1.9. CLOSING; FILING OF CERTIFICATE OF MERGER. Upon the terms and subject to the conditions hereof, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles V, VI and VII hereof, the Acquired Company and Purchaser shall execute and file the Certificate of Merger referred to in Section 2.1.2 in the manner required by the Delaware Code, and the parties hereto shall take all such other and further actions as may be required by law to make the Merger effective. Prior to the filing referred to in this Section 2.1.9, a closing (the "Closing") will be held as set forth in Section 8.1 hereof, for the purpose of confirming all of the foregoing.

    2.1.10. TERMINATION OF 401(K) PLANS. If requested in writing by Parent, the Acquired Company shall, prior to the Closing Date, adopt appropriate resolutions and take any and all further actions necessary to terminate the National Health Enhancement Systems 401(k) Plan and the Expert Systems Inc. 401(k) Profit Sharing Plan and Trust (the "401(k) Plans") effective immediately preceding the Closing Date. Upon such termination, participants in the 401(k) Plans shall make no further deferrals with respect to compensation for services performed after such termination date and the Acquired Company shall make no further employer contributions to the 401(k) Plans after such date, other than employee compensation deferrals with respect to services through the termination date.

    2.2  DELIVERY OF MERGER CONSIDERATION.

    2.2.1. EXCHANGE AGENT. Prior to the Effective Time, Purchaser shall designate a bank or trust company to act as exchange agent in connection with the Merger (the "Exchange Agent"). At the Effective Time, Purchaser or Parent shall take all steps necessary to enable and cause Parent or the Surviving Corporation to provide the Exchange Agent with the shares of Parent Stock and cash in respect of fractional shares necessary to deliver the Merger Consideration to each holder of Acquired Company Stock as contemplated by
Section 2.1.6 hereof prior to the time that such deliveries are required to be made by the Exchange Agent as provided in this Section 2.2.

    2.2.2.  SURRENDER OF CERTIFICATES AND DELIVERY OF MERGER
CONSIDERATION. Promptly after the Effective Time, the Exchange Agent shall mail to each record holder (as of the Effective Time) of an outstanding certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Acquired Company Stock (the "Certificates"), a letter of transmittal in customary form (which specifies that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper

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
delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal properly completed and duly executed, together with any other required documents, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration payable in respect of the shares of Acquired Company Stock formerly represented by such Certificate, and such Certificate shall forthwith be canceled. If payment is to be made to a Person other than the Person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of Parent or the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.2.2, each Certificate shall represent for all purposes only the right to receive the Merger Consideration, without any interest on the value thereof.

    2.2.3. ESCHEAT LAWS. Notwithstanding any provision of this Article II to the contrary, neither Parent nor the Surviving Corporation shall be liable to any holder of Certificates formerly representing shares of Acquired Company Stock for any property properly delivered or amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

    2.3  SEC REGISTRATION.

    2.3.1. The Acquired Company shall furnish to Parent such information, including information about the Acquired Company and the Subsidiaries (including the respective affiliates of any of them), as may be necessary to enable Parent to prepare and file with the SEC a Registration Statement on Form S-4 under the 1933 Act, and the rules and regulations promulgated thereunder, in respect of the Parent Stock to be issued by reason of the Merger (such registration statement, including the proxy statement/prospectus included therein which is to be furnished to the holders of the Acquired Company Stock, in each case together with any amendments or supplements thereto, being referred to in this Agreement as the "Registration Statement"). The Acquired Company covenants that the Acquired Company Information (as defined below) included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Acquired Company's stockholders, or at the time of the meeting of the Acquired Company's stockholders held to approve the Merger Agreement, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance should come to the attention of the Acquired Company with respect to the Acquired Company Information that is required to be set forth in an amendment or supplement to the Registration Statement, the Acquired Company shall promptly notify Parent and shall assist Parent in appropriately amending or supplementing the Registration Statement in the manner contemplated in
Section 2.3.4 below. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement. The Acquired Company covenants that the Registration Statement insofar as it relates to information concerning the Acquired Company, the Subsidiaries or any of their respective businesses, assets, directors, officers, or stockholders or any other affiliates or other matters pertaining to the Acquired Company or any of the Subsidiaries that is supplied by the Acquired Company for inclusion in the Registration Statement, including by incorporation by reference to SEC filings (the "Acquired Company Information") shall comply as to form and substance in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that the Acquired Company shall have no liability or obligation for any information other than the Acquired

Company Information. The Acquired Company represents that it is eligible for registration of its securities on Form S-2.

    2.3.2. The Acquired Company shall instruct its accountants, Arthur Andersen LLP, to deliver and shall use its reasonable best efforts to cause such accountants to deliver to Parent letters dated at the time the Registration Statement becomes effective and as of the Closing Date, addressed to Parent, each containing both (i) its opinion to the effect that the Acquired Company satisfies the tests applicable to it such that the Merger can be accounted for as a "pooling of interests", which opinion letters shall be substantially in the form of the opinion letter attached as EXHIBIT 2.3.2(A) hereto; and (ii) such matters as are customarily contained in auditors' letters regarding information about the Acquired Company included in the Registration Statement, which auditors' letters shall be in form and substance reasonably satisfactory to Parent. Parent shall use its reasonable best efforts to cause its accountants, Arthur Andersen LLP, to deliver to the Acquired Company letters at such times to the effect that the Parent satisfies the tests applicable to it such that the Merger can be accounted for as a "pooling of interests", which letters shall be substantially in the form of the letter attached as EXHIBIT 2.3.2(B) hereto.

    2.3.3. Parent shall file the Registration Statement and use its reasonable best efforts to have it declared effective by the SEC as promptly as practicable, and shall use its reasonable best efforts to take any action required to be taken to comply in all material respects with any applicable federal or state securities laws in connection with the issuance of Parent Stock in the Merger; except that such covenant of Parent is made, as to those portions of the Registration Statement containing or required to contain Acquired Company Information, assuming and relying solely on timely and full compliance with Sections 2.3.1 and 2.3.2.

    2.3.4. Parent covenants that the information included in the Registration Statement shall not, at the time the Registration Statement is declared effective, at the time the proxy statement/prospectus contained therein is first mailed to the Acquired Company's stockholders, or at the time of the meeting of the Acquired Company's stockholders held to approve the Merger, contain any statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state a material fact necessary in order to make the statements therein not false or misleading; except that Parent makes no covenant as to those portions of the Registration Statement containing or required to contain Acquired Company Information. If at any time prior to the Effective Time any event or circumstance should come to the attention of Parent that is required to be set forth in an amendment or supplement to the Registration Statement, Parent shall use its reasonable best efforts to amend or supplement appropriately the Registration Statement. An amendment or supplement may be accomplished, to the extent permitted by law, rule or regulation, by including such information in a filing under the Exchange Act that is incorporated by reference into the Registration Statement.

    2.3.5. The Registration Statement and all other documents required to be filed by Parent with the SEC in connection with the transactions contemplated herein shall comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder; except that Parent shall have no liability or obligation for any failure to comply with such requirements arising out of the Acquired Company Information.

    2.3.6. Parent and the Acquired Company shall use their reasonable best efforts to file all reports to be filed by each of them on a timely basis under the 1933 Act or the Exchange Act and the rules and regulations adopted by the SEC thereunder. Parent and the Acquired Company shall use their reasonable best efforts to take such further action as may be necessary to ensure that the requirements of Rule 144(c) under the 1933 Act are satisfied so as to enable any "affiliates" of the Acquired Company (as that term is used in Rule 145 under the 1933 Act) to offer or sell the Parent Stock received by them in the Merger pursuant to paragraph (d) of Rule 145 (subject to compliance with the provisions of paragraphs (e), (f) and (g) of Rule 144).

    2.3.7. Parent shall use its reasonable best efforts to obtain prior to the effective date of the Registration Statement all necessary "Blue Sky" permits and approvals, if any, required to consummate the Merger.

    2.3.8. As soon as reasonably practicable, but not later than thirty (30) days following the Closing Date, Parent shall use their reasonable efforts to file a registration statement on Form S-8 covering shares of Parent Stock issuable pursuant to the Stock Plans; provided that such obligation is subject to and conditional on the Acquired Company providing Parent with all information requested by Parent in connection therewith prior to the Closing Date.

    2.4  AFFILIATES.

    (a) The Acquired Company shall use its reasonable best efforts (i) to cause each person that is an "affiliate" of the Acquired Company under the 1933 Act on the date preceding the date of filing of the Registration Statement, to deliver to Parent on such date a written agreement substantially in the form attached hereto as EXHIBIT 2.4(A) ("Rule 145 Letters"), and (ii) in the event that any other person becomes an affiliate of the Acquired Company thereafter to cause such person to provide a Rule 145 Letter to Parent at Closing.

    (b) The Acquired Company shall use its reasonable best efforts (i) to cause each person that is an "affiliate" of the Acquired Company under the 1933 Act on the date preceding the date of filing of the Registration Statement, to deliver to Parent on such date a written agreement substantially in the form attached hereto as EXHIBIT 2.4(B) ("Pooling Letters"), and (ii) in the event any other person becomes an affiliate of the Acquired Company on or before the date that is 31 days prior to the date of the Acquired Company's stockholder meeting to cause such person to provide a Pooling Letter to Parent at Closing.

    2.5 TRADING PROHIBITIONS. Each of Parent, Purchaser and the Acquired Company hereby acknowledges that as a result of disclosures by Parent, Purchaser and the Acquired Company contemplated under this Agreement, Parent, Purchaser, the Acquired Company, the Subsidiaries and their respective affiliates may, from time to time, have material, non-public information concerning each other. Each of Parent, Purchaser, and the Acquired Company confirms that it and its respective affiliates are aware, and that it has advised its representatives that, (i) the United States securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates, and (ii) material non-public information shall not be communicated to any other person except as permitted herein.

    2.6 CONDUCT OF THE BUSINESS OF THE ACQUIRED COMPANY AND ITS SUBSIDIARIES PRIOR TO CLOSING.

    2.6.1. Except (i) as set forth on EXHIBIT 2.6.1, (ii) with the prior written consent of Purchaser, (iii) as may be required to effect the transactions contemplated by this Agreement, or (iv) as provided otherwise in this Agreement, the Acquired Company covenants that, between the date of this Agreement and the Effective Time, the Acquired Company and the Subsidiaries will conduct their respective business in the ordinary course, and that they will:

        (a) preserve the organization of the Acquired Company and the Subsidiaries intact and use their reasonable best efforts to preserve the goodwill of customers and others having business relations with the Acquired Company or the Subsidiaries;

        (b) maintain the properties of the Acquired Company and the Subsidiaries in substantially the same working order and condition as such properties are in as of the date of this Agreement, reasonable wear and tear excepted;

        (c) not effect any sale, assignment or transfer of any of their respective assets except in the ordinary course of business;

        (d) keep in force at no less than their present limits all existing policies of insurance or comparable replacements thereof insuring the Acquired Company, the Subsidiaries and their respective properties;

        (e) except as provided in EXHIBIT 2.6.1(E), not enter into any contract, commitment, arrangement or transaction of the type described in Section 3.12 hereof or suffer, permit or incur any of the transactions or events described in Section 3.9 hereof to the extent such events or transactions are within the control of the Acquired Company or any of the Subsidiaries (except that the Acquired Company and the Subsidiaries may enter into new license agreements and support and maintenance agreements and other agreements with customers in the ordinary course of business, in each case on terms, conditions and prices consistent in all material respects with historical practices);

        (f) not make or permit any change in the Acquired Company's or any of the Subsidiaries' Articles or Certificates of Incorporation or Bylaws, or in their authorized, issued or outstanding securities (except for the issuance of Acquired Company Stock pursuant to exercise of stock options pursuant to the Stock Plans);

        (g) not grant any stock option or right to purchase any security of the Acquired Company or any of the Subsidiaries, issue any security convertible into such securities, purchase, redeem, retire or otherwise acquire any of such securities, or agree to do any of the foregoing or declare, set aside or pay any dividend, make any other distribution or declare any split in respect of such securities;

        (h) not adopt any new Benefit Plan or amend, supplement, or accelerate the timing of payments or vesting under any existing Benefit Plan, and not make any contribution to or distribution from any employee benefit plan, pension plan, stock bonus plan, 401(k) plan or profit sharing plan (except for the payment of any health, disability and life insurance premiums that may become due and except for contributions, vesting or distributions required (and not discretionary) pursuant to the terms of any Benefit Plans);

        (i) not change the amortization or capitalization policies for Owned Software or otherwise make any changes in the accounting policies of the Acquired Company and the Subsidiaries;

        (j) not issue any notes, bonds or other debt security, or create, incur (except under existing credit lines consistent with historical amounts), assume or guarantee any indebtedness for borrowed money;

        (k) not issue any shares of Acquired Company Stock or of any Subsidiary other than shares of Acquired Company Stock issuable upon exercise of presently exercisable options;

        (l) not take any action with respect to any awards under the Stock Plans and not alter in any manner the terms, conditions or dates of vesting or exercise of any of the options to purchase or other rights with respect to Acquired Company Stock;

       (m) not effect any acquisition, by purchase of stock, assets or otherwise, of any business or portion thereof or of any Person; and

        (n) promptly advise Purchaser in writing of any matters arising or of which the Acquired Company becomes aware after the date of this Agreement that, if existing or known at the date hereof, would be required to be set forth or described in this Agreement or the Exhibits hereto.

    2.6.2. Except after prior notification to, and with the prior written consent of, Purchaser, which consent shall not be unreasonably withheld, the Acquired Company shall not make or permit any Subsidiary to make, between the date of this Agreement and the Effective Time, any change in its banking or safe deposit arrangements or grant any powers of attorney.

    2.7 FILING OF TAX RETURNS. The Acquired Company shall cause all of the Acquired Company's and the Subsidiaries' federal, state and local tax returns required to be timely filed before the Effective Time to be timely and accurately filed with the appropriate taxing authorities. For purposes of this Section 2.7, such returns shall be deemed filed if the Acquired Company or the applicable Subsidiary has obtained an extension from the appropriate taxing authority as to the time in which it may file such tax returns. Except as set forth on EXHIBIT 2.7, the Acquired Company shall submit all such tax returns to Purchaser at least fifteen (15) days prior to the date they must be filed, and Purchaser shall have the opportunity to comment on and approve such returns, which approval shall not unreasonably be withheld.

    2.8  EXAMINATION OF PROPERTY AND RECORDS; CONFIDENTIALITY OF INFORMATION.

    2.8.1. Between the date of this Agreement and the Effective Time, the Acquired Company shall allow Purchaser, its counsel and other representatives full access to all the books, records, files, documents, assets, properties, contracts and agreements of the Acquired Company and the Subsidiaries that may be reasonably requested, and the Acquired Company shall furnish Purchaser, its officers and representatives during such period with all information concerning the affairs of the Acquired Company and the Subsidiaries that may be reasonably requested. Between the date of this Agreement and the Effective Time Parent shall allow any executive officer of the Acquired Company access to the Chief Financial Officer of Parent to make inquiries and request and receive information in respect of Parent or Purchaser deemed by such Chief Financial Officer in the exercise of his judgment as reasonably requested by the Acquired Company in the context of the transactions provided for herein. Each party shall conduct any investigation in a manner that will not unreasonably interfere with the businesses of the other party.

    2.8.2. All non-public information acquired by any party hereto pursuant to this Section 2.8 or otherwise under this Agreement, whether or not in writing, concerning the business, operations and affairs of any other party to this Agreement, will be kept confidential and will not be disclosed to any Person other than the parties hereto or their authorized representatives (who shall be subject to the same obligations) and will not be used for any purpose other than the consummation of the Merger and the related transactions described herein, subject to any legal disclosure obligation of any party upon advice from counsel and prior notice to the other party. Promptly upon termination of this Agreement, and at the request of any party hereto, all written materials thus obtained by any other party or any of its representatives and all copies and extracts of such materials will be delivered to the disclosing party.

    2.9 CONSENTS AND APPROVALS. The Acquired Company shall use its, and shall cause the Subsidiaries to use their, reasonable best efforts (without requiring the payment of money) to obtain the waiver, consent and approval of all persons whose waiver, consent or approval (i) is required in order to consummate the transactions contemplated by this Agreement, including without limitation, the Merger and the merger or dissolution of the Subsidiaries pursuant to Section 2.15, or (ii) is required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to which the Acquired Company or any Subsidiary is a party or subject on the Effective Time and (a) that would prohibit or require the waiver, consent or approval of any person to such transactions or (b) under which, without such waiver, consent or approval, such transactions would constitute an occurrence of default under, or otherwise conflict with or be in contravention of, the provisions thereof, result in the acceleration of any obligation thereunder or give rise to a right of any party thereto to terminate its obligations thereunder. All obtained written waivers, consents and approvals shall be produced at Closing in form and content reasonably satisfactory to Purchaser. The failure of the Acquired Company to obtain any such waiver, consent or approval, after using its reasonable best efforts to do so, shall not constitute a breach of or default under this Agreement.

    2.10 SUPPLYING OF FINANCIAL STATEMENTS. The Acquired Company shall deliver to Purchaser all regularly prepared audited and unaudited consolidated and consolidating financial statements of the Acquired Company and the Subsidiaries prepared after the date of this Agreement, in format historically published or utilized internally (as applicable), and any financial statements prepared for filing with the SEC, promptly after each is available.

    2.11 NO SOLICITATION. The Acquired Company shall not, and shall not permit any of the Subsidiaries to, and the Acquired Company and the Subsidiaries shall not authorize or permit any officer, director or employee of, or any financial advisor, attorney, accountant or other advisor or representative retained by, the Acquired Company or any of the Subsidiaries to, solicit, initiate, encourage (including by way of furnishing information), endorse or enter into any agreement with respect to, or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereafter defined). The Acquired Company shall advise Purchaser orally and in writing within one (1) business day of any Takeover Proposal or any inquiries or proposals with respect thereto. Neither the Board of Directors of the Acquired Company nor any committee thereof shall
(a) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Purchaser the approval or recommendation by the Board of Directors of the Acquired Company of the Merger or this Agreement or (b) approve or recommend, or propose to approve or recommend, any Takeover Proposal or any other acquisition of outstanding shares of Acquired Company Stock other than pursuant to the Merger or this Agreement. Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Board of Directors of the Acquired Company from furnishing information to or entering into discussions or negotiations with any unsolicited person or entity if and only to the extent that the Board of Directors of the Acquired Company shall have determined in good faith, after receiving written advice of its outside counsel, that such action would be required under applicable law in the exercise of its fiduciary duties. The Acquired Company will notify the Purchaser within one (1) business day if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with the Acquired Company and shall promptly, but in any event within one (1) business day of receipt, furnish to Parent a copy of any such written proposal or a written summary of any such oral proposal. As used in this Agreement, "Takeover Proposal" shall mean any tender or exchange offer, or proposal, other than a proposal by Purchaser or any of its affiliates, for a merger, share exchange or other business combination involving the Acquired Company or any of the Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in the Acquired Company or any of the Subsidiaries or a substantial portion of the assets of the Acquired Company or any of the Subsidiaries.

    2.12 HSR ACT FILINGS. Parent and the Acquired Company shall each, in cooperation with the other, make the required filings in connection with the transactions contemplated by this Agreement under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice, and shall request early termination of the waiting period with respect to such filings. As promptly as practicable from time to time after the date of this Agreement, each party shall make all such further filings and submissions, and take such further action, as may be required in connection therewith, and shall furnish the other all information in its possession necessary therefor. Parent and the Acquired Company shall each notify the other promptly upon receiving any request for additional information with respect to such filings from either the Antitrust Division of the Department of Justice or the Federal Trade Commission, and the party receiving the request shall use its reasonable best efforts to comply with such request as soon as possible. Neither such party shall withdraw any such filing or submission without the written consent of the other.

    2.13 TAX REPORTING. For federal and state tax purposes, Purchaser and Parent shall report the transactions contemplated by this Agreement as a reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Tax Code and similar state laws. Prior to the Effective Time, the Acquired Company will deliver to Purchaser and Parent letters to the reasonable satisfaction of Purchaser and Parent from the Acquired Company and/or certain of its stockholders that provide assurance that there is no plan or intention on the part of the stockholders of the Acquired Company (or knowledge of such plan or intent to the extent the Acquired Company provides a representation with respect to holders of less than five percent (5%) of the Acquired Company Stock) to sell, exchange or otherwise dispose of a number of shares of Parent Stock received in the Merger that would reduce the Acquired Company's stockholders' ownership of Parent Stock received in the Merger to a number of shares having a value, as of the Effective Time, of less than fifty percent (50%) of the value of all of the outstanding stock of Acquired Company immediately prior to the Effective Time.

    2.14 INDEMNIFICATION OF ACQUIRED COMPANY OFFICERS AND DIRECTORS. The Purchaser agrees that subsequent to the Closing it will provide to the directors and officers of the Acquired Company indemnification in accordance with the current provisions of the Certificate of Incorporation and By-Laws of the Acquired Company with respect to matters occurring prior to the Effective Time and the Merger and the other transactions contemplated by this Agreement, for a period of six (6) years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved). The Parent shall cause to be maintained in effect for twelve (12) months following the Closing Date the current policies of directors' and officers' liability insurance currently maintained by the Acquired Company, which policies are described on EXHIBIT 3.19, at no greater than one hundred percent (100%) of the annual premiums for such coverage as of the date hereof (as reflected on such EXHIBIT 3.19), provided that the Parent may substitute therefor policies of at least the same coverage containing terms and conditions that are no less advantageous (including, without limitation, coverage under Parent's existing policies of directors' and officers' liability insurance). In the event that the premiums for the continued coverage exceed 100% of the premiums for the coverage as of the date hereof (the "100% Amount"), Purchaser shall either substitute coverage meeting the requirements of the proviso in the preceding sentence or continue the existing insurance but reduce the maximum amount of coverage to that available for premiums equal to the 100% Amount.

    2.15 SUBSIDIARIES. The parties hereto agree that on the Closing Date, Purchaser and Acquired Company will cause the Subsidiaries to be liquidated, which may be effected, at the option of Purchaser, by corporate merger of the Subsidiaries with and into Purchaser or any subsidiary or subsidiaries of Purchaser or by corporate dissolution of the Subsidiaries. In connection with the foregoing, the Acquired Company shall acquire the shares of capital stock of HEI which it does not own on terms reasonably satisfactory to Purchaser.

    2.16 CERTAIN REPORTS. If the Merger is effective in the month of December, 1997, Parent will use its reasonable best efforts to make publicly available through a filing with the SEC the combined results of operations of Parent, Purchaser and the Acquired Company for the calendar month following the Closing on or before the twentieth (20th) day of the second calendar month following the Closing. If the Merger is effective in the month of January, 1998, Parent will use its reasonable best efforts to include the combined results of operations of Parent, Purchaser and the Acquired Company for the first full calendar month following the effective date of the Merger in Parent's Annual Report on Form 10-K for the year ending December 31, 1997. If the Merger is effective later than January, 1998, Parent will use its reasonable best efforts to make publicly available through a filing with the SEC the combined results of operations of Parent, Purchaser and the Acquired Company for the calendar month following the Closing on or before the twentieth (20th) day of the second calendar month following Closing.

III. REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANY.

    The Acquired Company represents and warrants to Purchaser and Parent as follows:

    3.1 ORGANIZATION, STANDING AND FOREIGN QUALIFICATION.

    3.1.1. Each of the Acquired Company and the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the respective jurisdiction of its incorporation as set forth in EXHIBIT 3.1 and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases.

    3.1.2. Each of the Acquired Company and the Subsidiaries is duly qualified and/or licensed to transact business and in good standing as a foreign corporation in the jurisdictions listed in EXHIBIT 3.1 hereto, and the character of the property owned or leased by the Acquired Company and the Subsidiaries and the nature of the business conducted by them do not require such qualification and/or licensing in any other jurisdiction where the failure to so qualify would have a Material Adverse Effect upon the Acquired Company.

    3.2 AUTHORITY AND STATUS.

    3.2.1. The Board of Directors of the Acquired Company, by unanimous vote of all directors present at a meeting duly called and held, has (i) determined that the Merger is fair to and in the best interests of the stockholders of the Acquired Company and (ii) resolved to submit the Merger to and recommend approval of the Merger by the stockholders of the Acquired Company.

    3.2.2. The Acquired Company has the capacity and authority to execute and deliver this Agreement, to perform hereunder and, upon approval of the transactions provided for herein by the stockholders of the Acquired Company, to consummate the transactions contemplated hereby without any other corporate or stockholder approval. The execution, delivery and performance by the Acquired Company of this Agreement and each and every other agreement, document and instrument to which the Acquired Company is a party provided for herein have been duly authorized and approved by the Board of Directors of the Acquired Company. Assuming this Agreement and each and every agreement, document or instrument to be executed, delivered and performed by the Acquired Company in connection herewith are valid and legally binding obligations of Purchaser and Parent, this Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Acquired Company in connection herewith constitute or will, when duly executed and delivered, constitute the valid and legally binding obligation of the Acquired Company enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable general equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Attached hereto as
EXHIBIT 3.2 are true, correct and complete copies of the current Articles or Certificates of Incorporation and Bylaws of the Acquired Company and the Subsidiaries.

    3.2.3. The Board of Directors of the Acquired Company received an opinion from Broadview Associates LLC, its financial advisor, concurrently with the approval described in Section 3.2.1 above to the effect that the consideration to be received by the Acquired Company's stockholders in the Merger is fair to such stockholders from a financial point of view.

    3.3 CAPITALIZATION. The entire authorized capital stock of the Acquired Company consists of twelve million (12,000,000) shares of stock, of which ten million (10,000,000) shares are designated Common Stock, par value $.001 per share, and two million (2,000,000) shares are designated Series A Convertible Preferred Stock, par value $.001 per share. Of the total authorized Acquired Company Stock, as of September 19, 1997, Five Million Six Hundred Forty Thousand Three Hundred Sixty-Two (5,640,362) shares were issued and outstanding and no shares were held in the Acquired Company's treasury. Of the total authorized Preferred Stock, no shares are issued and outstanding. As of September 19, 1997, there were options outstanding under the Stock Plans entitling the optionees thereunder upon valid exercise to acquire in the aggregate One Million Five Hundred Sixty-Five Thousand Six Hundred Eighteen (1,565,618) shares of Acquired Company Stock, and outstanding warrants and other options to purchase an aggregate of Ninety-Five Thousand Seven Hundred Fifty (95,750) shares of Acquired Company Stock, a list of which warrants and the holders thereof is set forth on EXHIBIT 2.1.7. With the exception of the right to acquire shares of Acquired Company Stock pursuant to the Stock Plans or pursuant to such warrants and the rights described on EXHIBIT 3.3, there are no outstanding rights to acquire any capital stock of the Acquired Company. Except as set forth on
EXHIBIT 3.3, all the issued and outstanding shares of each of the Subsidiaries are owned by the Acquired Company and are held free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. All of the outstanding shares of Acquired Company Stock (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) were duly authorized (or will be when issued and the option price paid), validly issued, fully paid and nonassessable. None of the capital stock of the Acquired Company is entitled to or subject to preemptive rights. Other than the requisite stockholder vote to consummate the Merger, the authorization or consent of no other person or entity is required in order to consummate the transactions contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Acquired Company or any Subsidiary or the capital stock of the Acquired Company or any Subsidiary. Except as set forth on EXHIBIT 2.1.7, there are no outstanding options, warrants, calls, commitments or plans by the Acquired Company or any Subsidiary to issue any additional shares of their capital stock, to pay any dividends on such shares or to purchase, redeem, or retire any outstanding shares of their capital stock, nor are there outstanding any securities or obligations that are convertible into or exchangeable for any shares of capital stock of the Acquired Company. Following the Merger, the Acquired Company will have no obligation to issue, transfer or sell any shares of capital stock of any of the Subsidiaries. Except as set forth on EXHIBIT 3.3, there are not now, and at the Effective Time there will not be, any voting trusts or other agreements or understandings to which the Acquired Company or any of the Subsidiaries is a party or is bound with respect to the voting of the capital stock of the Acquired Company or any of the Subsidiaries.

    3.4 ABSENCE OF EQUITY INVESTMENTS. Except for the Subsidiaries and as described in EXHIBIT 3.4 hereto, the Acquired Company does not, either directly or indirectly, own of record or beneficially any shares or other equity interests in any corporation, partnership, limited partnership, joint venture, trust or other business entity.

    3.5 LIABILITIES AND OBLIGATIONS OF THE ACQUIRED COMPANY AND THE
        SUBSIDIARIES.

    3.5.1. Attached hereto as EXHIBIT 3.5.1 are true, correct and complete copies of the Acquired Company's audited consolidated balance sheets as of January 31, 1995, January 31, 1996 and January 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, together with the reports of Arthur Andersen thereon, and the unaudited consolidated balance sheet as of July 31, 1997 and the related consolidated statements of income, stockholder's equity and cash flow for the six-month period then ended (respectively, the "1995, 1996 and 1997 Financial Statements" and the "Interim 1997 Financial Statements"). The 1995, 1996 and 1996 Financial Statements and Interim 1997 Financial Statements are complete, have been prepared in accordance with generally accepted accounting principles, consistently applied, fairly present in all material respects the financial condition of the Acquired Company and the Subsidiaries as of the respective dates thereof (subject, in the case of the Interim 1997 Financial Statements, to the absence of footnotes), and disclose all liabilities of the Acquired Company and the Subsidiaries, whether absolute, contingent, accrued or otherwise, existing as of the date thereof that are of a nature required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

    3.5.2. Neither the Acquired Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent or otherwise) including, without limitation, any liability that might result from an audit of their tax returns by any appropriate authority, except for (a) the liabilities and obligations of the Acquired Company and the Subsidiaries that are disclosed or reserved against in the Interim 1997 Financial Statements or EXHIBIT 3.5.2 hereto, to the extent and in the amounts so disclosed or reserved against, and
(b) liabilities incurred or accrued in the ordinary course of business since July 31, 1997 and liabilities incurred in connection with the transactions referred to herein.

    3.5.3.  Except as disclosed in the Interim 1997 Financial Statements or
EXHIBIT 3.5.2, neither the Acquired Company nor any Subsidiary is in default with respect to any liabilities or obligations, except for immaterial defaults, and all such liabilities or obligations shown or reflected in the Interim 1997 Financial Statements or EXHIBIT 3.5.2 and such liabilities incurred or accrued subsequent to July 31, 1997 have been, or are being, paid and discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business except as indicated in EXHIBIT 3.5.2.

    3.6 TAX RETURNS.

    3.6.1. Except as set forth on EXHIBIT 3.5.2, the Acquired Company and the Subsidiaries have, as of the date hereof, and will prior to the Effective Time have, timely and accurately filed all federal, state, foreign and local income, franchise, sales, real and personal property and other tax returns and reports required to be filed by them prior to such dates and have timely paid, or will prior to the Effective Time timely pay, all taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns, except where the failure to so file any such return or report would not individually or in the aggregate have a Material Adverse Effect upon the Acquired Company. The tax basis of all assets of the Acquired Company and the Subsidiaries as reflected on their books and records is correct and accurate in all material aspects. Except as described on EXHIBIT 3.6, neither the Acquired Company nor any Subsidiary is, nor will any of them become, subject to any additional taxes, interest, penalties or other similar charges with respect to the tax returns and reports referred to in the first sentence of this Section 3.6. No assessments or notices of deficiency or other communications have been received by the Acquired Company, nor have any been threatened, with respect to any such tax return that has not been paid, discharged or fully reserved in the Interim 1997 Financial Statements or EXHIBIT
3.6 hereto, and no amendments or applications for refund have been filed or are planned with respect to any such return, except as set forth on EXHIBIT 3.6. Except as set forth on EXHIBIT 3.6, there are no agreements between the Acquired Company or any Subsidiary and any taxing authority, including, without limitation, the IRS, waiving or extending any statute of limitations with respect to any tax return, and neither the Acquired Company nor any Subsidiary has filed any consent or election under the Tax Code, including, without limitation, any election under Section 341(f) of the Tax Code.

    3.6.2. Except as set forth on EXHIBIT 3.6.2, neither the Acquired Company nor any Subsidiary has made any parachute payments as such term is defined in
Section 280G of the Tax Code, neither is obligated to make any parachute payments, and neither is a party to any agreement that under certain circumstances could obligate it, or any successor in interest, to make any parachute payments that will not be deductible under Section 280G of the Tax Code.

    3.6.3. The Acquired Company and the Subsidiaries (a) have withheld proper and accurate amounts in compliance with the tax withholding provisions of all applicable laws for all compensation paid to the officers and employees of the Acquired Company and the Subsidiaries, (b) have correctly and properly prepared and duly and timely filed all returns and reports relating to those amounts withheld from their officers and employees and to their employer liability for employment taxes under the Tax Code and applicable state and local laws and (c) have duly and timely paid and remitted to the appropriate taxing authorities the amounts withheld from their officers and employees and any additional amounts that represent their employer liability under applicable law for employment taxes.

    3.6.4. The income tax returns of the Acquired Company have not been audited by the IRS.

    3.6.5. No issue has been raised by the IRS, any state or local taxing authority, or any other investigation or audit, that will have, or can be expected to have, a Material Adverse Effect on the Acquired Company.

    3.6.6. Except as set forth on EXHIBIT 3.5.2, the 1995, 1996 and 1997 Financial Statements and Interim 1997 Financial Statements include, and the accounts of the Acquired Company and the Subsidiaries will include, for all periods up to and including the Closing Date, adequate provision for all unpaid applicable taxes, assessments, fees and charges relating to the Acquired Company and the Subsidiaries.

    3.6.7. Neither the Acquired Company nor any Subsidiary is a "United States real property holding corporation" as defined in Section 897(c)(2) of the Tax Code.

    3.7 OWNERSHIP OF ASSETS. The Acquired Company and the Subsidiaries have title to all of their respective properties and assets, other than leased or licensed property, in each case free and clear of any liens, security interests, claims, charges, options, rights of tenants or other encumbrances, except as disclosed or reserved against in EXHIBIT 3.7 or reserved against in the Interim 1997 Financial Statements (to the extent and in the amounts so disclosed or reserved against) and except for liens arising from current taxes not yet due and payable. Neither the Acquired Company, nor any Subsidiary, has received any payment from a lessor or licensor in connection with or as inducement for entering into a lease or license in which the Acquired Company or a Subsidiary is a lessee or licensee, except licenses, fees and similar payment in historical amounts and in the ordinary course of business. All buildings and material items of machinery and equipment owned or leased by the Acquired Company or any Subsidiary are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear. Except as reserved against in the Interim 1997 Financial Statements, the inventories of the Acquired Company and the Subsidiaries consist only of items of supplies and equipment of a quality and quantity usable in the normal course of their businesses. Neither the Acquired Company nor any Subsidiary has received any notice of violation of any applicable zoning regulation, ordinance or other law, regulation or requirement relating to their operations and properties, whether owned or leased. All of the accounts receivable of the Acquired Company and the Subsidiaries as of the Effective Time will reflect actual transactions and will have arisen in the ordinary course of business.

    3.8  AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS.  Except as set forth on
EXHIBIT 3.8 hereto, the execution and delivery of this Agreement by the Acquired Company does not, and the consummation of all of the transactions contemplated hereby will not, violate any provision of the Articles of Incorporation or Certificate of Incorporation, as amended, or Bylaws, as amended, of the Acquired Company or any Subsidiary or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any Material Contract, or any order, judgment or decree to which the Acquired Company or any Subsidiary is a party or is bound or by which the Acquired Company's or any Subsidiaries' assets are affected. Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act and applicable Blue Sky laws, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to the Acquired Company, any Subsidiary or any assets, properties or operations of the Acquired Company or any Subsidiary in connection with the execution and delivery by the Acquired Company of this Agreement or the consummation of the transactions contemplated hereby.

    3.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed on EXHIBIT 3.9, since July 31, 1997, the Acquired Company and each of the Subsidiaries has operated in the ordinary course of business and there has not been (i) any material damage, destruction or other casualty loss with respect to property owned or leased by the Acquired Company or any of the Subsidiaries, whether or not covered by insurance, or any strike, work stoppage or slowdown or other similar labor trouble involving the Acquired Company or any of the Subsidiaries;
(ii) any increase in dividends or employee compensation or benefits payable by the Acquired Company, except for normal increases in compensation consistent, in amounts and timing, with historical practices; (iii) any change in accounting methods; or (iv) any transaction, commitment, dispute or other event or condition that has individually or in the aggregate resulted in any Material Adverse Effect in respect of the Acquired Company.

    3.10 LITIGATION. Except as otherwise set forth in EXHIBIT 3.10 hereto, there is no suit, action, arbitration, proceeding, claim or investigation pending or, to the knowledge of the Acquired Company, threatened against or affecting the Acquired Company or any Subsidiary that would individually or in the aggregate have a Material Adverse Effect on the Acquired Company, and, to the knowledge of the Acquired Company, there exists no reasonable basis or grounds for any such suit, action, arbitration, proceeding, claim or investigation.

    3.11  LICENSES AND PERMITS; COMPLIANCE WITH LAW.  Except as set forth on
EXHIBIT 3.11, the Acquired Company and the Subsidiaries hold all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of their respective businesses and the use of their respective assets, except for such licenses, certificates, permits, franchises and rights the absence of which would not individually or in the aggregate have a Material Adverse Effect on the Acquired Company. Except as noted in EXHIBIT 3.11, and except for any matters which will not have a Material Adverse Effect in respect of the Acquired Company, the Acquired Company and the Subsidiaries presently are conducting their respective businesses so as to comply with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, the Acquired Company and the Subsidiaries are not presently charged with, or under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule or regulation, or presently the subject of any pending or, to the knowledge of the Acquired Company, threatened adverse proceeding by any regulatory authority having jurisdiction over their respective businesses, properties or operations. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in the termination of any license, certificate, permit, franchise or right held by the Acquired Company or any Subsidiary, and all such licenses, certificates, permits, franchises and rights will inure to the benefit of the Surviving Corporation after the consummation of the transactions contemplated by this Agreement.

    3.12 CONTRACTS, AGREEMENTS AND INSTRUMENTS GENERALLY. EXHIBIT 3.12 hereto consists of a true and complete list of all contracts, agreements, commitments and other instruments (identified by title, date and parties)(whether oral or written) to which the Acquired Company or any Subsidiary is a party that involve a receipt or an expenditure by the Acquired Company or any Subsidiary or require the performance of services or delivery of goods to, by, through, on behalf of or for the benefit of the Acquired Company or any Subsidiary, which in each case relates to a contract, agreement, commitment or instrument that requires payments or provides for receipts in excess of $60,000 per year, except for contracts, arrangements and commitments with customers. EXHIBIT 3.12 also identifies (identified by title, date and parties)(whether oral or written) all:

    3.12.1. contracts, agreements, commitments or other instruments in effect with any customer of the Acquired Company or any Subsidiary, including without limitation all management agreements, data processing agreements, consulting services agreements, software license agreements or other licenses, software development agreements, purchase commitments or installation agreements and maintenance or service agreements, which constitute Customer Contracts;

    3.12.2. leases, rental agreements or other contracts or commitments affecting the ownership or leasing of, title to or use of any interest in real or personal property with payments equal to or greater than $5,000 per month and all maintenance or service agreements relating to any real or personal property with payments equal to or greater than $5,000 per month;

    3.12.3. contracts or commitments providing for payments based in any manner upon the sales, purchases, receipts, income or profits of the Acquired Company or any Subsidiary;

    3.12.4. franchise agreements, distribution agreements, marketing agreements or royalty agreements (and with respect to each such agreement, EXHIBIT 3.12 sets forth the aggregate royalties or similar payment paid or payable thereunder by the Acquired Company or any Subsidiary as of the date hereof);

    3.12.5. employment contracts or arrangements regarding employees or independent contractors (including without limitation any standard form contracts such as employee nondisclosure agreements), or for any continuing payment of any type or nature, including, without limitation, any severance, termination, parachute, or other payments (whether due to a change in control, termination or otherwise) and bonuses and vested commissions. EXHIBIT 3.12 also includes a listing of all such agreements, if any, for which the standard form was materially or substantially modified or materially or substantially altered, and any contracts that are not in the standard form. Other than the standard form agreements listed on

EXHIBIT 3.12, those listed variations from the standard form agreements and those listed agreements that are not in the standard form, there are no other agreements of the type referred to in this Section 3.12.5;

    3.12.6. contracts, agreements, understandings or arrangements restricting the Acquired Company or any Subsidiary from carrying on its business anywhere in the world;

    3.12.7. instruments or arrangements evidencing or related to indebtedness for money borrowed or to be borrowed, whether directly or indirectly, by way of purchase-money obligation, guaranty, subordination, conditional sale, lease-purchase or otherwise providing for payments in excess of $5,000 per month;

    3.12.8. joint product development agreement with any party other than the Purchaser, other than Customer Contracts; and

    3.12.9. contracts or agreements with vendors of material equipment purchased by the Acquired Company or appointing the Acquired Company as a reseller of equipment, other than purchase orders in the ordinary course of business.

    The contracts, agreements, commitments and other instruments listed or required to be listed on EXHIBIT 3.12 or listed on an Exhibit referred to in
Section 3.14 hereof are herein referred to as the "Material Contracts."

    All the Material Contracts are valid and binding upon the Acquired Company or the applicable Subsidiary and to the knowledge of the Acquired Company, the other parties thereto and are in full force and effect and enforceable in accordance with their terms, except as enforceability may be affected by bankruptcy, insolvency, moratorium or similar laws affecting creditors rights generally and general principles of equity. Except as set forth in EXHIBIT 3.12, none of the Acquired Company, the applicable Subsidiary and, to the knowledge of the Acquired Company, any other party to any such contract, commitment or arrangement has breached any provision of, or is in default under, the terms thereof; and there are no existing facts or circumstances that would prevent the work in process of the Acquired Company or any Subsidiary or their contracts and agreements from maturing upon performance by the Acquired Company or the applicable Subsidiary into collectible accounts receivable in the aggregate in amounts consistent with historical experience. Except as set forth on EXHIBIT 3.12, there are no contracts or commitments that require the performance of services or provision of goods by the Acquired Company at a direct cost or with a value for each such contract or commitment in excess of the revenue to be derived pursuant to the terms of such contract or commitment. Except for terms specifically described in EXHIBIT 3.12, neither the Acquired Company nor any Subsidiary has received any payment from any contracting party in connection with or as an inducement for entering into any contract, agreement, policy or instrument except for payment for actual services rendered or to be rendered by such Acquired Company or Subsidiary consistent with amount historically charged for such services.

    3.13 CUSTOMER CONTRACTS. Except as set forth on EXHIBIT 3.13(A), each Customer Contract conforms substantially to one of the forms attached hereto as
EXHIBIT 3.13(B) (the "Customer Contract Forms"). Except as set forth on EXHIBIT 3.13(A), with respect to each Customer Contract, (i) each customer to which computer software represented as owned by or proprietary to the Acquired Company or a Subsidiary (the "Owned Software") has been licensed pursuant to such Customer Contract and tendered or certified as operational by the Acquired Company or any Subsidiary (whichever is the case being referred to in this Section 3.13 as the "Vendor") has accepted such software to the extent and on the terms and conditions provided for in such Customer Contract; (ii) in each case in which the Customer Contract pursuant to which Owned Software is licensed incorporates response(s) by Vendor to a Request for Proposal by the customer, such software has met all material requirements set forth in such response(s); and (iii) all performance warranties with respect to Owned Software made by the Vendor in any Customer Contract, including warranties with respect to capacity, availability, downtime and response time, have been satisfied in all material respects upon the terms and conditions and to the extent provided for in such Customer

Contract. In addition, except as set forth on EXHIBIT 3.13, none of the Customer Contracts contains any of the following deviations from the Customer Contract
Forms:

    3.13.1. any term for acceptance of any Owned Software that fails to specify a period of time or date for acceptance or standards applicable thereto;

    3.13.2. any provision granting the customer a right to a whole or partial refund of fees previously paid upon the non-acceptance or failure of any Owned Software to perform as warranted;

    3.13.3. any provision obligating the Vendor to indemnify a customer against consequential damages;

    3.13.4. any commitment by the Vendor to provide a hardware upgrade in response to or as a remedy for a breach of any software-related response-time warranty unless the customer party to the Customer Contract in which the commitment is made is required to pay the cost of such upgrade and such costs are specified or described in such contract;

    3.13.5. any material deviation from the provisions regarding confidentiality of the Owned Software;

    3.13.6. any provision granting an ownership interest (other than a license) in any Owned Software to a customer;

    3.13.7. any license for use by more than a single entity of any Owned Software unless the customer that is a party to such Customer Contract has agreed to pay a fee or fees with respect to each entity's use thereof;

    3.13.8. any provision naming a customer as an insured on any policy of insurance owned by the Vendor;

    3.13.9.  any joint product development agreement with any other party;

    3.13.10. any commitment or warranty made or given by the Vendor to design or modify any Owned Software so as to comply with any governmental regulations;

    3.13.11. any restrictions in any Customer Contract on the ability of the Vendor to increase the fees for maintenance of any Owned Software applicable to any period beyond the period specified in such contract during which the customer that is a party to such contract is obligated to pay maintenance fees;

    3.13.12. any commitment by the Vendor to sell or maintain computer hardware;

    3.13.13. any commitment by the Vendor to provide emergency back-up for either software or hardware; or

    3.13.14. any commitment by the Vendor to provide existing customers products developed in the future as a credit to existing payment obligations or for less than normal prices.

    3.14  INTELLECTUAL PROPERTY; COMPUTER SOFTWARE.

    3.14.1. EXHIBIT 3.14.1 hereto sets forth a complete and correct list of all trademarks, trade names, service marks, service names, and brand names (whether or not any of the same are registered), and all patent and registered copyrights and all applications for the foregoing, if any, (setting forth the registration, issue or serial number of the same and a description of the same) applicable to or used in the businesses of the Acquired Company or any Subsidiary; (ii) the owner of such intellectual property and any registration thereof or application therefor; and (iii) a complete list of all licenses granted by or to the Acquired Company or any Subsidiary with respect to any of the above (identified by title, date and parties). Except as described on EXHIBIT 3.14.1, all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by the Acquired Company or a Subsidiary free and clear of all liens, claims, security interests and encumbrances. Except as set forth on
EXHIBIT 3.14.1, neither the Acquired Company nor any Subsidiary is currently in receipt of any notice of any violation of, and neither the Acquired Company nor any Subsidiary is violating, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

    3.14.2 (i) EXHIBIT 3.14.2(i) contains a complete and accurate list of all Owned Software, which list specifies which of the Acquired Company and the Subsidiaries is the owner thereof. Except as set forth on EXHIBIT 3.14.2(i), the Acquired Company or one of the Subsidiaries has title to the Owned Software, free and clear of all claims, including claims or rights of employees, agents, consultants, inventors, customers, licensees or other parties involved in the development, creation, marketing, maintenance, enhancement or licensing of such computer software. Except as set forth on EXHIBIT 3.14.2(i) and except for commercially available, over-the-counter "shrink-wrap" software, the Owned Software is not dependent on any Licensed Software (as defined in subsection
(ii) below) in order to operate fully in the manner in which it is intended. No Owned Software has been published or disclosed to any other parties, except as set forth on EXHIBIT 3.14.2(i), and except pursuant to contracts requiring such other parties to keep the Owned Software confidential. To the knowledge of the Acquired Company, no such other party has breached any such obligation of confidentiality.

    3.14.2 (ii) EXHIBIT 3.14.2(ii) contains a complete and accurate list of all software (other than commercially available over-the-counter "shrink-wrap" software) under which the Acquired Company or any Subsidiary is a licensee, lessee or otherwise has obtained the right to use (the "Licensed Software"), and identifies by title, date and party, the license or other agreement by which such right to use has been obtained, and the duration or term thereof. The Acquired Company and any Subsidiary utilizing such Licensed Software has the right and license to use, sublicense, modify and copy Licensed Software as set forth in the respective license, lease or similar agreement pursuant to which the Licensed Software is licensed to the Acquired Company or any Subsidiary, free of any other limitations or encumbrances, and the Acquired Company and each of the Subsidiaries are in full compliance with all applicable provisions of such agreements. Except as disclosed on EXHIBIT 3.14.2(ii), none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software. Neither the Acquired Company nor any Subsidiary has published or disclosed any Licensed Software to any other party except, in the case of Licensed Software that the Acquired Company or a Subsidiary leases or markets to others, in accordance with and as permitted by any license, lease or similar agreement relating to the Licensed Software and except pursuant to contracts requiring such other parties to keep the Licensed Software confidential. No party to whom the Acquired Company or a Subsidiary has disclosed Licensed Software has, to the knowledge of the Acquired Company, breached such obligation of confidentiality.

    3.14.2 (iii) The Owned Software and Licensed Software and commercially available over-the-counter "shrink-wrap" software constitute all software used in the businesses of the Acquired Company and the Subsidiaries (collectively, the "Acquired Company Software"). EXHIBIT 3.14.2(iii) sets forth a list of all contract programmers, independent contractors, nonemployee agents and persons or other entities (other than employees) who have performed, within the last three
(3) years, computer programming services for the Acquired Company or any Subsidiary and identifies all contracts and agreements pursuant to which such services were performed. Except as disclosed on EXHIBIT 3.8, the transactions contemplated herein will not cause a breach or default under any licenses, leases or similar agreements relating to the Acquired Company Software or impair Purchaser's, the Acquired Company's or any Subsidiary's ability to use the Acquired Company Software in the same manner as such computer software is currently used by the Acquired Company or the Subsidiaries. Neither the Acquired Company nor any Subsidiary is infringing any intellectual property rights of any other person or entity with respect to the Acquired Company Software, and, to the knowledge of the Acquired Company, no other person or entity is infringing any intellectual property rights of the Acquired Company or any Subsidiary with respect to the Acquired Company Software.

    3.14.2 (iv) EXHIBIT 3.14.2(iv)(a) lists and separately identifies all agreements pursuant to which the Acquired Company or any Subsidiary has been granted rights to market software owned by third parties, and EXHIBIT 3.14.2(iv)(b) lists and separately identifies all agreements pursuant to which the Acquired

Company or any Subsidiary has granted marketing rights in the Acquired Company Software to third parties.

    3.14.2 (v) To the knowledge of the Acquired Company, none of the Acquired Company and the Subsidiaries has taken or failed to take any actions under the law of any applicable foreign jurisdictions where the Acquired Company or a Subsidiary has marketed or licensed Acquired Company Software that would restrict or limit the ability of the Acquired Company or any Subsidiary to protect, or prevent it from protecting, its ownership interests in, confidentiality rights of, and rights to market, license, modify or enhance, the Acquired Company Software.

    3.14.2 (vi) Except as set forth in EXHIBIT 3.14.2(i), the Owned Software and Licensed Software (a) includes Year 2000 date conversion and capabilities including, but not limited to: date data century recognition; calculations which accommodate same century and multi-century formulas and date values; correct sort ordering; and date data interface values that reflect the century; (b) automatically compensates for and manages and manipulates data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormal abend or abort within the application or result in the generation of incorrect values or invalid outputs involving such date; (c) provides that all date related user interface functionalities and data fields include the indication of the correct century; (d) provides that all date related system to system or application to application data interface functionalities will include the indication of the correct century; and (e) will continue to comply with clauses (a) through (d) above. Except as set forth in EXHIBIT 3.14.2(i), all date processing by Owned Software and Licensed Software will include four digit year format and recognize and correctly process dates for leap years.

    3.15 LABOR MATTERS. Except as set forth on EXHIBIT 3.15, within the last three (3) years neither the Acquired Company nor any Subsidiary has been the subject of any union activity or organized labor dispute, nor has there been any strike of any kind called or, to the knowledge of the Acquired Company, threatened to be called against any of them. Neither the Acquired Company nor any Subsidiary has violated in any material respect any applicable federal or state law or regulation relating to labor or labor practices. EXHIBIT 3.15 sets forth a true, correct and complete list of outstanding employer loans or advances (excluding advances on commissions consistent with historical practices), from the Acquired Company and each Subsidiary to their respective employees. The Acquired Company and all Subsidiaries are in substantial compliance with all applicable requirements of the Immigration and Nationality Act of 1952, as amended by the Immigration Reform and Control Act of 1986 and the regulations promulgated thereunder (hereinafter collectively referred to as the "Immigration Laws").

    3.16  BENEFIT PLANS.

    3.16.1. EXHIBIT 3.16 lists every pension, retirement, profit-sharing, deferred compensation, stock option, stock award, employee stock ownership, severance pay, vacation, bonus or other incentive plan; any medical, vision, dental or other health plan; any life insurance plan or any other employee benefit plan or fringe benefit plan; any payroll practice; any other written or unwritten employee program, arrangement, agreement or understanding; commitments or methods of contribution or compensation (whether arrived at through collective bargaining or otherwise), whether formal or informal, whether funded or unfunded, and whether legally binding or not; including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of ERISA; that is currently or previously adopted, maintained, sponsored in whole or in part, or contributed to by the Acquired Company or any ERISA Affiliate of the Acquired Company, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee, retiree, dependent, spouse or other family member or beneficiary of such employee or retiree, director, independent contractor, stockholder, officer or consultant of the Acquired Company or any ERISA Affiliate of the Acquired Company or under (or in connection with) which the Acquired Company or an ERISA Affiliate of the Acquired Company has any contingent or noncontingent liability of any kind, whether or not probable of assertion (collectively, the "Benefit Plans"). Any of the Benefit Plans that is an "employee pension benefit plan," or an "employee welfare benefit plan" as that term is defined in

Section 3(1) of ERISA, is referred to herein as an "ERISA Plan." No Benefit Plan is or has been a multi-employer plan within the meaning of Section 3(37) of ERISA.

    3.16.2. EXHIBIT 3.16 also lists, with respect to all Benefit Plans listed in EXHIBIT 3.16: (a) all trust agreements or other funding arrangements, including insurance contracts, all annuity contracts, actuarial statements or valuations, fidelity bonds, fiduciary liability policies, investment manager or advisory contracts, and all amendments (if any) thereto, (b) where applicable, with respect to any such plans or plan amendments, the most recent determination letters issued by the IRS, and (c) the most recent summary plan descriptions, any material modifications thereto, and all material employee communications with respect to such Benefit Plans. Contemporaneous with the delivery of the Exhibits to this Agreement, the Acquired Company has delivered a true and complete copy of each such Benefit Plan, agreement, most recent IRS letter or ruling, opinion, return, financial statement and summary plan description described in Sections 3.16.1 or 3.16.2 hereof, certified as such by the Chief Financial Officer of the Acquired Company, together with the annual report (Form 5500 Series) for the two most recent plan years for any Benefit Plan subject to such reporting requirements.

    3.16.3. All the Benefit Plans and any related trusts subject to ERISA comply with and have been administered in substantial compliance with the provisions of ERISA, all applicable provisions of the Tax Code relating to qualification and tax exemption under Tax Code Sections 401(a) and 501(a) or otherwise necessary to secure intended tax consequences, all applicable state or federal securities laws and all other applicable laws, rules and regulations, and the Acquired Company has not received any notice from any governmental agency or instrumentality questioning or challenging such compliance. Any noncompliance or failure properly to maintain, operate or administer a Benefit Plan or related trust has not rendered nor will render (i) such Benefit Plan or related trust or the Parent, Purchaser or Acquired Company subject to or liable for any material taxes, penalties, or liabilities to any Person; (ii) the Benefit Plan subject to disqualification; or (iii) the trust subject to loss of tax-exempt status.

    3.16.4. None of the Acquired Company, any of the Subsidiaries, and, to the knowledge of the Acquired Company, any administrator or fiduciary of any such Benefit Plan (or agent or delegate of any of the foregoing) has engaged in any transaction or acted or failed to act in any manner that could subject the Acquired Company to any material direct or indirect liability (by indemnity or otherwise) for a breach of any fiduciary, co-fiduciary or other duty under ERISA. No material oral or written representation or communication with respect to any aspect of the Benefit Plans has been or will be made to employees of the Acquired Company prior to the Closing Date that is not in accordance with the written or otherwise preexisting terms and provisions of such Benefit Plans in effect immediately prior to the Closing Date, except for any amendments or terminations required by the terms of this Agreement. There are no unresolved claims or disputes under the terms of, or in connection with, the Benefit Plans (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any claim.

    3.16.5. All annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports and summary plan descriptions issued with respect to the Benefit Plans are correct and accurate in all material respects as of the dates thereof; and there have been no amendments filed to any of such reports, returns, statements, valuations or descriptions or required to make the information therein true and accurate. All annual reports (Form 5500 series) required to be filed with respect to any Benefit Plan have been or will be timely filed.

    3.16.6. No non-exempt "prohibited transaction" (within the meaning of Section 4975(c) of the Tax Code) involving any Benefit Plan has occurred. Except as set forth on EXHIBIT 3.16.6, none of the assets of any ERISA Plan is an "employer security" (within the meaning of Section 407(d)(1) of ERISA) or "employer real property" (within the meaning of Section 407(d)(2) of ERISA).

    3.16.7. Each Benefit Plan that is or has been an "employee pension benefit plan" as defined in Section 3(2) of ERISA is a defined contribution plan qualified under Section 401(a) of the Tax Code and its related trust is exempt from tax under Section 501(a) of the Tax Code (a "Qualified Plan") and no circumstances exist that could result in disqualification of any Qualified Plan or loss of tax-exempt status for its related trust, except to the extent that such disqualification could be avoided through the payment of monetary sanctions and other corrective costs which (in the aggregate with respect to all Qualified Plans) would be material. No Qualified Plan (nor any predecessor to a Qualified Plan) has ever been subject to the provisions of Title IV of ERISA or to the minimum funding standards of
Section 412 of the Tax Code.

    3.16.8. As of July 31, 1997, the Acquired Company had no current or future liability with respect to any events or matters occurring, arising or accruing on or prior to such date under any Benefit Plan that was not reflected in the Interim 1997 Financial Statements.

    3.16.9. The Acquired Company does not maintain any Benefit Plan providing deferred or stock based compensation that is not reflected in the Interim 1997 Financial Statements.

    3.16.10. Neither the Acquired Company nor any ERISA Affiliate of the Acquired Company has maintained, and neither now maintains, a Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation of service except to the extent required under
Part 6 of Title I of ERISA and Tax Code Section 4980B.

    3.16.11. Except as set forth on EXHIBIT 3.16.11, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee (or any spouse, dependent or other family member of such employee) of the Acquired Company or any of the Subsidiaries to severance pay, unemployment compensation or any payment contingent upon a change in control or ownership of the Acquired Company, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such employee or former employee (or any spouse, dependent or other family member of such employee).

    3.16.12. The Acquired Company has provided to each of those persons listed on EXHIBIT 6.11(A) the form of Covenant Not to Compete attached as EXHIBIT 6.11(B) and obtained their agreement to enter into same in favor of Purchaser as of the Closing Date.

    3.17 CUSTOMERS. None of the Acquired Company and the Subsidiaries has received any notice from, or has any knowledge (which, for the purpose of this Section 3.17, means the knowledge of the Acquired Company after having made reasonable inquiry of managerial and customer account employees) that, any customer of the Acquired Company or any Subsidiary as of January 31, 1997 or any date subsequent thereto has taken or will take any steps that could disrupt the business relationship of the Acquired Company or the Subsidiaries with such customer in any material respect, including without limitation any cancellation of contract, diminution of business or failure to renew, or any intention to do any of the foregoing. None of the Acquired Company or any Subsidiary, or any director, officer, agent, employee, or other Person associated with or acting on behalf of the Acquired Company or any Subsidiary, has directly or indirectly (i) used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; (ii) made any unlawful payment to domestic or foreign government officials or employees, or to domestic or foreign political parties or campaigns, from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; (iv) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (v) made any false or fictitious entry on the books or records of Acquired Company or any Subsidiary; (vi) made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment; (vii) given any favor or gift which is not deductible for federal income tax purposes; or (viii) made any bribe, kickback, or other payment of a similar or comparable nature, whether lawful or not, to any person or entity, private or public, regardless of form, whether in money, property, or services, to obtain favorable treatment in securing business or to obtain special concessions, or to pay for favorable treatment for business secured or for special concessions already obtained. The Acquired Company and the Subsidiaries have complied with all applicable statutes, ordinances, rules, regulations and orders relating to seeking, bidding, obtaining, performing under or otherwise complying with, contracts with governmental and quasi-governmental authorities, agencies or other entities.

    3.18 ENVIRONMENTAL MATTERS. Except as set forth in EXHIBIT 3.18, no real property now or previously owned, leased or used by the Acquired Company or any Subsidiary (the "Real Property") has been used by the Acquired Company or any Subsidiary or, to the knowledge of the Acquired Company, any other party for the handling, treatment, storage or disposal of any Hazardous Substance. Except as set forth in EXHIBIT 3.18, no release, discharge, spillage or disposal into the environment of any Hazardous Substance and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Real Property (a) by virtue of the actions or failure to act of any of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party. Except as set forth in EXHIBIT 3.18, the Acquired Company and all Subsidiaries have complied in all material respects with all reporting requirements under any applicable federal, state or local environmental laws and any permits with respect to the Real Property, and there are no existing violations by the Acquired Company or any Subsidiary of any such environmental laws or permits with respect to the Real Property. Except as set forth in EXHIBIT 3.18, there are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or ambient air conditions or contamination of soil, water or air by any Hazardous Substance pending or threatened (1) with respect to the Real Property (a) by virtue of the actions or failure to act of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (2) otherwise against the Acquired Company or any Subsidiary, in any court or before any state, federal or other governmental agency or private arbitration tribunal and, to the knowledge of the Acquired Company, there is no basis for any such claim, action, suit, proceeding or investigation (i) with respect to the Real Property
(a) by virtue of the actions or failure to act of the Acquired Company or any Subsidiary or (b) to the knowledge of the Acquired Company, by virtue of the actions or failure to act of any other party, or (ii) otherwise against the Acquired Company or any Subsidiary. Except as disclosed on EXHIBIT 3.18, to the knowledge of the Acquired Company or any Subsidiary, there are no underground storage tanks on the Real Property. To the knowledge of the Acquired Company, no building or other improvement included in the Real Property contains any exposed or friable asbestos or any asbestos-containing materials, and such buildings and improvements are free from radon contamination. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable federal, state or local law, ordinance, regulation, policy, judgment, decision, order or decree, including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 ET. SEQ. and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 ET SEQ., and petroleum, petroleum products and oil.

    3.19 INSURANCE. Set forth in EXHIBIT 3.19 is a complete list of all material insurance policies that the Acquired Company and the Subsidiaries maintained with respect to its businesses, properties or employees within the preceding thirty-six (36) months. Except as set forth in EXHIBIT 3.19, such policies are in full force and effect and no event has occurred that would give any insurance carrier a right to terminate any such policy. Such policies are adequate to insure against risks to which the Acquired Company, and any Subsidiaries and their respective properties and assets are exposed in the operation of their respective businesses in such amounts and types of coverage as are commercially reasonable and are consistent with practices in the industry in which the Acquired Company and the Subsidiaries operate. Except as set forth in EXHIBIT 3.19, since January 31, 1997, there has not been any change in the Acquired Company's or any Subsidiary's relationship with their respective insurers or in the premiums payable pursuant to such policies.

    3.20  RELATED PARTIES.

    (a) Except as set forth in EXHIBIT 3.20, no stockholder owning greater than a five-percent (5%) interest in the Acquired Company, or officer or director of the Acquired Company or any Subsidiary, and, to the knowledge of the Acquired Company, no affiliate or member of the immediate family of any such stockholder, officer or director, possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, or member of the immediate family of a director, officer or employee of, any corporation, partnership, firm, association or business organization that is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Acquired Company or any Subsidiary (except as a stockholder holding less than a one-percent 1% interest in a corporation whose shares are traded on a national or regional securities exchange or in the over-the-counter market).

    (b) The Acquired Company has provided to each of its "affiliates" as identified in Section 2.4 copies of the Rule 145 Letters and Pooling Letters and obtained their written agreement (delivered herewith to Parent) to enter into same as of the dates indicated in Section 2.4. The Acquired Company has provided to the stockholders described in Section 2.13 the form of letter referenced therein provided by the Purchaser and obtained their written agreement (delivered herewith to Parent) to enter into same as of the Closing Date.

    3.21 INFORMATION. The Acquired Company has made accessible to Purchaser or Parent each registration statement, schedule, report, proxy statement or information statement it has filed with the SEC since February 1, 1995, including, without limitation, (a) the Acquired Company's Annual Reports on Form 10-KSB for the years ended January 31, 1996 and January 31, 1997, including all documents incorporated therein, (b) the Acquired Company's Quarterly Reports on Form 10-QSB for the quarters ended April 30, and July 31, 1997, and (c) all Reports of Acquired Company on Form 8-K since January 31, 1997 (collectively, the "Acquired Company Reports"). As of the date of this Agreement, the Acquired Company Reports, taken together with information previously furnished by the Acquired Company to Parent or Purchaser, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section 3.21, "material" means material to the financial condition, business, assets or results of operation of the Acquired Company together with the Subsidiaries, taken as a whole.

    3.22 POOLING OF INTERESTS. The Acquired Company is not aware of any facts or circumstances in respect of it or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated hereby as a "pooling of interests."

    3.23 DISCLOSURE AND ABSENCE OF UNDISCLOSED LIABILITIES. No statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished or required to be furnished to Purchaser pursuant to the provisions hereof contains, or will at the time it is furnished contain, any untrue statement of any material fact or omits or omit to state a material fact necessary to make the statements herein or therein not false or misleading. As used in this Section, "material" means material to the financial condition, business, assets or results of operation of the Acquired Company and its Subsidiaries, taken as a whole.

    3.24 NO SPECIAL STOCKHOLDER RIGHTS. Except as disclosed on Exhibit 3.24, the Acquired Company has no agreement with any individual or entity that grants such person any rights as a stockholder of Acquired Company Stock that are in addition to such holder's rights under the Acquired Company's Certificate of Incorporation or Bylaws (including, without limitation, registration rights, preemptive rights, put rights, rights of co-sale or rights to Board representation).

IV. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PARENT.

    Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company as follows:

    4.1  ORGANIZATION AND STANDING.

    4.1.1. Each of Purchaser and Parent is a corporation duly organized, validly existing and is in good standing under the laws of the respective jurisdiction of its incorporation and has the requisite corporate power and authority to carry on its business in the places and as it is now being conducted and to own and lease the properties and assets that it now owns or leases.

    4.1.2. Each of Purchaser and Parent is duly qualified and/or licensed to transact business and is in good standing as a foreign corporation in jurisdictions where the character of the property owned or leased by Purchaser and Parent and the nature of the business conducted by them requires such qualification and/ or licensing, except where the failure to do so qualify would not individually or in the aggregate have a Material Adverse Effect upon Parent.

    4.2 CORPORATE POWER AND AUTHORITY. Each of Purchaser and Parent has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other Person whomsoever. The execution, delivery and performance by Purchaser and Parent of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by their respective Boards of Directors. Assuming this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith are valid and legally binding on the Acquired Company, this Agreement, and each and every other agreement, document and instrument to be executed, delivered and performed by Purchaser and Parent in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of Purchaser and Parent as applicable, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

    4.3 AGREEMENT DOES NOT VIOLATE OTHER INSTRUMENTS. The execution and delivery of this Agreement by Purchaser and Parent do not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation, as amended, or Bylaws, as amended, of Purchaser or of Parent, and, except as set forth on EXHIBIT 4.3, violate or constitute an occurrence of default under any provision of, or conflict with, result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Purchaser or Parent is a party or is bound or by which any of their respective assets are affected. Except for the applicable requirements of the HSR Act, the 1933 Act, the Exchange Act, applicable Blue Sky laws, and as set forth on EXHIBIT 4.3, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Purchaser or Parent or any assets, properties or operations of Purchaser or Parent in connection with the execution and delivery by Purchaser and Parent of this Agreement or the consummation of the transactions contemplated hereby.

    4.4 RESERVATION OF SHARES. Purchaser will, prior to the Merger, in accordance with the terms thereof, have available shares of Parent Stock sufficient to complete the Merger. The shares of Parent Stock issued pursuant to
Article II will, when issued, be duly authorized, validly issued, fully paid and nonassessable and no stockholder of the Parent will have any preemptive rights of subscription or purchase in respect thereof.

    4.5 INFORMATION. Parent has made available to the Acquired Company each registration statement, schedule, report, proxy statement or information statement it has filed with the Securities and Exchange

Commission since January 1, 1995, including, without limitation, (a) Parent's Annual Report on Form 10-K for the years ended December 31, 1995, and December 31, 1996, respectively, including all documents incorporated therein, (b) Parent's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1997, and (c) Reports of Parent on Form 8-K since December 31, 1996 (collectively, the "Parent Reports"). As of the date of this Agreement, the Parent Reports, taken together with information previously furnished by Parent to the Acquired Company, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. As used in this Section, "material" means material to the financial condition, results of operations, business, assets or properties of Parent together with its subsidiaries (including Purchaser), taken as a whole. Since December 31, 1996, the Parent has made all filings with the SEC in a timely manner as required by law and no event has occurred that requires an additional filing or any amendment to a prior filing.

    4.6 CAPITALIZATION. The entire authorized capital stock of the Parent consists of 251,000,000 shares of stock, of which 250,000,000 shares are designated Common Stock, par value $0.05 per share, and 1,000,000 shares are designated Preferred Stock, without par value. Of the total authorized Common Stock, as of August 31, 1997, One Hundred Ninety-Nine Million Eighty-Seven Thousand Nine Hundred Twenty (199,087,920) shares were issued and outstanding and Twenty-Nine Million One Hundred Seventy Thousand Six Hundred Sixty-One (29,170,661) shares were held in the Parent's treasury. Of the total authorized Preferred Stock, no shares have been issued. As of August 31, 1997, there were options outstanding entitling the optionees thereunder, to acquire in the aggregate approximately Twelve Million Two Hundred Fifty-Two Thousand Nine Hundred Fifty (12,252,950) shares of the Parent Stock. All the issued and outstanding shares of each of the Parent Subsidiaries are owned directly or indirectly by the Parent free and clear of all liens, claims, charges and encumbrances of any nature whatsoever. All of the outstanding shares of Parent Stock (and any shares issued pursuant to presently outstanding options, if exercised and purchased at the applicable exercise price) where duly authorized (or will be when issued and the option price paid), validly issued, fully paid and nonassessable. None of the capital stock of the Parent is entitled to or subject to preemptive rights. The authorization or consent of no other person or entity is required in order to consummate the transaction contemplated herein by virtue of any such person or entity having an equitable or beneficial interest in the Parent or any Subsidiary.

V.  CONDITIONS PRECEDENT TO RESPECTIVE OBLIGATIONS OF THE PARTIES.

    The obligations of Purchaser and Parent, on the one hand, and of the Acquired Company, on the other hand, to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions, any one or more of which may be waived in writing by such parties.

    5.1 ACTIONS OF GOVERNMENTAL AUTHORITIES. There shall not have been instituted or be pending any action, proceeding, application, claim or counterclaim by any government or governmental authority or agency, domestic or foreign, and Purchaser, Parent or the Acquired Company shall not have been notified by any such government, governmental authority or agency (or a representative thereof) of its present intention to commence, or recommend the commencement of, such an action or proceeding, that (i) challenges the acquisition by Purchaser or Parent of the Acquired Company Stock, restrains or prohibits or seeks to restrain or prohibit the making or consummation of the Merger or restrains or prohibits or seeks to restrain or prohibit the performance of this Agreement; (ii) prohibits or limits or seeks to prohibit or limit the ownership or operation by Purchaser or Parent of all or any substantial portion of the business or assets of the Acquired Company or any of the Subsidiaries or of Purchaser, Parent or any of their respective subsidiaries or compels or seeks to compel Purchaser or Parent to dispose of or to hold separate all or any substantial portion of the business or assets of the Acquired Company or any of the Subsidiaries or of Purchaser, Parent or any of their respective subsidiaries, or imposes or seeks to impose any material limitation on the ability of Purchaser or Parent to conduct such business or to own such assets; or (iii) imposes or seeks to impose limitations on the ability of Purchaser or Parent (or any other affiliate of Purchaser) to acquire or hold or to exercise full rights of ownership of the Surviving Corporation, including, but not limited to, the right to vote such shares on all matters properly presented to the stockholders of the Surviving Corporation.

    5.2 OTHER LEGAL ACTIONS. There shall not have been any statute, rule, regulation, order or injunction enacted, promulgated, entered, enforced, deemed applicable to the Merger or this Agreement or proposed by any government, governmental authority or agency or court, domestic or foreign, and no claim or action shall have been instituted by any Person before a court, government or governmental authority or agency, that could be reasonably expected to result in any of the consequences referred to in clauses (i) through (iii) of Section 5.1 above.

    5.3 LEGAL APPROVALS. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been approved by all regulatory authorities whose approvals are required by law and the waiting period under the HSR Act shall have expired or have been terminated.

    5.4 STOCKHOLDER APPROVAL. This Agreement and the Merger and any related matters shall have been adopted and approved by the affirmative vote of the holders of the outstanding shares of Acquired Company Stock by the vote required by, and in accordance with, the Delaware Code.

    5.5 EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC, and no stop order suspending effectiveness shall have been issued, and no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing. The shares of Parent Stock to be issued or sold pursuant to the Registration Statement shall have been registered for issuance under all applicable Blue Sky laws or shall be exempt from such registration, and no stop order shall have been issued with respect to the issuance or sale of such securities by any Blue Sky authority.

    5.6 NASDAQ APPROVAL. The Parent Stock issuable in the Merger shall have been listed or approved for listing upon notice of issuance by the Nasdaq Stock Market, Inc.

    5.7 FAIRNESS OPINION. The Acquired Company shall have received an opinion dated as of a date not more than three (3) business days prior to the mailing of the proxy statement/prospectus included within the Registration Statement to the stockholders of the Acquired Company from Broadview Associates LLC, its financial advisor, confirming the opinion referred to in Section 3.2.3 hereof.

VI.  FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER AND PARENT.

    In addition to the conditions set forth in Article V above, all the obligations of Purchaser and Parent to consummate, or cause to be consummated, the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of Purchaser and Parent and may be asserted by Purchaser or Parent regardless of the circumstances giving rise to any such condition and may be waived by Purchaser or Parent (which action shall be deemed a waiver by both Purchaser and Parent), in whole or in part, at any time and from time to time, in the sole discretion of Purchaser or Parent. The failure by either Purchaser or Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    6.1 REPRESENTATIONS OF ACQUIRED COMPANY. All representations and warranties of the Acquired Company contained in this Agreement (except as affected by the transactions contemplated by this Agreement), in the statements contained in the Exhibits hereto or in any certificate delivered by the Acquired Company pursuant to this Agreement shall be true and correct when made, and shall be true and correct at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, in each case as if none of such representations and warranties contained any qualifications as to materiality or the absence of Material Adverse Effect, provided however, that notwithstanding the foregoing, this condition shall be deemed to be satisfied if all breaches of such representations and warranties, after giving effect to the foregoing, do not individually or in the aggregate constitute a Material Adverse Effect on the Acquired Company.

    6.2 COVENANTS OF ACQUIRED COMPANY. The Acquired Company shall have, or caused to be, performed and observed all covenants, agreements and conditions hereto to be performed or observed at or before the Closing Date.

    6.3 NO MATERIAL ADVERSE CHANGE. Since the date of this Agreement there shall not have been any change or changes in the business, assets or results of operation of the Acquired Company or its Subsidiaries, which individually or in the aggregate constitute a Material Adverse Effect on the Acquired Company.

    6.4 CERTIFICATE. Purchaser shall have received a certificate of the Chief Executive Officer of the Acquired Company, on behalf of the Acquired Company, dated as of the Closing Date, certifying as to the satisfaction of the conditions set forth in Sections 6.1 through 6.3 above. In addition, Parent shall have received both a certificate dated as of the effective date of the Registration Statement and a certificate dated as of the Closing Date certifying that the covenants set forth in Sections 2.3.1 and 2.3.2 hereof have been performed and that the representations set forth in Sections 3.21 and 3.24 hereof are true and correct as of such dates.

    6.5 OPINION OF ACQUIRED COMPANY'S COUNSEL. Purchaser and Parent shall have received an opinion of counsel for the Acquired Company substantially in the form of EXHIBIT 6.5 hereto.

    6.6 TAX OPINION. Purchaser and Parent shall have received an opinion from their counsel, dated as of the date the Registration Statement is declared effective and not withdrawn or materially modified as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code, which opinion shall be substantially in the form of
EXHIBIT 6.6 hereto.

    6.7 AFFILIATES AND PRINCIPAL STOCKHOLDERS. Purchaser and Parent shall have received the Rule 145 Letters and the Pooling Letters from the persons and at the times specified in Section 2.4, and the letters referenced in Section 2.13.

    6.8 ADDITIONAL INSTRUMENTS. The Acquired Company shall have delivered to Purchaser or Parent certified copies of resolutions duly adopted by the Acquired Company's Board of Directors and stockholders, approving the Merger and authorizing the transactions contemplated hereby, and such other or additional instruments, consents, waivers, approvals, endorsements and documents as Parent and Purchaser reasonably deem to be necessary to enable the Merger to be consummated as provided in this Agreement. All other proceedings in connection with the Merger and the other transactions contemplated hereby, and all instruments, consents, waivers, approvals, endorsements and documents referred to hereunder or otherwise incident to such transactions, shall have been obtained and be reasonably satisfactory in form and substance to Parent and Purchaser and their counsel, including, without limitation, those consents, waivers and approvals referred to in Section 2.9 hereof.

    6.9 ACCOUNTANTS' POOLING LETTERS. Parent shall have received letters from Arthur Andersen LLP, dated as of the effective date of the Registration Statement and as of the Closing Date, in each case addressed to Parent advising it, as set forth in Section 2.3.2 hereof, that the Merger may be accounted for as a pooling of interests, which letters shall be substantially in the form of EXHIBITS 2.3.2(A) and 2.3.2(B), respectively.

    6.10 ACCOUNTANT'S COMFORT LETTERS. Purchaser and Parent shall have received letters from Arthur Andersen LLP dated as of the effective date of the Registration Statement and as of the Closing Date, in each case addressed to Purchaser and Parent, containing such matters as are customarily contained in auditors' letters regarding the Acquired Company Information provided expressly for inclusion in such Registration Statement, and in form and substance reasonably satisfactory to Parent.

    6.11 COVENANTS NOT TO COMPETE. Purchaser shall have received executed non-competition agreements from each of those persons listed on EXHIBIT 6.11(A), with each such agreement in the form of EXHIBIT 6.11(B) hereto (a "Covenant Not to Compete").

    6.12 EMPLOYEE AGREEMENTS. The Acquired Company shall have obtained from substantially all of its employees executed "Employee Agreements," to be effective as of the Closing Date, in the form customarily used by Purchaser (which has been furnished to Acquired Company) relating to non-disclosure, inventions and similar matters.

    6.13 FEE LIMITATION. The only fees and expenses to any investment banking firm or similar entity that will be incurred by Acquired Company in connection with the transaction with Parent and Purchaser will be the fees and expenses of Broadview Associates LLC and shall not exceed the sums resulting from the formulations set forth on EXHIBIT 6.13 hereto.

    6.14  TERMINATION OF CERTAIN AGREEMENT.  Each of the agreements described on
EXHIBIT 3.24 shall have been terminated.

    6.15 CERTAIN ACTIONS. The Acquired Company shall have taken the actions described on EXHIBIT 6.15 and shall have provided written evidence thereof to Purchaser within ten (10) days of the date of this Agreement.

VII.  FURTHER CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE ACQUIRED COMPANY.

    All the obligations of the Acquired Company to consummate the Merger shall be contingent upon and subject to the satisfaction, on or before the Closing, of each and every one of the following conditions. The following conditions are for the sole benefit of the Acquired Company and may be asserted by the Acquired Company regardless of the circumstances giving rise to any such condition and may be waived by the Acquired Company, in whole or in part, at any time and from time to time, in the sole discretion of the Acquired Company for purposes of consummating the transactions contemplated herein. The failure by the Acquired Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any other right, and each right shall be deemed an ongoing right that may be asserted at any time and from time to time.

    7.1 REPRESENTATIONS OF PURCHASER AND PARENT. All representations and warranties made by Purchaser and Parent in this Agreement (except as affected by the transactions contemplated by this Agreement) shall be true and correct in all material respects at the Closing Date, with the same force and effect as if such representations and warranties had been made at and as of the Closing Date.

    7.2 COVENANTS OF PURCHASER AND PARENT. Purchaser and Parent shall have, or caused to be, performed and observed in all respects all covenants, agreements and conditions hereof to be performed or observed by them at or before the Closing Date.

    7.3 CERTIFICATE. The Acquired Company shall have received a certificate of the President of each of Parent and Purchaser, dated as of the Closing Date, certifying as to the matters set forth in Sections 7.1 and 7.2 above.

    7.4 OPINION OF PARENT'S AND PURCHASER'S COUNSEL. The Acquired Company shall have received an opinion of Jones, Day, Reavis & Pogue, counsel to Parent and Purchaser, dated as of the Closing Date, in customary form reasonably acceptable to Acquired Company.

    7.5 TAX OPINION. The Acquired Company shall have received for the benefit of its stockholders an opinion from its tax counsel, dated as of the date the Registration Statement is declared effective and not withdrawn or materially modified as of the Closing Date, to the effect that the Merger will qualify as a reorganization pursuant to Section 368(a) of the Tax Code, which opinion shall be substantially in the form of EXHIBIT 7.5 hereto.

VIII.  CLOSING.

    8.1 TIME AND PLACE OF CLOSING. Unless another place or date is agreed to in writing by the Acquired Company and Purchaser, the Closing shall be held at the offices of Jones, Day, Reavis & Pogue, 3500 One Peachtree Center, 303 Peachtree Street N.E., Atlanta, Georgia 30308-3242, commencing at 10:00 a.m. Eastern Time, within two (2) business days of the last to occur of (i) the expiration or termination of the waiting period under the HSR Act, (ii) the Merger having been approved by the stockholders of the Acquired Company pursuant to the Delaware Code and (iii) the satisfaction or waiver of the other conditions set forth in Articles V, VI and VII. (The actual date of the Closing is referred in this Agreement as the "Closing Date.")

    8.2 TRANSACTIONS AT CLOSING. At the Closing, each of the following transactions shall occur:

    8.2.1. THE ACQUIRED COMPANY'S PERFORMANCE. At the Closing, the Acquired Company shall deliver to Purchaser and Parent, the following:

        (a) copies of the consents and waivers described in Section 2.9;

        (b) satisfactory evidences of the approvals described in Section 5.4;

        (c) the certificates described in Section 6.4 to be delivered on the Closing Date;

        (d) certificates of compliance or certificates of good standing of the Acquired Company and of the Subsidiaries, as of the most recent practicable date, from the appropriate governmental authority of the jurisdiction of their respective incorporation and any other jurisdiction that is set forth in EXHIBIT 3.1 hereto;

        (e) certified copies of resolutions of the Board of Directors and stockholders of the Acquired Company approving the transactions set forth in this Agreement;

        (f) certificates of incumbency for the officers of the Acquired Company;

        (g) resignations of each trustee of each Benefit Plan;

        (h) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by the Acquired Company;

        (i) the opinion of counsel for the Acquired Company, referenced in
    Section 6.5;

        (j) the tax opinion described in Section 6.6;

        (k) the Rule 145 Letters and Pooling Letters described in Section 2.4;

        (l) the letters described in Section 2.13 hereof;

        (m) the letters described in Section 2.3.2 hereof;

        (n) the letters from Arthur Andersen, LLP to be delivered by the Closing Date as described in Section 6.9;

        (o) each of the Covenants Not to Compete fully executed and delivered;

        (p) the executed Employee Agreements described in Section 6.12;

        (q) such other evidence of the performance of all covenants and satisfaction of all conditions required of the Acquired Company by this Agreement, at or prior to the Closing, as Purchaser, Parent or their counsel may reasonably require; and

        (r) evidence of the termination of the agreements described in Section 6.14.

    8.2.2. PERFORMANCE BY PURCHASER AND PARENT. At the Closing, Purchaser or Parent, as appropriate, shall deliver to the Acquired Company the following:

        (a) the certificate described in Section 7.3;

        (b) certificates of incumbency of the officers of Purchaser and of Parent who are executing this Agreement and the other documents contemplated hereunder;

        (c) certified copies of resolutions of the Boards of Directors of each of Purchaser and Parent (or Executive Committees thereof) approving the transactions set forth in this Agreement;

        (d) Certificate of Merger and a Plan of Merger, each in form and content that complies with the Delaware Code, executed by Purchaser;

        (e) the opinion of counsel for Purchaser and Parent referenced in
    Section 7.4; and

        (f) such other evidence of the performance of all the covenants and satisfaction of all of the conditions required of Purchaser and of Parent by this Agreement at or before the Closing as the Acquired Company or its counsel may reasonably require.

IX.  NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

    9.1 Except for the covenants contained in Sections 2.1.7, 2.2.2, 2.3.6, 2.13, 2.14, and 11.5, all representations, warranties and agreements of the parties in this Agreement or in any instrument or certificate delivered pursuant to this Agreement (other than the Covenants Not To Compete) shall not survive the Closing, and thereafter no party hereto and no officer, director or employee of any such party shall have any liability whatsoever with respect to any such representation, warranty or agreement except for liabilities arising from fraud, willful misconduct or criminal acts.

X.  TERMINATION.

    10.1 METHOD OF TERMINATION. This Agreement constitutes the binding and irrevocable agreement of the parties to consummate the transactions contemplated hereby, the consideration for which is (a) the covenants set forth in Article II hereof, and (b) expenditures and obligations incurred and to be incurred by Purchaser and Parent, on the one hand, and by the Acquired Company, on the other hand, in respect of this Agreement, and this Agreement may be terminated or abandoned only as follows:

    10.1.1. By the mutual written consent of the Boards of Directors of the Acquired Company and Parent, notwithstanding prior approval by the stockholders of any or all of such corporations;

    10.1.2. By the Board of Directors of the Parent in accordance with its rights under Section 10.3;

    10.1.3. By the Board of Directors of the Acquired Company after January 31, 1998, if any of the conditions set forth in Articles V and VII hereof, to which the Acquired Company's obligations are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of it or the Subsidiaries;

    10.1.4. By Purchaser after January 31, 1998, if any of the conditions set forth in Articles V and VI hereof, to which the obligations of Purchaser and Parent are subject, have not been fulfilled or waived, unless such fulfillment has been frustrated or made impossible by any act or failure to act of Purchaser or Parent.

    10.1.5. By the Board of Directors of the Acquired Company if in the exercise of its good faith determination, as set forth in Section 2.11, as to its fiduciary duties to the Acquired Company's stockholders imposed by law, the Board of Directors of the Acquired Company decides that such termination is required.

    10.1.6. By the Board of Directors of the Acquired Company, if the Market Value of the Parent Stock is less than $25.00 per share.

    10.1.7.  By Purchaser after October 12, 1997, if the condition set forth in
Section 6.15 is not fulfilled on or prior thereto.

    10.2  EFFECT OF TERMINATION.

    10.2.1. Except as provided in Section 10.2.2, and except as provided in the immediately succeeding sentence, in the event of a termination of this Agreement pursuant to Section 10.1 hereof, each party shall pay the costs and expenses incurred by it in connection with this Agreement, and no party (or any of its officers, directors, employees, agents, representatives or stockholders) shall be liable to any other party for any costs, expenses, damage or loss of anticipated profits hereunder. In the event of any termination of this Agreement, the parties shall retain any and all rights attendant to a breach of any covenant, representation or warranty made hereunder.

    10.2.2. In the event this Agreement is terminated by the Acquired Company in accordance with Section 10.1.5, or by the Parent, Purchaser or Acquired Company in accordance with Section 10.1.3 or 10.1.4 by reason of the failure of the condition set forth in Section 5.4 hereof, then the Acquired Company shall promptly pay to Purchaser a fee in the amount of $3,000,000, which amount includes reimbursement of all costs and expenses of Purchaser and Parent.

    10.3. RISK OF LOSS. The Acquired Company retains all risk of condemnation, destruction, loss or damage due to fire or other casualty from the date of this Agreement up to the Effective Time. If the condemnation, destruction, loss, or damage is such that the business of the Acquired Company and the Subsidiaries, taken as a whole, is materially interrupted or curtailed or the assets of the Acquired Company and the Subsidiaries, taken as a whole, are materially and adversely affected, then Purchaser shall have the right to terminate this Agreement.

XI.  GENERAL PROVISIONS.

    11.1 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand or mailed by certified mail, return receipt requested, first class postage prepaid, or sent by Federal Express or similar overnight delivery service with receipt acknowledged addressed as follows:

    11.1.1.  If to the Acquired Company:

           National Health Enhancement Systems, Inc.
          3200 North Central Avenue
          Phoenix, Arizona 85012
          Attn: Mr. Gregory J. Petras

           and to:

           Osborn Maledon
          2929 North Central Avenue
          Suite 2100
          Phoenix, Arizona 85012-2794
          Attn: Thomas H. Curzon, Esq.

    11.1.2.  If to Purchaser or Parent:

           HBO & Company
          301 Perimeter Center North
          Atlanta, Georgia 30346
          Attn: Mr. Jay P. Gilbertson

           and to:

           Jones, Day, Reavis & Pogue
          3500 SunTrust Plaza
          303 Peachtree Street, N.E.
          Atlanta, Georgia 30308-3242
          Attention: John E. Zamer, Esq.

    11.1.3. If delivered personally, the date on which a notice, request, instruction or document is delivered shall be the date on which such delivery is made and, if delivered by mail or by overnight delivery service, the date on which such notice, request, instruction or document is received shall be the date of delivery. In the event any such notice, request, instruction or document is mailed or shipped by overnight delivery service to a party in accordance with this Section 11.1 and is returned to the sender as nondeliverable, then such notice, request, instruction or document shall be deemed to have been delivered or received on the fifth day following the deposit of such notice, request, instruction or document in the United States mails or the delivery to the overnight delivery service.

    11.1.4. Any party hereto may change its address specified for notices herein by designating a new address by notice in accordance with this Section 11.1.

    11.2 BROKERS. Purchaser and Parent, jointly and severally, represent and warrant to the Acquired Company that no broker or finder has acted for them or any entity controlling, controlled by or under common control with them in connection with this Agreement. The Acquired Company represents and warrants to Purchaser and Parent that, except for Broadview Associates LLC, no broker or finder has acted for it or any entity controlling, controlled by or under common control with it in connection with this Agreement. The Acquired Company agrees to indemnify and hold harmless Purchaser and Parent against any fee, loss, or expense arising out of any claim by Broadview Associates LLC, or any other broker or finder employed or alleged to have been employed by it or any of the Subsidiaries or any of the Acquired Company's stockholders. The fees and expenses of Broadview Associates LLC and any other broker or finder shall be paid by the Acquired Company, subject to the limitations set forth in Section
6.12 in conjunction with such other fees set forth in Section 11.5.

    11.3 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Effective Time, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

    11.4 WAIVER. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived by any other party to whom such compliance is owed. No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

    11.5 EXPENSES. Except as provided in 10.2.2, all expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by any such party, shall be borne solely and entirely by the party that has incurred the same.

    11.6 PRESS RELEASES AND DISCLOSURE. In the event that either party proposes to issue, make or distribute any press release, public announcement or other written publicity or disclosure prior to the Closing Date that refers to the transactions contemplated herein, the party proposing to make such disclosure shall provide a copy of such disclosure to the other parties and shall afford the other parties reasonable opportunity (subject to any legal obligation of prompt disclosure) to comment on such disclosure or the portion thereof which refers to the transactions contemplated herein prior to making such disclosure.

    11.7 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, executors, administrators, successors and assigns.

    11.8 HEADINGS. The section and other headings in this Agreement are inserted solely as a matter of convenience and for reference, and are not a part of this Agreement.

    11.9 ENTIRE AGREEMENT. This Agreement and all agreements referenced specifically in this Agreement and executed as required by this Agreement constitute the entire agreement among the parties hereto and supersede and cancel any prior agreements, representations, warranties, or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Except as provided in EXHIBIT
11.9 hereto, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

    11.10 GOVERNING LAW. Except to the extent the transactions contemplated hereby are governed by the Delaware Code, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia.

    11.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    11.12 NO AGREEMENT UNTIL EXECUTED. This Agreement shall not constitute or be deemed to evidence a contract or agreement among the parties hereto unless and until executed by all parties hereto, irrespective, of negotiations among the parties or the exchanging of drafts of this Agreement.

    11.13 PRONOUNS. All pronouns used herein shall be deemed to refer to the masculine, feminine or neuter gender as the context requires.

    11.14 EXHIBITS INCORPORATED. All Exhibits attached hereto are an integral part of this Agreement.

    11.15  TIME OF ESSENCE.  Time is of the essence in this Agreement.

    IN WITNESS WHEREOF, each party hereto has executed or caused this Agreement to be executed on its behalf, all on the day and year first above written.

                                "PURCHASER":

                                HBO & COMPANY OF GEORGIA

                                By:            /s/ JAY P. GILBERTSON
                                     -----------------------------------------
                                                 Jay P. Gilbertson
                                            EXECUTIVE VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER

                                "PARENT":

                                HBO & COMPANY

                                By:            /s/ JAY P. GILBERTSON
                                     -----------------------------------------
                                                 Jay P. Gilbertson
                                            EXECUTIVE VICE PRESIDENT AND
                                              CHIEF FINANCIAL OFFICER

                                "ACQUIRED COMPANY":

                                NATIONAL HEALTH ENHANCEMENT
                                SYSTEMS, INC.

                                By:            /s/ GREGORY J. PETRAS
                                     -----------------------------------------
                                                 Gregory J. Petras
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                      APPENDIX B

              FORM OF FAIRNESS OPINION OF BROADVIEW ASSOCIATES LLC

                                                                          , 1997

Board of Directors
National Health Enhancement Systems, Inc.
3200 North Central Avenue
Suite 1740
Phoenix, AZ 85012

Dear Members of the Board:

    We understand that National Health Enhancement Systems, Inc. ("NHES" or the "Company"), HBO & Company ("HBOC") and HBO & Company of Georgia (the "Purchaser") are proposing a transaction (the "Transaction") pursuant to which, through the merger of NHES with and into the Purchaser, each share of issued and outstanding NHES common stock shall be converted into the right to receive a fraction of a share of HBOC common stock, $0.05 par value per share ("HBOC Common Stock"), as determined in accordance with the terms of the Agreement (as defined below). The Transaction is intended to be a tax-free reorganization within the meaning of section 368(a) of the United States Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board. The terms and conditions of the Transaction are more fully detailed in the Agreement.

    You have requested our opinion as to whether the consideration to be received by NHES shareholders in the Transaction is fair, from a financial point of view, to NHES shareholders.

    Broadview Associates focuses on providing merger and acquisition advisory services to information technology ("IT") companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to NHES's Board of Directors and will receive a fee from NHES upon the successful conclusion of the Transaction.

    In rendering our opinion, we have, among other things:

     1.) reviewed the terms of the Agreement of Merger and the associated exhibits thereto dated October 2, 1997 (the "Agreement");

     2.) reviewed the audited financial statements of NHES for its fiscal years ended January 31, 1995, 1996 and 1997 prepared by Arthur Andersen LLP and the unaudited financial statements of NHES for the six months ended July 31, 1997 included within NHES' Form 10-QSB for such period;

     3.) reviewed internal historical financial and operating data concerning
         NHES prepared and provided to us by NHES management;

     4.) reviewed financial projections for NHES prepared and provided to us by NHES management;

     5.) participated in discussions with NHES management concerning the operations, business strategy, financial performance and prospects for NHES;

     6.) discussed with NHES management its view of the strategic rationale for the Transaction;

     7.) reviewed the reported closing prices and trading activity for NHES common stock;

     8.) compared certain aspects of the financial performance of NHES with public companies we deemed comparable;

     9.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Transaction;

    10.) reviewed HBOC's annual report and Form 10-K for the fiscal years ended
         December 31, 1994, 1995 and 1996 and Form 10-Q for the six month period ended June 30, 1997 including the financial statements included therein;

    11.) participated in discussions with HBOC management concerning the operations, business strategy, financial performance and prospects for HBOC;

    12.) discussed with HBOC management its view of the strategic rationale for the Transaction;

    13.) reviewed the reported closing prices and trading activity for HBOC
         Common Stock;

    14.) considered the total number of shares of HBOC Common Stock outstanding, the average weekly trading volume of HBOC Common Stock, and the maximum time period for NHES shareholders to liquidate their HBOC Common Stock given SEC regulations;

    15.) reviewed recent equity analyst reports covering HBOC;

    16.) analyzed the anticipated effect of the Transaction on the future financial performance of the consolidated entity;

    17.) participated in negotiations and discussions related to the Transaction among NHES and HBOC; and

    18.) conducted other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

    In rendering our opinion, we have relied, without independent verification, on the accuracy and completeness of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by NHES or HBOC. With respect to the financial projections examined by us, we have assumed that they were reasonably prepared and reflected the best available estimates and good faith judgments of the management of NHES as to the future performance of NHES. We have neither made nor obtained an independent appraisal or valuation of any of NHES' assets. We have not reviewed any internal financial projections prepared by HBOC management as such projections have not been made available to us.

    Based upon and subject to the foregoing, we are of the opinion that the consideration to be received by NHES shareholders in the Transaction is fair, from a financial point of view, to NHES shareholders.

    This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Board of Directors of NHES in connection with its consideration of the Transaction and does not constitute a recommendation to any NHES shareholder as to how such shareholder should vote on the Transaction. Broadview Associates does not believe that any other person other than the Board of Directors of NHES has the legal right under state law to rely on this opinion, and, in the absence of any governing precedents, we would resist any assertion otherwise by any such person. This opinion may not be published or referred to, in whole or part, without our prior written permission, which shall not be unreasonably withheld. Broadview Associates hereby consents to references to and the inclusion of this opinion in its entirety in the Proxy Statement/Prospectus to be distributed to NHES shareholders in connection with the Transaction.

                                          Sincerely,

                                          Broadview Associates LLC

                                     PROXY
                   NATIONAL HEALTH ENHANCEMENT SYSTEMS, INC.
                     3200 NORTH CENTRAL AVENUE, SUITE 1700
                             PHOENIX, ARIZONA 85012
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Gregory J. Petras and Jeffrey T. Zywicki, and each of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent, and to vote as designated on the reverse side, all of the shares of Common Stock of National Health Enhancement Systems, Inc. ("National"), held of record by the undersigned on
            , 1997, at a Special Meeting of Stockholders to be held on
            , 1997, or any postponement or adjournment thereof upon the
following matter, as set forth in the Notice of said Meeting dated             ,
1997, a copy of which has been received by the undersigned.

1. APPROVAL OF AGREEMENT OF MERGER dated October 2, 1997, by and among National, HBO & Company and HBO & Company of Georgia.

    FOR        AGAINST      ABSTAIN
    / /          / /          / /

2. In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournments thereof.
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
                   SIGNATURE: __________________________________________ DATE __
                   SIGNATURE: __________________________________________ DATE __

                                     Please sign exactly as your name appears on this proxy. If the shares represented by this proxy are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership, please sign in partnership name by authorized person.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    HBO & Company's (the "Company") By-Laws (Article IX, Section 1) provide that every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under and pursuant to any procedure specified in the General Corporation Law of the State of Delaware, as amended from time to time, against all expenses, liabilities and losses (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right that may be enforced in any manner by such person. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or thereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under such article.

    Article IX, Section 2 of the Company's By-Laws provides that the Board of Directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

    With respect to indemnification of officers and directors, Section 145 of the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Under this provision of the Delaware General Corporation Law, the termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

    Furthermore, the Delaware General Corporation Law provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    In addition, the Delaware General Corporation Law enables a Delaware corporation to include in its certificate of incorporation a provision eliminating or limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of a director's fiduciary duty as a director. The statute provides, however, that liability for (a) breach of the director's duty of loyalty, (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (c) the unlawful purchase or redemption of stock or unlawful dividends or (d) transactions from which a director derived an improper personal benefit cannot be eliminated or limited in this manner. The Company's Certificate of Incorporation contains such provisions.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) Exhibits. The following exhibits are filed as part of this Registration Statement.

  EXHIBIT
  NUMBER                                                   DESCRIPTION
-----------  --------------------------------------------------------------------------------------------------------

         2   Agreement of Merger dated October 2, 1997 by and among HBO & Company, HBO & Company of Georgia and
             National Health Enhancement Systems, Inc. (included as Appendix A to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).

         5   Form of opinion of Jones, Day, Reavis & Pogue re legality.

         8   Form of opinion of Osborn Maledon, P.A. re tax matters.

      13.1   Annual Report on Form 10-KSB for the year ended January 31, 1997 of National Health Enhancement Systems,
             Inc. (filed on May 1, 1997 (File No. 333-9396-LA) and incorporated herein by reference).

      13.2   Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997 of National Health Enhancement
             Systems, Inc. (filed on September 12, 1997 (File No. 333-9396-LA) and incorporated herein by reference).

        23(a) Consent of Arthur Andersen LLP.

        23(b) Consent of Arthur Andersen LLP.

        23(c) Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).

        23(d) Consent of Osborn Maledon, P.A. (included in Exhibit 8).

        23(e) Consent of Broadview Associates LLC (included in Appendix B to the Proxy Statement/ Prospectus contained in Part I of this Registration Statement).

        24   Power of Attorney (included in signature page).

    The following exhibits filed with the Securities and Exchange Commission are incorporated by reference as shown below.

   EXHIBIT
   NUMBER                                                           DESCRIPTION
-------------             ------------------------------------------------------------------------------------------------

                          ON MAY 13, 1981, AS PART OF ITS REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NUMBER
                          2-72275):

          4(a)    --      Specimen forms of certificates for Common Stock of Registrant.

                          ON FEBRUARY 15, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 2-75987):

          4       --      HBO & Company 1981 Incentive Stock Option Plan, as amended.

                          ON FEBRUARY 22, 1991, AS PART OF ITS FORM 8-K:

          4       --      HBO & Company Rights Agreement.

                          ON MARCH 27, 1991, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-12051):

          4       --      HBO & Company 1986 Employee Nonqualified Stock Option Plan, as amended.

                          ON AUGUST 12, 1993, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-67300):

          4       --      HBO & Company 1993 Stock Option Plan for Nonemployee Directors.

                          ON JULY 20, 1994, AS PART OF THE FORM S-4 REGISTRATION STATEMENT DATED JULY 19, 1994, AS AMENDED
                          BY AMENDMENT NO. 1 TO FORM S-4 DATED AUGUST 10, 1994, AND FILED WITH THE COMMISSION ON AUGUST
                          11, 1994, AND FURTHER AMENDED BY AMENDMENT NO. 2 TO FORM S-4 DATED AUGUST 10, 1994, AND FILED
                          WITH THE COMMISSION AUGUST 11, 1994:

          3       --      Amended HBO & Company Bylaws.

                          ON AUGUST 17, 1994, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-82962):

          4       --      HBO & Company 1990 Executive Incentive Plan, as amended.

                          ON SEPTEMBER 15, 1994, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-84034):

          4       --      1986 Incentive Stock Option Plan of Serving Software, Inc.

                          ON MARCH 17, 1995, AS PART OF ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994:

          4       --      Chief Executive Officer Incentive Plan of HBO & Company.

                          ON MAY 9, 1995, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-59173):

          4       --      HBO & Company 1986 Nonqualified Stock Option Agreement, HBO & Company 1991 Nonqualified Stock
                          Option Agreement 1 and HBO & Company 1991 Nonqualified Stock Option Agreement 2.

                          ON OCTOBER 5, 1995, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 33-63213):

          4       --      1985 Employee Stock Option Plan of CliniCom Incorporated.

                          ON MAY 21, 1996, AS PART OF ITS FORM 8-K DATED MAY 21, 1996, AND FILED WITH THE COMMISSION ON
                          MAY 21, 1996:

          3(i)    --      HBO & Company Certificate of Incorporation, as amended.

                          ON AUGUST 22, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-10603):

   EXHIBIT
   NUMBER                                                           DESCRIPTION
-------------             ------------------------------------------------------------------------------------------------
          4       --      CyCare Systems, Inc. 1995 Long-term Incentive Plan (including the predecessor CyCare Systems,
                          Inc. Stock Option Plan).

                          ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17583):

          4(a)    --      GMIS Inc. Non-Qualified Stock Option Agreement Between GMIS Inc. and Josephine G. Kaple.

          4(b)    --      GMIS Inc. Non-Qualified Stock Option Agreement Between GMIS Inc. and Lawrence Keonig.

                          ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17551):

          4       --      GMIS Inc. 1991 Stock Option Plan.

                          ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17579):

          4       --      Gabreili Medical Information Systems, Inc. 1984 Stock Option Plan.

                          ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-17555):

          4       --      GMIS Inc. 1995 Stock Option Plan.

                          ON DECEMBER 10, 1996, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-10479):

          4       --      Gabreili Medical Information Systems, Inc. 1985 Non-Qualified Common Stock Option Plan.

                          ON JUNE 17, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-29365):

          4       --      AMISYS Managed Care System, Inc. Directors' Stock Option Plan.

                          ON JUNE 17, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-29367):

          4       --      AMISYS Managed Care System, Inc. 1994 Equity Incentive Plan.

                          ON JUNE 30, 1997, AS PART OF ITS FORM S-8 (REGISTRATION NUMBER 333-30373):

          4       --      Enterprise Systems, Inc. Long Term Incentive Plan

                  --      (b) Financial Statement Schedules.

    No financial statement schedules are required to be filed herewith.

    (c) The opinion of Broadview Associates LLC is included as Appendix B to the Proxy Statement/ Prospectus contained in Part I of this Registration Statement.

ITEM 22. UNDERTAKINGS.

    (a) (i) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (ii) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (iii) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, in the State of Georgia, on the 3rd day of November, 1997.

                                HBO & COMPANY

                                By:            /s/ CHARLES W. MCCALL
                                     -----------------------------------------
                                                 Charles W. McCall
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles W. McCall and Jay P. Gilbertson, jointly and severally, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Director, President and
    /s/ CHARLES W. MCCALL         Chief Executive Officer
------------------------------    (Principal Executive       November 3, 1997
     (Charles W. McCall)          Officer)

                                Executive Vice President,
                                  Chief Financial Officer,
                                  Principal Accounting
    /s/ JAY P. GILBERTSON         Officer, Treasurer and
------------------------------    Secretary (Principal       November 3, 1997
     (Jay P. Gilbertson)          Financial Officer and
                                  Principal Accounting
                                  Officer)

  /s/ HOLCOMBE T. GREEN, JR.
------------------------------  Chairman of the Board of     November 3, 1997
   (Holcombe T. Green, Jr.)       Directors

          SIGNATURES                      TITLE                    DATE
------------------------------  --------------------------  -------------------

   /s/ ALFRED C. ECKERT III
------------------------------  Director                     November 3, 1997
    (Alfred C. Eckert III)

   /s/ PHILIP A. INCARNATI
------------------------------  Director                     November 3, 1997
    (Philip A. Incarnati)

    /s/ ALTON F. IRBY III
------------------------------  Director                     November 3, 1997
     (Alton F. Irby III)

      /s/ GERALD E. MAYO
------------------------------  Director                     November 3, 1997
       (Gerald E. Mayo)

     /s/ JAMES V. NAPIER
------------------------------  Director                     November 3, 1997
      (James V. Napier)

   /s/ DONALD C. WEGMILLER
------------------------------  Director                     November 3, 1997
    (Donald C. Wegmiller)

                               INDEX TO EXHIBITS

EXHIBITS                                                                                                    PAGE
---------                                                                                                 ---------

 2         Agreement of Merger dated October 2, 1997 by and among HBO & Company, HBO & Company of
             Georgia and National Health Enhancement Systems, Inc. (included as Appendix A to the Proxy
             Statement/Prospectus contained in Part I of this Registration Statement).

 5         Form of opinion of Jones, Day, Reavis & Pogue re legality.

 8         Form of opinion of Osborn Maledon, P.A. re tax matters.

13.1       Annual Report on Form 10-KSB for the year ended January 31, 1997 of National Health
             Enhancement Systems, Inc. (filed on May 1, 1997 (File No. 333-9396-LA) and incorporated herein by reference).

13.2       Quarterly Report on Form 10-QSB for the quarter ended July 31, 1997 of National Health
             Enhancement Systems, Inc. (filed on September 12, 1997 (File No. 333-9396-LA) and incorporated herein by reference).

23(a)      Consent of Arthur Andersen LLP.

23(b)      Consent of Arthur Andersen LLP.

23(c)      Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5).

23(d)      Consent of Osborn Maledon, P.A. (included in Exhibit 8).

23(e)      Consent of Broadview Associates LLC (included in Appendix B to the Proxy Statement/Prospectus contained in Part I of this Registration Statement).

24         Power of Attorney (included in signature page).